     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1996

                                                      REGISTRATION NO. 333-3362
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             BAYCORP HOLDINGS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------


             DELAWARE                            4911                           02-0488443
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

      COCHECO FALLS MILLWORKS, 100 MAIN STREET, DOVER, NEW HAMPSHIRE 03820
                                 (603) 742-3388
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                         JOHN A. TILLINGHAST, PRESIDENT
                             BAYCORP HOLDINGS, LTD.
                            COCHECO FALLS MILLWORKS
                                100 MAIN STREET
                           DOVER, NEW HAMPSHIRE 03820
                                 (603) 742-3388
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPIES TO:
                             DAVID E. REDLICK, ESQ
                                 HALE AND DORR
                                60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Merger described herein.

     If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



===============================================================================

                             BAYCORP HOLDINGS, LTD.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

ITEM NUMBER                                              LOCATIONS IN PROXY STATEMENT/PROSPECTUS
- -----------                                              ---------------------------------------
INFORMATION ABOUT THE TRANSACTION
 1.     Forepart of Registration Statement and Outside
        Front Cover Page of Prospectus.................  Cover Page of Registration Statement;
                                                         Cross Reference Sheet; Outside Front
                                                         Cover Page of Proxy
                                                         Statement/Prospectus
 2.     Inside Front and Outside Back Cover Pages of
        Prospectus.....................................  Inside Front Cover Page of Proxy
                                                         Statement/Prospectus; Available
                                                         Information; Table of Contents
 3.     Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information..................  Summary; Selected Financial Data; Risk
                                                         Factors
 4.     Terms of the Transaction.......................  Summary; The Merger; Comparison of
                                                         Stockholder Rights
 5.     Pro Formal Financial Information...............  Selected Financial Data; Financial
                                                         Statements
 6.     Material Contracts with the Company Being
        Acquired.......................................  The Merger
 7.     Additional Information Required for Reoffering
        By Persons and Parties Deemed to be
        Underwriters...................................  *
 8.     Interests of Named Experts and Counsel.........  *
 9.     Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities....................................  *
INFORMATION ABOUT THE REGISTRANT
10.     Information with Respect to S-3 Registrants....  *
11.     Incorporation of Certain Information By
        Reference......................................  *
12.     Information with Respect to S-2 or S-3
        Registrants....................................  *
13.     Incorporation of Certain Information by
        Reference......................................  *
14.     Information with Respect to Registrants Other
        than S-3 or S-2 Registrations..................  Description of Holding Company
INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.     Information with Respect to S-3 Companies......  *
16.     Information with Respect to S-2 or S-3
        Companies......................................  *
17.     Information with Respect to Companies Other
        Than S-3 or S-2 Companies......................  Available Information; Summary;
                                                         Selected Financial Data
VOTING AND MANAGEMENT INFORMATION
18.     Information if Proxies, Consents or
        Authorizations are to be Solicited.............  Outside Front Cover Page of Joint Proxy
                                                         Statement/Prospectus; Available
                                                         Information; Summary; The Special
                                                         Meeting; The Merger; Comparison of
                                                         Stockholder Rights
19.     Information if Proxies, Consents or
        Authorizations are not to be Solicited or in an
        Exchange Offer.................................  *

- ---------------

* Inapplicable


                          GREAT BAY POWER CORPORATION
                            COCHECO FALLS MILLWORKS
                                100 MAIN STREET
                           DOVER, NEW HAMPSHIRE 03820

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 2, 1996


To the Shareholders of Great Bay Power Corporation:


     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Great Bay Power Corporation, a New Hampshire corporation ("Great Bay"), will be held on Tuesday, July 2, 1996 at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, beginning at 10:00 a.m., local time, for the following purposes:


     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of May 28, 1996 (the "Merger Agreement") by and among Great Bay, BayCorp Holdings, Ltd. ("Holding Company"), a newly-formed Delaware corporation that is currently a wholly-owned subsidiary of Great Bay, and GB Transitory Subsidiary, Inc., a wholly-owned subsidiary of Holding Company (the "Transitory Subsidiary"), pursuant to which, among other things, (a) Transitory Subsidiary will be merged with and into Great Bay (the "Merger"), (b) except for shares of Great Bay Common Stock, $.01 par value per share ("Great Bay Common Stock") which are held by Great Bay shareholders who properly exercise their dissenters' rights under New Hampshire law, each outstanding share of Great Bay Common Stock will be converted into the right to receive one share of common stock, $.01 par value per share, of Holding Company ("Holding Company Common Stock"), (c) Great Bay will become a wholly-owned subsidiary of Holding Company, and (d) each holder of options to purchase shares of Great Bay Common Stock issued by Great Bay pursuant to Great Bay's 1995 Stock Option Plan (the "Great Bay Stock Option Plan") whether vested or unvested ("Great Bay Options"), will be granted substitute options to purchase an equal number of shares of Holding Company Common Stock pursuant to Holding Company's 1996 Stock Option Plan (the "Holding Company Stock Option Plan") on the same terms and conditions and at the same exercise price per share as presently provided for by the Great Bay Options. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE MERGER AGREEMENT, THE FORM OF WHICH IS ATTACHED AS ANNEX I TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.


     2. To approve Holding Company's 1996 Stock Option Plan, a copy of which is attached as Annex III to the accompanying Proxy Statement/Prospectus. Holding Company's 1996 Stock Option Plan only will be implemented if the Merger is consummated.


     3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only holders of record of shares of Great Bay Common Stock at the close of business on May 3, 1996, the record date for the Special Meeting (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     The affirmative vote of the holders of a majority of the outstanding shares of Great Bay Common Stock is necessary to approve the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Great Bay Common Stock present or represented at the Special Meeting is required for the approval of Holding Company's 1996 Stock Option Plan.

        Holders of Great Bay Common Stock are entitled to assert dissenters' rights under Sections 293-A:13.01-13.31 of the New Hampshire Business Corporation Act with respect to the proposed Merger and, subject to the consummation of the Merger, to receive the "fair value" of their shares in cash by complying with the procedures set forth in Sections 293-A:13.20-13.28 of the New Hampshire Business Corporation Act. Unless waived by Great Bay, it is a condition to the Merger that the number of shares of Great Bay Common Stock held by shareholders of Great Bay who properly exercise their dissenters' rights shall not exceed 20,000 shares as of the effective date of the Merger. A description of dissenters' rights under New Hampshire law is included in the accompanying Proxy Statement/Prospectus and a copy of the relevant text of the New Hampshire Business Corporation Act is attached as Annex II to the accompanying Proxy Statement/Prospectus.

                                        By Order of the Board of Directors

                                        FRANK W. GETMAN JR.
                                        Secretary


June 12, 1996


     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

     PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

                                PRELIMINARY COPY


                   SUBJECT TO COMPLETION, DATED JUNE 10, 1996


                           PROXY STATEMENT/PROSPECTUS
                          ---------------------------

                                   PROSPECTUS

                         FOR SHARES OF COMMON STOCK OF
                             BAYCORP HOLDINGS, LTD.
                          ---------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                          GREAT BAY POWER CORPORATION

                           TO BE HELD ON JULY 2, 1996


     This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of GB Transitory Subsidiary, Inc., a New Hampshire corporation ("Transitory Subsidiary"), which is a wholly-owned subsidiary of BayCorp Holdings, Ltd., a Delaware corporation ("Holding Company"), with and into Great Bay Power Corporation, a New Hampshire corporation ("Great Bay"), pursuant to an Agreement and Plan of Merger dated as of May 28, 1996 (the "Merger Agreement"), the form of which is attached as Annex I hereto. As a result of the Merger, (i) Transitory Subsidiary will be merged with and into Great Bay, (ii) except for shares of Great Bay's common stock, $.01 par value per share ("Great Bay Common Stock"), which are held by Great Bay shareholders who properly exercise their dissenters' rights under New Hampshire law ("Dissenting Shares"), each outstanding share of Great Bay Common Stock will be converted into the right to receive one share of common stock, $.01 par value per share, of Holding Company ("Holding Company Common Stock"), (iii) Great Bay will become a wholly-owned subsidiary of Holding Company, and (iv) each holder of options to purchase shares of Great Bay Common Stock issued by Great Bay pursuant to its 1995 Stock Option Plan (the "Great Bay Stock Option Plan"), whether vested or unvested ("Great Bay Options"), will be granted substitute options to purchase an equal number of shares of Holding Company Common Stock pursuant to Holding Company's 1996 Stock Option Plan (the "Holding Company Stock Option Plan") on the same terms and conditions and at the same exercise price per share as presently provided for by the Great Bay Options. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan, and the Great Bay Stock Option Plan will be terminated if the Merger is consummated.

     This Proxy Statement/Prospectus serves as a Prospectus of Holding Company with respect to up to 8,439,948 shares of Holding Company Common Stock to be issued in the proposed Merger. Each person who controls or who is under common control with Great Bay at the time the Merger is submitted for a vote of the Great Bay shareholders may, in connection with any distribution of the Holding Company Common Stock received in the Merger, be deemed to be "affiliates" of Great Bay and thus "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such stock is sold pursuant to paragraph (d) of Rule 145 promulgated under the Securities Act, pursuant to an effective registration statement filed under the Securities Act with respect to such sales or pursuant to another applicable exemption therefrom. This Proxy Statement/Prospectus does not cover any resales of the Holding Company Common Stock received by such Great Bay shareholders upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale. See "The Merger -- Restrictions on Resale of Holding Company Common Stock Received in the Merger; Affiliates."

     This Proxy Statement/Prospectus also serves as the proxy statement in connection with the solicitation of proxies by the Board of Directors of Great Bay (the "Great Bay Board") for use at the special meeting of Great Bay shareholders (the "Special Meeting") to be held for the purpose of approving the proposed Merger and the Holding Company Stock Option Plan.

     All information contained in this Proxy Statement/Prospectus relating to Great Bay, Holding Company and Transitory Subsidiary has been supplied by Great Bay.

     Great Bay Common Stock is quoted on the Nasdaq National Market under the symbol "GBPW." On May 23, 1996, the last reported sale price for a share of Great Bay Common Stock on the Nasdaq National Market was $7.875. Great Bay currently is the sole shareholder of Holding Company, and Holding Company Common Stock is not currently, and has never previously been, traded on any established public market. Subject to the consummation of the Merger, the Holding Company Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "GBPW."
                          ---------------------------

     ANY INVESTMENT IN THE SHARES OF HOLDING COMPANY COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OF HOLDING COMPANY COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" ON PAGES 9 TO 12.
                          ---------------------------

     THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON
              THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                          ---------------------------

     UNTIL                , 1996 (25 DAYS AFTER THE DATE OF THIS PROXY
STATEMENT/PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE HOLDING COMPANY COMMON STOCK MAY BE REQUIRED TO DELIVER A PROSPECTUS.


     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Great Bay on or about June 12, 1996.


        The date of this Proxy Statement/Prospectus is           , 1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    1
SUMMARY...............................................................................    2
  The Companies.......................................................................    2
  Recommendation of the Great Bay Board...............................................    2
  The Special Meeting.................................................................    3
  The Merger..........................................................................    3
  The Holding Company Stock Option Plan...............................................    6
SELECTED FINANCIAL DATA OF GREAT BAY..................................................    7
GREAT BAY COMMON STOCK MARKET PRICE INFORMATION.......................................    8
RISK FACTORS..........................................................................    9
THE SPECIAL MEETING...................................................................   13
  General.............................................................................   13
  Matters to be Considered at the Special Meeting; Recommendation of the Great Bay
     Board............................................................................   13
  Record Date; Shares Entitled to Vote................................................   13
  Quorum; Required Vote...............................................................   13
  Voting and Revocation of Proxies....................................................   14
  Solicitation of Proxies.............................................................   14
- -- PROPOSAL ONE --
THE MERGER............................................................................   15
  Reasons for the Merger; Recommendation of Great Bay Board...........................   15
  Effective Date of the Merger........................................................   15
  Structure and Terms of the Merger...................................................   15
  Employment Agreements to be Assumed by Holding Company..............................   16
  Substitution of Great Bay Stock Options.............................................   16
  Assumption of the PECO Warrant......................................................   16
  Assumption of Facility Lease........................................................   16
  Procedure for Exchange of Certificates..............................................   16
  Management and Operation After the Merger...........................................   16
  Conditions to Consummation of the Merger; Amendment or Termination of the Merger
     Agreement........................................................................   17
  Regulatory Approvals................................................................   17
  Accounting Treatment................................................................   17
  Certain Federal Income Tax Consequences.............................................   17
  Restrictions on Resale of Holding Company Common Stock Received in the Merger;
     Affiliates.......................................................................   18
RIGHTS OF DISSENTING SHAREHOLDERS.....................................................   19
INFORMATION CONCERNING GREAT BAY......................................................   21
  Business............................................................................   21
  Properties..........................................................................   29
  Employees...........................................................................   29
  Legal Proceedings...................................................................   29
  Certain Transactions................................................................   29
  Management's Discussion and Analysis of Financial Condition and Results of
     Operations.......................................................................   30
  Management..........................................................................   34
  Security Ownership of Certain Beneficial Owners and Management of Great Bay.........   38
  Relationship Between Holding Company and Great Bay..................................   40
DESCRIPTION OF HOLDING COMPANY........................................................   41
DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK..........................................   41
  General.............................................................................   41
  Holding Company Common Stock........................................................   41
  Transfer Agent and Registrar........................................................   42
  Holding Company Preferred Stock.....................................................   42
  Registration Rights.................................................................   42

                                                                                        PAGE
                                                                                        ----
COMPARISON OF STOCKHOLDER RIGHTS......................................................   43
  Authorized Capital Stock............................................................   43
  Preemptive Rights...................................................................   44
  Voting Rights.......................................................................   44
  Actions by Stockholders Without a Meeting...........................................   44
  Dividends or Other Distributions....................................................   44
  Number and Qualification of Directors; Size of Board................................   45
  Cumulative Voting...................................................................   45
  Removal of Directors................................................................   45
  Special Meeting of Stockholders.....................................................   45
  Amendment of Certificate of Incorporation and By-Laws...............................   46
  Director's Liability and Indemnification............................................   47
  Anti-Takeover Statutes..............................................................   47
  Sale of Assets......................................................................   48
  Appraisal Rights....................................................................   48
- -- PROPOSAL TWO --
THE HOLDING COMPANY STOCK OPTION PLAN.................................................   49
STOCKHOLDER PROPOSALS.................................................................   54
LEGAL MATTERS.........................................................................   54
EXPERTS...............................................................................   54
GLOSSARY OF CERTAIN DEFINED TERMS.....................................................   55
INDEX TO GREAT BAY FINANCIAL STATEMENTS...............................................  F-1
ANNEX I    AGREEMENT AND PLAN OF MERGER...............................................  A-1
ANNEX II   SECTIONS 293-A:13.01-13.31 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT...  B-1
ANNEX III  HOLDING COMPANY 1996 STOCK OPTION PLAN.....................................  C-1

                             AVAILABLE INFORMATION

     Great Bay is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Great Bay with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

     Holding Company has filed with the Commission a Registration Statement (which terms will include all amendments, exhibits and schedules thereto) on Form S-4 (the "Registration Statement") under the Securities Act with respect to up to 8,439,948 shares of Holding Company Common Stock to be issued upon the consummation of the Merger. This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance that reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement is qualified in its entirety by such reference.
                          ---------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREAT BAY, HOLDING COMPANY OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER WILL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREAT BAY, TRANSITORY SUBSIDIARY OR HOLDING COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                          ---------------------------

     NOTICE TO NEW HAMPSHIRE RESIDENTS: Neither the fact that a registration statement or an application for a license has been filed with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any documents filed under RSA 421-B of the New Hampshire Uniform Securities Act is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus and the documents incorporated herein by reference. A glossary of certain defined terms used in this Proxy Statement/Prospectus appears under the heading "Glossary of Certain Defined Terms." Shareholders are urged to read this Proxy Statement/Prospectus and the Annexes attached hereto in their entirety. See "Risk Factors."

THE COMPANIES

     Great Bay Power Corporation. Great Bay is a public utility whose principal asset is a 12.1% joint ownership interest in Seabrook Nuclear Power Project in Seabrook, New Hampshire (the "Seabrook Project"). Great Bay was incorporated in New Hampshire in 1986 and was formerly known as EUA Power Corporation. Great Bay sells its share of the electricity output of the Seabrook Project in the wholesale electricity market, primarily in the Northeast United States. Great Bay does not have operational responsibility for the Seabrook Project. Great Bay's share of the Seabrook Project capacity is approximately 140 megawatts ("MW"). Great Bay currently sells all but 10 MW of its share of the Seabrook Project capacity in the Short-Term Market (as defined in the "Glossary of Certain Defined Terms," below). See "Information Concerning Great Bay -- Business -- Power Purchase Agreements."

     Great Bay filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire on February 28, 1991. It conducted its business as a Debtor in Possession until November 23, 1994, at which time it emerged from Chapter 11.

     BayCorp Holdings, Ltd. Holding Company is a newly formed Delaware corporation and currently is a wholly-owned subsidiary of Great Bay and thus is controlled by Great Bay. Holding Company currently is engaged in no business activities other than in connection with the proposed Merger described herein. If the Merger is consummated, Holding Company will be the sole shareholder of Great Bay.

     GB Transitory Subsidiary, Inc. Transitory Subsidiary is a newly formed New Hampshire corporation and a wholly-owned subsidiary of Holding Company. Transitory Subsidiary was formed specifically for the purpose of effecting the transactions contemplated by the Merger Agreement. Transitory Subsidiary currently is engaged in no business activities other than in connection with the proposed Merger described herein. Subject to the consummation of the Merger, Transitory Subsidiary will be merged with and into Great Bay. Upon completion of the Merger, Transitory Subsidiary will cease to exist and Great Bay will be the surviving corporation.

     The principal executive offices of Great Bay, Holding Company and Transitory Subsidiary are located at Cocheco Falls Millworks, 100 Main Street, Dover, New Hampshire 03820 and the telephone number is (603) 433-8822.

     The Holding Company Stock Option Plan. Pursuant to the Merger Agreement, Holding Company will adopt the Holding Company Stock Option Plan. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan, and the Great Bay Stock Option Plan will be terminated if the Merger is consummated.

RECOMMENDATIONS OF THE GREAT BAY BOARD

     The Great Bay Board has determined that the Merger is in the best interests of Great Bay and its shareholders because the Great Bay Board believes that attractive opportunities may exist to enter new businesses or acquire existing businesses, both in energy related fields and in unrelated fields, certain of which Great Bay may be prohibited from entering because of its status as an exempt wholesale generator ("EWG"). Accordingly, the Great Bay Board has unanimously adopted, subject to shareholder approval, the Merger Agreement and recommends that the shareholders vote FOR approval of the Merger Agreement. In addition, in connection with the Merger, the Great Bay Board and the Holding Company Board of Directors (the "Holding Company Board") unanimously adopted, subject to shareholder approval, the Holding Company Stock Option Plan and recommends that the shareholders vote FOR approval of the Holding Company Stock

Option Plan. For a description of the reasons for the Merger, see "The Merger -- Reasons for the Merger; Recommendation of Great Bay Board."

THE SPECIAL MEETING


     Date, Time and Place of the Special Meeting. The Special Meeting of shareholders of Great Bay will be held on Tuesday, July 2, 1996 at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, beginning at 10:00 a.m., local time.


     Matters to be Considered at the Special Meeting. At the Special Meeting, the shareholders of Great Bay will be asked to approve the Merger Agreement and the Holding Company Stock Option Plan.

     Record Date; Shares Entitled to Vote. Only holders of record of shares of Great Bay Common Stock at the close of business on May 3, 1996, the record date for the Special Meeting (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting with respect to the approval of the Merger Agreement.

     Quorum; Required Vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Great Bay Common Stock entitled to vote at the Special Meeting will be necessary to constitute a quorum for the transaction of business. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Great Bay Common Stock. Approval of the Holding Company Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Great Bay Common Stock present or represented at the Special Meeting.

     Ownership of Securities. As of the Record Date, there were outstanding and entitled to vote 7,999,948 shares of Great Bay Common Stock. Accordingly, the Merger will be approved if the holders of 3,999,975 shares of Great Bay Common Stock approve the Merger Agreement. As of the Record Date, Great Bay's directors, executive officers, certain entities affiliated with Great Bay's directors and executive officers and the Elliott Group (as defined in "Security Ownership of Certain Beneficial Owners and Management of Great Bay" below) in the aggregate held, directly or indirectly, 4,453,030 shares of Great Bay Common Stock, or approximately 55.7% of the shares of Great Bay Common Stock outstanding as of such date. Each of the directors and executive officers of Great Bay and the members of the Elliott Group have indicated that they and their affiliates intend to vote their shares of Great Bay Common Stock for approval of the Merger Agreement, ensuring the approval of the Merger Agreement by the Great Bay shareholders without regard to the votes of any other Great Bay shareholders.

     In addition, as of the Record Date, (i) options to purchase 375,000 shares of Great Bay Common Stock and (ii) a warrant to purchase 420,000 shares of Great Bay Common Stock (the "PECO Warrant") were outstanding. As of the Record Date, 200,000 of such options were exercisable and the PECO Warrant was exercisable in full.

     Rights of Dissenting Shareholders. Holders of Great Bay Common Stock are entitled to assert dissenters' rights under Sections 293-A:13.01-13.31 of the New Hampshire Revised Business Corporation Act (the "New Hampshire Law") with respect to the proposed Merger and, subject to the consummation of the Merger, to receive the "fair value" of their shares in cash by complying with the procedures set forth in Sections 293-A:13.20-13.28 of the New Hampshire Law. Unless waived by Great Bay, it is a condition to the Merger that the number of shares of Great Bay Common Stock held by shareholders of Great Bay who properly exercise their dissenters' rights shall not exceed 20,000 shares as of the effective date of the Merger. See "Rights of Dissenting Shareholders" and the text of Sections 293-A:13.01-13.31 of the New Hampshire Law, a copy of which is attached as Annex II hereto.

THE MERGER

     Effective Date. The Merger will become effective upon the date of filing (the "Effective Date") of Articles of Merger with respect to the Merger of Transitory Subsidiary with and into Great Bay (the "Articles of Merger"), as described in the Merger Agreement, with the Secretary of State of the State of New Hampshire pursuant to Section 293-A:11.05 of the New Hampshire Law. Subject to the satisfaction of other conditions set forth in the Merger Agreement and the receipt of all Merger Regulatory Approvals (as defined below), it is anticipated that the Articles of Merger will be filed as promptly as practicable following the

- -------------------------------------------------------------------------------
approval of the Merger Agreement by holders of the requisite number of shares of Great Bay Common Stock. See "The Merger -- Effective Date of the Merger."

     General Terms of the Merger. Pursuant to the Merger Agreement, at the Effective Date (i) Transitory Subsidiary will be merged with and into Great Bay,
(ii) except for Dissenting Shares, each share of Great Bay Common Stock outstanding immediately prior to the effectiveness of the Merger will be converted into the right to receive one share of Holding Company Common Stock,
(iii) Great Bay will become a wholly-owned subsidiary of Holding Company, and
(iv) each holder of Great Bay Options will be granted substitute options to purchase shares of Holding Company Common Stock pursuant to the Holding Company Stock Option Plan on the same terms and conditions and at the same exercise price per share as presently provided for by the Great Bay Options. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan and the Great Bay Stock Option Plan will be terminated if the Merger is consummated. See "Rights of Dissenting Shareholders," "The Merger -- Structure and Terms of the Merger" and "The Holding Company Stock Option Plan."

     Conversion of Shares. If the Merger is consummated, at the Effective Date, each outstanding share of Great Bay Common Stock, except for Dissenting Shares, will be converted into the right to receive one share of Holding Company Common Stock. See "Description of Holding Company Capital Stock."

     Comparative Rights of Shareholders of Great Bay and Holding Company. If the Merger is consummated, at the Effective Date, holders of Great Bay Common Stock, except for holders of Dissenting Shares, will become holders of Holding Company Common Stock. As a result, the rights of such shareholders, which are presently governed by the New Hampshire Law, the Restated Articles of Incorporation of Great Bay (the "Great Bay Articles") and the Amended and Restated By-Laws of Great Bay (the "Great Bay By-Laws") will be governed by the Delaware General Corporation Law (the "Delaware Law"), the Certificate of Incorporation of Holding Company (the "Holding Company Certificate") and the By-Laws of Holding Company (the "Holding Company By-Laws"). Certain differences in the rights of such shareholders will arise as a result of this change in governing law as well as from distinctions between the Articles of Incorporation and By-Laws of Great Bay and the Certificate of Incorporation and By-Laws of Holding Company. See "The Merger -- Reasons for the Merger; Recommendation of Great Bay Board" and "Comparison of Stockholder Rights."

     Reasons for the Merger. The Great Bay Board believes that attractive opportunities may exist to enter new businesses or acquire existing businesses, both in energy related fields and in unrelated fields. Great Bay currently has no understandings, agreements or commitments for any acquisition. The Great Bay Board believes that it is advisable to restructure Great Bay as a subsidiary of Holding Company because Holding Company would be able to engage in business activities, through subsidiaries other than Great Bay, which Great Bay is currently prohibited from engaging in because of Great Bay's status as an Exempt Wholesale Generator ("EWG") under the Public Utility Holding Company Act of 1935, as amended (the "PUHCA").

     As an EWG, Great Bay is limited to the generation and sale of electricity from the Seabrook Project in the wholesale electricity market and activities incidental thereto. Holding Company will be able to engage in other business activities which may be related or unrelated to those of Great Bay. Great Bay is also subject to regulation by the New Hampshire Public Utilities Commission (the "NHPUC") as a New Hampshire public utility. Any financing transaction, except the issuance of short term debt for up to 10% of the value of Great Bay's net fixed assets, or issuance of securities by Great Bay, among other transactions, is subject to approval by the NHPUC. Following the consummation of the Merger, New Hampshire public utilities laws would not directly regulate the activities of Holding Company.

     The Great Bay Board also anticipates that the establishment of a holding company structure may help insulate Holding Company and each of its subsidiaries from the liabilities of the others. In addition, Holding Company is governed by Delaware corporate law, which is better developed (in terms of judicial interpretation and precedents) and is more widely known and understood by potential investors and other parties likely to have business dealings with Holding Company than New Hampshire corporate law which governs Great Bay. See "The Merger -- Reasons for the Merger; Recommendation of Great Bay Board."

     Management and Operation After the Merger.  The persons who are officers and directors of Great Bay immediately prior to the Effective Date will, after the Effective Date, be the officers and directors of Holding
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
Company and of Great Bay, without change, until their successors have been duly elected or appointed and qualified.

     Required Regulatory and Other Approvals. The consummation of the Merger is subject to approval by the NHPUC and the Federal Energy Regulatory Commission ("FERC") and to consent by the Nuclear Regulatory Commission (the "NRC") (collectively the "Merger Regulatory Approvals"). Great Bay and Holding Company have filed applications with the NHPUC, the FERC and the NRC seeking such approval of and consent to the Merger. See "The Merger -- Regulatory Approvals."

     Services Agreement. On the Effective Date, Holding Company and Great Bay will enter into a Management and Administrative Services Agreement (the "Services Agreement") pursuant to which the Holding Company will provide to Great Bay a full range of management services, including general management and administration, accounting and bookkeeping, budgeting and regulatory compliance. Great Bay will pay Holding Company a monthly fee of $120,000 in consideration of such services. The Services Agreement will have a one-year term and will provide for automatic one-year renewals. The monthly fee for subsequent renewal terms will be determined by agreement of Great Bay and Holding Company. See "Information Concerning Great Bay -- Relationship Between Holding Company and Great Bay."

     Conditions to Consummation of the Merger. The consummation of the Merger is conditioned upon, among other things, obtaining requisite shareholder and regulatory approvals, approval for quotation on the Nasdaq National Market of the Holding Company Common Stock to be issued pursuant to the Merger, the absence of any injunction prohibiting consummation of the Merger, the effectiveness of the Registration Statement and the receipt of certain legal opinions with respect to tax matters. In addition, unless waived by Great Bay, the number of Dissenting Shares will not exceed 20,000 shares of Great Bay Common Stock as of the Effective Date. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger -- Conditions to the Consummation of the Merger; Amendment or Termination of the Merger Agreement."

     Termination of the Merger Agreement. At any time before the Effective Date, notwithstanding approval by the shareholders of Great Bay, the Merger Agreement may be terminated by action of the Board of Directors of Great Bay. See "The Merger -- Conditions to the Consummation of the Merger; Amendment or Termination of the Merger Agreement."

     Restrictions on Resale of Holding Company Common Stock Received in the Merger; Affiliates. The Registration Statement and this Proxy Statement/Prospectus do not relate to or cover the resale after the Effective Date of shares of Holding Company Common Stock issued to shareholders of Great Bay in the Merger who may be deemed to be "affiliates" of Great Bay and thus "underwriters" within the meaning of Rule 145 under the Securities Act, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale. Such securities may not be publicly reoffered or resold by such persons except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom. See "The Merger -- Restrictions on Resale of Holding Company Common Stock Received in the Merger; Affiliates."

     Accounting Treatment. The Merger will be accounted for as a "pooling of interests of entities under common control" for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment."

     Certain Federal Income Tax Consequences. The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code") with respect to Great Bay shareholders who receive shares of Holding Company Common Stock pursuant to the Merger Agreement. Neither Great Bay nor Holding Company intends to request a ruling from the Internal Revenue Service with respect to the Merger. Hale and Dorr, counsel to Great Bay, will render an opinion to the effect that, under present United States federal income tax law: (i) no gain or loss will be recognized by shareholders of Great Bay upon the conversion of their shares of Great Bay Common Stock solely into shares of Holding Company Common Stock pursuant to the terms of the Merger; (ii) the tax basis of the shares of Holding Company Common Stock into which shares of Great Bay Common Stock are converted pursuant to the Merger will be the same as the basis of such shares of Great Bay Common Stock; and (iii) the holding period for shares of Holding Company Common Stock into which shares of Great Bay Common Stock are converted pursuant to the Merger will include the period that such shares of Great Bay Common Stock were held by the holder,

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
provided that such shares were held as capital assets on the Effective Date of the Merger. See "The Merger -- Certain Federal Income Tax Consequences." Holders of Great Bay Common Stock are urged to consult with their tax advisors to determine the particular tax consequences of the Merger to them.

     Substitution of Great Bay Stock Options. If the Merger is consummated, at the Effective Date, each holder of a Great Bay Option under the Great Bay Stock Option Plan will be granted substitute options by Holding Company under Holding Company's 1996 Stock Option Plan (the "Holding Company Stock Option Plan") to purchase an equal number of shares of Holding Company Common Stock on the same terms and conditions and at the same exercise price per share. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan and the Great Bay Stock Option Plan will be terminated if the Merger is consummated. See "The Holding Company Stock Option Plan" and "The Merger -- Substitution of Great Bay Stock Options."

     Assumption of the PECO Warrant. If the Merger is consummated, at the Effective Date, the PECO Warrant will be assumed by Holding Company and will automatically become a warrant representing the right to acquire an equal number of shares of Holding Company Common Stock on the same terms and conditions and price per share. See "The Merger -- Assumption of the PECO Warrant."

     Procedure for Exchange of Certificates. Subject to the consummation of the Merger, Holding Company will mail a letter of transmittal with instructions to all holders of record of Great Bay Common Stock immediately prior to the Merger, for use in surrendering their stock certificates in exchange for certificates representing shares of Holding Company Common Stock. Certificates should not be surrendered until the letter of transmittal is received. See "The Merger -- Procedure for Exchange of Certificates."

THE HOLDING COMPANY STOCK OPTION PLAN

     Terms of the Holding Company Stock Option Plan. The Holding Company Board unanimously adopted, subject to stockholder approval, the Holding Company Stock Option Plan at its meeting on April 16, 1996. Under the terms of the Holding Company Stock Option Plan, Holding Company is authorized to grant options ("Holding Company Options") to purchase up to 600,000 shares of Common Stock to employees, officers or directors of, and consultants and advisors to, the
Company and its subsidiaries. Holding Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") or nonstatutory options not intended to qualify as incentive stock options. The purpose of the Holding Company Stock Option Plan is to ensure that Holding Company may continue to attract and retain key employees, officers, directors, consultants and advisors who are expected to contribute to Holding Company's growth and success. The text of the Holding Company Stock Option Plan is attached as Annex III to this Proxy Statement/Prospectus. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan and will replace the Great Bay Stock Option Plan at the Effective Date and it is intended that the Great Bay Options will be replaced by Holding Company Options.
- -------------------------------------------------------------------------------

                      SELECTED FINANCIAL DATA OF GREAT BAY

     The following table sets forth selected financial data and other operating information of Great Bay. The selected financial data presented below for periods subsequent to November 23, 1994 give effect to the consummation of Great
Bay's Fifth Amended Plan of Reorganization dated February 11, 1994, as amended by a First Amendment dated September 9, 1994 (the "Amended Bankruptcy Plan") of the predecessor of Great Bay and to the adoption of fresh start reporting by Great Bay as of that date in accordance with the American Institute of Certified
Public Accountants' Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, periods prior to November 23, 1994 have been designated "Predecessor Company" or the "Predecessor" and periods subsequent to November 23, 1994 have been designated
"Reorganized Company" or the "Company". Selected balance sheet and statement of income (loss) data of the Predecessor Company periods are not comparable to those of the Reorganized Company periods and a line has been drawn in the tables to separate the Predecessor financial data from the Company financial data.

     The following data presents (i) selected financial data of the Reorganized
Company as of and for the three month periods ended March 31, 1996 and March 31, 1995, for the year ended December 31, 1995, as of December 31, 1994 and for the period from November 24, 1994 to December 31, 1994 and (ii) selected financial data of the Predecessor Company for the period from January 1, 1994 to November
23, 1994, as of December 31, 1991, December 31, 1992 and December 31, 1993 and for each of the three years in the period ended December 31, 1993. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1996.
The information below should be read in conjunction with the "Information
Concerning Great Bay -- Management's Discussion and Analysis of Financial
Condition and Results of Operations" and Great Bay financial statements, including the notes thereto, contained elsewhere in this Proxy
Statement/Prospectus.

                      SELECTED FINANCIAL DATA OF GREAT BAY
                             (DOLLARS IN THOUSANDS)


                                           REORGANIZED COMPANY                                 PREDECESSOR COMPANY
                            --------------------------------------------------   ------------------------------------------------
                            FOR THE THREE MONTHS   FOR THE YEAR   NOVEMBER 24     JANUARY 1
                              ENDED MARCH 31,         ENDED            TO             TO        FOR THE YEARS ENDED DECEMBER 31,
                            --------------------   DECEMBER 31,   DECEMBER 31,   NOVEMBER 23,   ---------------------------------
                              1996        1995         1995           1994           1994         1993        1992         1991
                            ---------   --------   ------------   ------------   ------------   ---------   --------     --------
INCOME STATEMENT DATA:
Operating Revenues........   $ 6,891     $ 7,781     $ 24,524       $   3,129      $  13,989     $ 24,620   $ 23,027     $ 20,919
Fuel, Operation and
  Maintenance.............     5,775       6,205       24,899           2,409         21,762       22,991     26,823       27,896
Net (Loss) Income.........    (1,017 )       560       (6,059)            182        131,385       (9,433)   (47,468)(2)  (19,792)

                                                                                  DECEMBER 31,
                                 MARCH 31,        -----------------------------------------------------------------------------
                                    1996              1995           1994                        1993        1992        1991
                             ------------------   ------------   ------------                  ---------   ---------   --------
BALANCE SHEET DATA:
Cash & Cash Equivalents....         16,743            16,469          22,217                         138       4,817        133
Working Capital(1).........         22,557            20,516          27,169                    (289,585)   (284,819)  (160,756)
Total Assets...............        140,103           138,771         145,666                     324,590     333,758    359,058
Decommissioning
  Liability................         50,789            50,899          48,530                          --          --         --
Capitalization:
  Long-Term Debt (excluding
    current
    maturities)(1).........             --                 0               0                           0           0    180,000
  Common Equity............         82,216            82,223          88,292                    (139,783)   (130,350)   (82,882)
  Cumulative Convertible
    Preferred Stock........             --                                                        63,090      63,090     63,090
Total Capitalization.......         82,216            82,233          88,292                     (76,693)    (67,260)   160,208

- ---------------
(1) As a result of Predecessor's bankruptcy filing, the Predecessor was in default under the indenture pursuant to which the secured notes were issued. Long-Term Debt of the Predecessor was thereafter classified as a current liability subject to compromise.

(2) In 1992, the Predecessor Company reversed all accumulated tax benefits related to carryforwards of net operating losses and alternative minimum tax credits to reflect the anticipated imposition of certain tax law limitations and the impact of certain settlement agreements between the Predecessor Company and Eastern Utilities Associates ("EUA").

                             GREAT BAY COMMON STOCK
                            MARKET PRICE INFORMATION

     From January 27, 1995 to April 17, 1995, Great Bay Common Stock traded on the Nasdaq over-the-counter market and was quoted on the Nasdaq OTC Bulletin Board. Transfers occurred infrequently and at a low volume level. During this period, the low and high prices at which transactions in Great Bay Common Stock occurred on the Nasdaq OTC Bulletin Board were $7.12 and $9.00 per share, respectively. These prices may have reflected inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not have necessarily represented actual transactions.


     Great Bay Common Stock commenced trading on the Nasdaq National Market
("NNM") on April 18, 1995 under the symbol "GBPW." Following are the reported high and low sales prices of Great Bay Common Stock on the NNM as reported daily in the Wall Street Journal for each quarter since the Great Bay Common Stock commenced trading on the NNM:

                                                                   HIGH          LOW
                                                                   ----          ---
          1995
          ----
          Second quarter (beginning April 18, 1995)..............  9 3/4         7
          Third quarter..........................................  9             7 3/4
          Fourth quarter.........................................  9 1/4         6 3/4

          1996
          ----
          First quarter..........................................  8 3/4         6 3/4
          Second quarter (through May 23, 1996)..................  8 3/4         7 1/2

     As of May 3, 1996, Great Bay had 24 holders of record of Great Bay Common Stock.

     Great Bay has never paid cash dividends on the Great Bay Common Stock. Holding Company currently expects that it will retain all of its future earnings and does not anticipate paying a dividend in the foreseeable future.

                                  RISK FACTORS

     An investment in the shares of Holding Company Common Stock offered hereby involves a high degree of risk. The following factors, in addition to the other information contained in this Proxy Statement/Prospectus, should be carefully considered by shareholders of Great Bay in evaluating whether to approve the Merger Agreement and become holders of Holding Company Common Stock. The following risk factors apply to Great Bay and its business and operations. If the Merger is consummated, these risk factors will apply equally to Holding Company in that following the Merger Holding Company's primary asset will be its ownership of the equity of Great Bay.

RISKS RELATING TO GREAT BAY

     Ownership of Single Asset. Great Bay owns a single principal asset, its 12.1% joint interest in the Seabrook Nuclear Power Project in Seabrook, New Hampshire. Accordingly, Great Bay's results of operations are completely dependent upon the successful and continued operation of the Seabrook Project. In particular, if the Seabrook Project experiences unscheduled outages of significant duration, Great Bay's results of operations will be materially adversely affected.

     History of Losses; Implementation of Business Strategy. Great Bay has never reported an operating profit since its incorporation. Great Bay's business strategy is to seek purchasers for its share of the Seabrook Project electricity output at prices, either in the short-term market or pursuant to medium or long-term contracts, significantly in excess of the prices currently available in the short-term wholesale electricity market since sales at current short-term rates do not result in sufficient revenue to enable Great Bay to meet its cash requirements for operations, maintenance and capital related costs. Great Bay's ability to obtain such higher prices will depend on regional, national and worldwide energy supply and demand factors which are beyond the control of Great Bay. There can be no assurance that Great Bay ever will be able to sell power at prices that will enable it to meet its cash requirements.

     Liquidity Needs. As of December 31, 1995, Great Bay had approximately $16.5 million in cash, cash equivalents and short-term investments. Great Bay believes that such cash, together with the anticipated proceeds from the sale of electricity by Great Bay, will be sufficient to enable Great Bay to meet its cash requirements until the prices at which Great Bay can sell its electricity increase sufficiently to enable Great Bay to cover its annual cash requirements. However, if the Seabrook Project operates at a capacity factor below historical levels, or if expenses associated with the ownership or operation of the Seabrook Project, including without limitation decommissioning costs, are materially higher than anticipated, or if the prices at which Great Bay is able to sell its share of the Seabrook Project electricity do not increase at the rates and within the time expected by Great Bay, Great Bay would be required to raise additional capital, either through a debt financing or an equity financing, to meet its ongoing cash requirements. There is no assurance that Great Bay would be able to raise such capital or that the terms on which any additional capital is available would be acceptable. If additional funds are raised by the issuance of equity securities, dilution to then existing shareholders could result.

     Changes in Power Sale Contract Terms Available in Wholesale Power
Market. In the past, wholesale sellers of electric power, which typically were regulated electric utilities, frequently entered into medium or long-term power sale contracts providing for prices in excess of the prices available in the short-term market. Recently, increased competition in the wholesale electric power market, reduced growth in the demand for electricity and low prices in the short-term market have reduced the willingness of wholesale power purchasers to enter into medium or long-term contracts and have reduced the prices obtainable from such contracts.

     Risks in Connection with Joint Ownership of Seabrook Project. Great Bay is required under the Agreement for Joint Ownership, Construction and Operation of New Hampshire Nuclear Units dated May 1, 1973, as amended, by and among Great Bay and the other 10 utility companies who are owners of the Seabrook Project (the "JOA"), to pay its share of Seabrook Unit 1 and Seabrook Unit 2 expenses, including without limitation operations and maintenance expenses, construction and nuclear fuel expenditures and decommissioning costs, regardless of the level of Seabrook Unit 1's operations. Under certain circumstances, a failure by Great Bay to make its monthly payments under the JOA entitles certain other joint owners of the Seabrook Project to purchase Great Bay's interest in the Seabrook Project for 75% of the then fair market value thereof.

     In addition, the failure to make monthly payments under the JOA by owners of the Seabrook Project other than Great Bay may have a material adverse effect on Great Bay by causing Great Bay to pay a greater proportion of the Seabrook Unit 1 and Seabrook Unit 2 expenses in order to preserve the value of its share of the Seabrook Project.

     The Seabrook Project is owned by Great Bay and the other owners thereof as tenants in common, with the various owners holding varying ownership shares. This means that Great Bay, which owns only a 12.1% interest, does not have control of the management of the'Seabrook Project. As a result, decisions may be made affecting the Seabrook Project, notwithstanding Great Bay's opposition.

     Certain costs and expenses of operating the Seabrook Project or owning an interest therein, such as certain insurance and decommissioning costs, are subject to increase or retroactive adjustment based on factors beyond Great Bay's control. The cost of disposing of Unit 2 of the Seabrook Project is not known at this time. These various costs and expenses may adversely affect Great Bay, possibly materially.

     Extensive Government Regulation. The Seabrook Project is subject to extensive regulation by federal and state agencies. In particular, the Seabrook Project and Great Bay, as part owner of a licensed nuclear facility, are subject to the broad jurisdiction of the NRC, which is empowered to authorize the siting, construction and operation of nuclear reactors after consideration of public health and safety, environmental and antitrust matters. Great Bay is also subject to the jurisdiction of the FERC and, as a result, is required to file with FERC all contracts for the sale of electricity. FERC has the authority to suspend the rates at which Great Bay proposes to sell power, to allow such rates to go into effect subject to refund and to modify a proposed or existing rate if FERC determines that such rate is not "just and reasonable." FERC's jurisdiction also includes, among other things, the sale, lease, merger, consolidation or other disposition of facilities, interconnection of certain facilities, accounts, service and property records. Compliance with the various requirements of the NRC and FERC is expensive. Noncompliance with NRC requirements may result, among other things, in a shutdown of the Seabrook Project.

     The NRC has promulgated a broad range of regulations affecting all aspects of the design, construction and operation of a nuclear facility, such as the Seabrook Project, including performance of nuclear safety systems, fire protection, emergency response planning and notification systems, insurance and quality assurance. The NRC retains authority to modify, suspend or withdraw operating licenses, such as that pursuant to which the Seabrook Project operates, at any time that conditions warrant. The NRC might order Seabrook Unit 1 to shut down, if, among other reasons, (i) flaws were discovered in the construction or design of Seabrook Unit 1, (ii) operations of Seabrook Unit 1 failed to comply with applicable safety and operating requirements, (iii) problems developed with respect to other nuclear generating plants of a design and construction similar to Unit 1, or (iv) accidents at other nuclear facilities suggested that nuclear generating plants generally were less safe than previously believed.

     Great Bay is also subject to the New Hampshire public utility law and regulations of the NHPUC which affect, among other things, the issuance of securities, transfer of utility property and contracts with affiliates as well as the sale, lease, merger, consolidation or other disposition of facilities. The NHPUC does not regulate wholesale electricity rates.

     Risk of Nuclear Accident. Nuclear reactors have been used to generate electric power for more than 30 years and there are currently more than 100 nuclear reactors used for electric power generation in the United States. Although the safety record of such nuclear reactors in the United States generally has been very good, accidents and other unforeseen problems have occurred both in the United States and elsewhere, including the well-publicized incidents at Three Mile Island in Pennsylvania and Chernobyl in the former Soviet Union. The consequences of such an accident can be severe, including loss of life and property damage, and the available insurance coverage may not be sufficient to pay all the damages incurred.

     Public Controversy Concerning Nuclear Power Plants. Substantial controversy has existed for some time concerning nuclear generating plants and over the years such opposition has led to construction delays, cost overruns, licensing delays, demonstrations and other difficulties. The Seabrook Project was the subject of significant public controversy during its construction and licensing and remains controversial. An increase in public concerns regarding the Seabrook Project or nuclear power in general could adversely affect the operating license of Seabrook Unit 1. While Great Bay cannot predict the ultimate effect of such controversy, it is possible that it could result in a premature shutdown of the unit.

     Waste Disposal; Decommissioning Cost. There has been considerable public concern and regulatory attention focused upon the disposal of low- and high-level nuclear wastes produced at nuclear facilities and the ultimate decommissioning of such facilities. As to waste disposal concerns, both the federal government and the State of New Hampshire are currently delinquent in the performance of their statutory obligations. This has necessitated on-site storage of low-level wastes at the Seabrook Project. Although low-level wastes ("LLW") storage facilities in Utah and South Carolina became available in 1995, certain LLW continue to be stored on-site at the Seabrook Project. The Seabrook Project anticipates increasing its on-site storage capacity for low-level wastes in 1996. The increased capacity is expected to be sufficient through 2006. In addition, the Managing Agent of the Seabrook Project has advised Great Bay that the Seabrook Project has adequate on-site storage capacity for high-level wastes until approximately 2010.

     As to decommissioning, the NRC regulations require that upon permanent shutdown of a nuclear facility, appropriate arrangements for full decontamination and decommissioning of the facility be made. These regulations include a requirement to set aside during operation sufficient funds to defray decommissioning costs. While the owners of the Seabrook Project are accumulating a trust fund to defray decommissioning costs, these costs could substantially exceed the value of the trust fund, and the owners (including Great Bay) would remain liable for the excess. Moreover, the amount that is required to be deposited in the trust fund is subject to periodic review and adjustment by an independent commission of the State of New Hampshire, which could result in material increases in such amounts. Such a review is currently in process.

     Intense Competition. Great Bay sells its share of Seabrook Project electricity primarily into the Northeast United States wholesale electricity market. There are a large number of suppliers to this market and competition is intense. A primary source of competition comes from traditional utilities, many of which presently have excess capacity. In addition, non-utility wholesale generators of electricity, such as Independent Power Producers ("IPPs"), Qualifying Facilities ("QFs") and EWGs, as well as power marketers and brokers, actively sell electricity in this market. Great Bay may face increased competition, primarily based on price, from all such sources in the future.

     Volume of Sales of Stock; Possible Volatility of Share Price; Lack of Dividends. Since trading began in Great Bay Common Stock on the NNM in April 1995, the trading volume has been low, averaging 19,300 shares per week through April 30, 1996. Market prices for securities of companies such as Holding Company are highly volatile. Factors such as fluctuations in energy prices, unscheduled outages at the Seabrook Project, events at the Seabrook Project or other nuclear reactors, the terms of power sales contracts entered into by Great Bay and market conditions for utility stocks in general could have a significant impact on the future market price of the Holding Company Common Stock. No dividends have been paid on the Great Bay Common Stock and, subject to the consummation of the Merger, Holding Company does not anticipate paying dividends on the Holding Company Common Stock in the foreseeable future.

     Antitakeover Provisions. The Holding Company Certificate of Incorporation requires that any action required or permitted to be taken by the stockholders of Holding Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. Special meetings of the stockholders of Holding Company may be called only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. The affirmative vote of the holders of 75% of the shares of capital stock of Holding Company issued and outstanding and entitled to vote is required to amend or repeal these provisions. In addition, the Board of Directors of Holding Company has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, Preferred Stock. These provisions, as well as other provisions of the Certificate of Incorporation and the By-Laws of Holding Company may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Holding Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. See "Comparison of Stockholder Rights."

RISKS RELATED TO HOLDING COMPANY.

     In contrast with Great Bay, the activities of Holding Company will not be subject to the extensive government regulation related to public utilities and licensed nuclear facilities. Thus, Holding Company will not receive the benefit of the scrutiny by federal and state agencies that Great Bay receives. In addition, Holding Company may pursue activities with a greater business risk that those associated with a regulated entity such as Great Bay. Depending on the success of any new activities that Holding Company determines to pursue, it is possible that Holding Company's earnings per share and dividends, if any, might be lower than if Holding Company did not pursue such activities.

                              THE SPECIAL MEETING

GENERAL


     The Special Meeting of shareholders of Great Bay will be held on Tuesday, July 2, 1996 at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof.


     This Proxy Statement/Prospectus serves as a Prospectus of Holding Company with respect to the shares of Holding Company Common Stock to be issued pursuant to the proposed Merger, which Prospectus is part of a Registration Statement on Form S-4 filed by Holding Company with the Commission under the Securities Act.

     This Proxy Statement/Prospectus also serves as the proxy statement in connection with the solicitation of proxies by the Great Bay Board for use at the Special Meeting. This Proxy Statement/Prospectus is accompanied by a form of proxy for use at the Special Meeting.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING; RECOMMENDATION OF THE GREAT BAY BOARD

     At the Special Meeting, the shareholders of Great Bay will be asked to approve the Merger Agreement and the Holding Company Stock Option Plan and to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. The Great Bay Board is not presently aware of any such other business.

     The Great Bay Board has unanimously approved the Merger Agreement and the Holding Company Stock Option Plan, subject to shareholder approval, and believes the Merger contemplated by the Merger Agreement and the adoption of the Holding Company Stock Option Plan are in the best interests of Great Bay and its shareholders. THE BOARD OF DIRECTORS OF GREAT BAY RECOMMENDS THAT GREAT BAY SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND OF THE HOLDING COMPANY STOCK OPTION PLAN.

RECORD DATE; SHARES ENTITLED TO VOTE

     Only holders of record of shares of Great Bay Common Stock as of the close of business on May 3, 1996 are entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof with respect to the approval of the Merger Agreement. At the close of business on the Record Date, there were 7,999,948 shares of Great Bay Common Stock outstanding, each of which will be entitled to one vote on each matter properly submitted at the Special Meeting.

QUORUM; REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Great Bay Common Stock entitled to vote at the Special Meeting will be necessary to constitute a quorum for the transaction of business. Under New Hampshire Law and the Great Bay By-Laws, the approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Great Bay Common Stock.

     Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of or against the Merger Agreement. Because the vote on the Merger Agreement requires the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Great Bay Common Stock, abstentions will have the same effect as a negative vote on this proposal.

     As of the Record Date, there were outstanding and entitled to vote 7,999,948 shares of Great Bay Common Stock. Accordingly, the Merger will be approved if the holders of 3,999,975 shares of Great Bay Common Stock approve the Merger Agreement. As of the Record Date, Great Bay's directors, executive officers, certain entities affiliated with Great Bay's directors and executive officers and the Elliott Group (as defined in "Security Ownership of Certain Beneficial Owners and Management of Great Bay" below) in the aggregate held, directly or indirectly, 4,453,030 shares of Great Bay Common Stock, or approximately 55.7% of the shares of Great Bay Common Stock outstanding as of such date. Each of the directors and executive officers of Great Bay and the members of the Elliott Group have indicated that they and their affiliates intend to vote their shares of Great Bay Common Stock in favor of the proposals to approve the Merger Agreement and the Holding Company Stock Option Plan, ensuring the approval of the Merger Agreement and the

Holding Company Stock Option Plan by the Great Bay shareholders without regard to the votes of any other Great Bay shareholders.

VOTING AND REVOCATION OF PROXIES

     Shares of Great Bay Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If a proxy is signed and returned without indicating any voting instructions, shares of Great Bay Common Stock represented by such proxy will be voted FOR the proposal to approve the Merger Agreement.

     The Board of Directors of Great Bay is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of Great Bay a written notice of such revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the Secretary of Great Bay before the taking of the vote at the Special Meeting, or (iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Great Bay Holdings Corp., Cocheco Falls Millworks, 100 Main Street, Dover, New Hampshire 03820,
Attention: Frank W. Getman Jr., Secretary, and must be received before the taking of the vote at the Special Meeting.

SOLICITATION OF PROXIES

     Great Bay will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, directors, officers and employees of Great Bay, who will not be specifically compensated for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, may solicit proxies from Great Bay shareholders personally or by telephone, telecopy, telegram or other means of communication. Great Bay will also arrange with custodians, nominees and fiduciaries for the forwarding of solicitation of proxy materials to the beneficial owners of shares held of record by such persons. Great Bay may reimburse such custodians, nominees and fiduciaries reasonable out-of-pocket expenses incurred in connection therewith.

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                               -- PROPOSAL ONE --
                               ------------------

                                   THE MERGER

     The following discussion is not intended to be a complete summary of the terms and provisions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a form of which is attached as Annex I hereto and is incorporated herein by reference.

REASONS FOR THE MERGER; RECOMMENDATION OF GREAT BAY BOARD

     The Great Bay Board unanimously approved the Merger Agreement, subject to shareholder approval, at its meeting held on April 16, 1996. The Great Bay Board believes that the consummation of the Merger is in the best interests of Great Bay and its shareholders. The purpose of the Merger is to create a holding company structure for the future conduct of business of Holding Company and Great Bay. In this structure, Holding Company will be the parent public company in which Great Bay shareholders will own equity and Great Bay will be a wholly-owned subsidiary.

     The Great Bay Board believes that attractive opportunities may exist to enter new businesses or acquire existing businesses, both in energy related fields and in unrelated fields. Great Bay currently has no understandings, agreements or commitments for any acquisition. The Great Bay Board believes it is advisable to restructure Great Bay as a subsidiary of Holding Company because Holding Company would be able to engage in business activities, through subsidiaries other than Great Bay, which Great Bay is currently prohibited from engaging in because of Great Bay's status as an EWG under the PUHCA.

     As an EWG, Great Bay is limited to the generation and sale of electricity from the Seabrook Project in the wholesale electricity market and activities incidental thereto. Holding Company will be able to engage in other business activities which may be related or unrelated to those of Great Bay. Great Bay is also subject to regulation by the NHPUC as a New Hampshire public utility. Any financing transaction, except the issuance of short term debt for up to 10% of the value of Great Bay's net fixed assets, or issuance of securities by Great Bay, among other transactions, is subject to approval by the NHPUC. Following the consummation of the Merger, New Hampshire public utilities laws would not directly regulate the activities of Holding Company.

     The Great Bay Board also anticipates that the establishment of a holding company structure may help insulate Holding Company and each of its subsidiaries from the liabilities of the others. In addition, Holding Company is governed by Delaware corporate law, which is better developed (in terms of judicial interpretation and precedents) and is more widely known and understood by potential investors and other parties likely to have business dealings with Holding Company than New Hampshire corporate law which governs Great Bay.

EFFECTIVE DATE OF THE MERGER

     Pursuant to the Merger Agreement and in accordance with the New Hampshire Law, Transitory Subsidiary will be merged with and into Great Bay on the Effective Date. The Merger will become effective immediately upon the filing, in accordance with the relevant provisions of the New Hampshire Law, of the Articles of Merger with the Secretary of State of New Hampshire.

     The number of shares of Holding Company Common Stock to be issued on the Effective Date will equal the number of shares of Great Bay Common Stock outstanding immediately prior thereto, less the number of Dissenting Shares.

     The Articles of Merger will be filed on the date of the closing, which is expected to occur as soon as practicable following the Special Meeting and the satisfaction or waiver of the other conditions in the Merger Agreement.

STRUCTURE AND TERMS OF THE MERGER

     Pursuant to the Merger Agreement, on the Effective Date, the Transitory Subsidiary, a wholly-owned subsidiary of Holding Company, will merge with and into Great Bay. The separate existence of Transitory Subsidiary will cease on the Effective Date. Great Bay will survive the Merger as a wholly-owned subsidiary of Holding Company and will continue to be governed by the laws of the State of New Hampshire.

     Upon the consummation of the Merger, each outstanding share of Great Bay Common Stock as of the Record Date (other than any shares held in the treasury of Great Bay and Dissenting Shares), will cease to exist and will be converted into the right to receive one fully-paid and non-assessable share of Holding Company Common Stock. Shares of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date which are held by Great Bay will cease to exist and will be cancelled, with the result being that the shareholders of Great Bay immediately prior to the Merger will become the stockholders of Holding Company.

EMPLOYMENT AGREEMENTS TO BE ASSUMED BY HOLDING COMPANY

     Great Bay is party to employment agreements with its two executive officers. Upon consummation of the Merger, Great Bay will assign these employment agreements to Holding Company and Holding Company will assume these employment agreements. See "Information Concerning Great Bay -- Employees."

SUBSTITUTION OF GREAT BAY STOCK OPTIONS

     If the Merger is consummated, at the Effective Date, each holder of Great Bay Options under the Great Bay Stock Option Plan will be granted substitute options by Holding Company under the Holding Company Stock Option Plan to purchase an equal number of shares of Holding Company Common Stock on the same terms and conditions and at the same exercise price per share. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan. The term, exercisability, vesting schedule, status as an "incentive stock option" under the Code, if applicable, and all other terms of the substitute option will be identical to those of the Great Bay Options. The substitution of Great Bay Options will not give the Optionholders additional benefits which they did not have immediately prior to the Effective Date, result in any acceleration of any vesting schedule for any Great Bay Option or relieve the Optionholders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. As of the Record Date, 375,000 shares of Great Bay Common Stock were subject to outstanding Great Bay Options. If the Merger is consummated, the Great Bay Option Plan will be terminated. See "The Holding Company Stock Option Plan" for a summary of the Holding Company Stock Option Plan.

ASSUMPTION OF THE PECO WARRANT

     Pursuant to the Merger Agreement and the provisions of the PECO Warrant, at the Effective Date, the PECO Warrant will be assumed by Holding Company and will automatically become a warrant representing the right to acquire an equal number of shares of Holding Company Common Stock on the same terms and conditions and at the same exercise price per share.

ASSUMPTION OF FACILITY LEASE

     Great Bay leases approximately 3,000 square feet of office space in Dover, New Hampshire under a lease expiring in April 1999. Upon the consummation of the Merger, Great Bay will assign this lease to Holding Company, and Holding Company will assume this lease.

PROCEDURE FOR EXCHANGE OF CERTIFICATES

     Pursuant to the Merger Agreement, promptly after the Effective Date Holding Company will mail a form of letter of transmittal to holders of Great Bay Common Stock, except for holders of Dissenting Shares, together with instructions for the exchange of such holder's certificates representing Great Bay Common Stock for certificates representing shares of Holding Company Common Stock. All shareholders of Great Bay are urged to exchange their stock certificates at the earliest possible date after receiving the letter of transmittal. Shareholders of Great Bay should not submit their stock certificates for exchange until they receive such letter of transmittal and instructions.

MANAGEMENT AND OPERATION AFTER THE MERGER

     After the Effective Date, Great Bay will be a wholly-owned subsidiary of Holding Company and will continue its business from its existing office location. After the Effective Date, the persons who are officers and directors of Great Bay immediately prior to the Effective Date will be the officers and directors of Holding Company and of Great Bay, without change, until their successors have been duly elected or appointed and qualified.

CONDITIONS TO CONSUMMATION OF THE MERGER; AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT

     The respective obligations of Holding Company and Great Bay to effect the Merger are subject to the following conditions, among others: (a) the Merger Agreement will have been approved by the shareholders of Great Bay; (b) all Merger Regulatory Approvals will have been obtained; (c) the Registration Statement will have become effective and will not be the subject of a stop order or proceedings seeking a stop order; (d) no temporary restraining order, preliminary or permanent injunction or other order will be in effect nor will there be any proceeding seeking any of the foregoing that prevents, or seeks to prevent, the consummation of the Merger; (e) no action will be taken, nor any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and
(f) the shares of Holding Company Common Stock to be issued in the Merger will have been approved for quotation on the Nasdaq National Market. Unless waived by Great Bay, it is a condition to the Merger that the number of shares of Great Bay Common Stock held by shareholders of Great Bay who properly exercise their dissenters' rights shall not exceed 20,000 shares as of the Effective Date.

     At any time before the Effective Date, notwithstanding approval of the Merger Agreement by the shareholders of Great Bay, the Merger Agreement may be amended, modified, supplemented or terminated and the Merger may be abandoned by action of the Great Bay Board; provided, however, that no such amendment, modification or supplement will affect the rights of the shareholders of Great Bay in a manner which is materially adverse to such shareholders in the judgment of the Great Bay Board. The Great Bay Board will notify the Great Bay shareholders in writing of any amendment, modification or supplement to the Merger Agreement prior to the Effective Date which is materially adverse to the shareholders of Great Bay and allow such shareholders an opportunity to change their vote by providing the shareholders with an appropriate form of proxy to use to indicate such a change.

REGULATORY APPROVALS

     If the Merger is approved by Great Bay's shareholders at the Special Meeting, the Merger is expected to become effective as soon thereafter as all Merger Regulatory Approvals have been obtained and the required Articles of Merger are filed. Great Bay has filed petitions with each of the NHPUC, FERC and the NRC requesting the Merger Regulatory Approvals. Great Bay's petitions are presently pending before these agencies and Great Bay expects that it will receive decisions from each of the agencies by July 9, 1996. There is no assurance that the Merger Regulatory Approvals will be obtained. All expenses in connection with the Merger will be paid by Great Bay whether or not the Merger is consummated.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "pooling of interests of entities under common control" and will result in the combination of the recorded book values of the assets, liabilities and shareholders' equity of Great Bay, Holding Company and the Transitory Subsidiary. The Merger will not result in a material change to any of Great Bay's previously reported results.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary addresses the material United States federal income tax consequences of the Merger to Great Bay shareholders. Nevertheless, this summary does not address all aspects of United States federal income taxation that may be relevant to Great Bay shareholders in light of their particular circumstances or to Great Bay shareholders that are subject to special treatment under the federal income tax laws (such as dealers in securities, tax-exempt organizations, life insurance companies, financial institutions, partnerships and other pass-through entities, regulated investment companies, and foreign taxpayers). Additionally, this summary does not address the United States federal income tax considerations that may be relevant to holders of Great Bay options or warrants or to Great Bay shareholders that acquired their stock pursuant to the exercise of employee stock options or otherwise received their stock as compensation. Finally, this summary does not address any state, local, or foreign income tax considerations, or any federal, state, local, or foreign estate or gift tax considerations that may be relevant to Great Bay shareholders.

     The following summary is based upon the opinion of Hale and Dorr, counsel to Great Bay, of the Code, the applicable Treasury Regulations, judicial authority, and administrative rulings and practice, as in effect on the date hereof. Nevertheless, the Internal Revenue Service is not precluded from adopting a contrary position. Moreover, there can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could alter or affect the tax consequences of the Merger to Great Bay and the Great Bay shareholders.


     It is intended that the Merger will constitute a tax-free reorganization with respect to Great Bay shareholders who receive shares of Holding Company Common Stock pursuant to the Merger Agreement. Hale and Dorr, counsel to Great Bay, has rendered an opinion to the effect that, under present United States federal income tax law: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by Great Bay or Holding Company as a result of the Merger; (iii) no gain or loss will be recognized by shareholders of Great Bay upon the conversion of their shares of Great Bay Common Stock solely into shares of Holding Company Common Stock pursuant to the terms of the Merger; (iv) the tax basis of the shares of Holding Company Common Stock into which shares of Great Bay Common Stock are converted pursuant to the Merger will be the same as the basis of such shares of Great Bay Common Stock; and (v) the holding period for shares of Holding Company Common Stock into which shares of Great Bay Common Stock are converted pursuant to the Merger will include the period that such shares of Great Bay Common Stock are held by the holder, provided that such shares are held as capital assets on the Effective Date of the Merger.


     THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, GREAT BAY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PROPOSED MERGER.

RESTRICTIONS ON RESALE OF HOLDING COMPANY COMMON STOCK RECEIVED IN THE MERGER; AFFILIATES

     The shares of Holding Company Common Stock to be issued in the Merger to the holders of Great Bay Common Stock pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction by persons who are not deemed to be "affiliates" of Holding Company or of Great Bay. For this purpose, the term "affiliate" means any person who, directly or indirectly, through one or more intermediaries, possesses the power to direct or cause the direction of management and policies of Great Bay or Holding Company, whether through the ownership of Great Bay or Holding Company Common Stock, by contract, or otherwise. Certain officers, directors and principal shareholders of Great Bay may be deemed to be affiliates of Great Bay and thus "underwriters" within the meaning of Rule 145 under the Securities Act. Such persons will not be able to resell the Holding Company Common Stock received by them in the Merger except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom. All persons who may be deemed to be affiliates should carefully consider the limitations imposed by Rules 144 and 145 under the Securities Act prior to effecting resales of shares of Holding Company Common Stock.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Under Sections 293-A:13.01-293-A:13.31 of the New Hampshire Law ("Chapter 293-A"), holders of Great Bay Common Stock are entitled to dissenters' rights with respect to the proposed Merger. Unless waived by Great Bay, it is a condition to the Merger that the number of shares of Great Bay Common Stock held by shareholders of Great Bay who properly exercise their dissenters' rights shall not exceed 20,000 shares as of the effective date of the Merger.

     Subject to the consummation of the Merger, holders of Great Bay Common Stock who hold such shares of record on the date of making a written demand for appraisal as described below, continuously hold such shares through the Effective Date and otherwise comply fully with the procedures set forth in Chapter 293-A will be entitled to receive from Great Bay payment of the "fair value" of their shares in cash, in lieu of obtaining shares of Holding Company Common Stock.

     SHAREHOLDERS ELECTING TO EXERCISE DISSENTERS' RIGHTS MUST COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN CHAPTER 293-A. FAILURE TO FOLLOW ANY SUCH PROCEDURE MAY RESULT IN A TERMINATION OR WAIVER OF DISSENTERS' RIGHTS UNDER CHAPTER 293-A.

     The following discussion of the provisions of Chapter 293-A is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of those sections, a copy of which is attached as Annex II hereto.

     Under Chapter 293-A, not less than ten days prior to the Special Meeting, Great Bay is required to notify shareholders that they are or may be entitled to assert dissenters' rights. This Proxy Statement/Prospectus constitutes notice to holders of Great Bay Common Stock that dissenters' rights are available to them.

     Under Chapter 293-A, a shareholder electing to exercise his or her dissenters' rights must deliver to Great Bay, before the vote on the Merger Agreement is taken, written notice of his or her intent to demand payment for his or her shares if the Merger is consummated. A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT SHOULD BE DELIVERED EITHER IN PERSON OR BY MAIL (CERTIFIED MAIL, RETURN RECEIPT REQUESTED, BEING THE RECOMMENDED FORM OF TRANSMITTAL) ON OR BEFORE 9:00 A.M. ON [DATE OF SPECIAL MEETING], 1996 TO GREAT BAY POWER CORPORATION, COCHECO FALLS MILLWORKS, 100 MAIN STREET, DOVER, NEW HAMPSHIRE 03820, ATTENTION: FRANK W. GETMAN JR., SECRETARY.

     SHAREHOLDERS WHO WISH TO ASSERT DISSENTERS' RIGHTS AND MAKE A DEMAND FOR PAYMENT MUST NOT VOTE THEIR SHARES IN FAVOR OF THE MERGER AGREEMENT. SHAREHOLDERS WHO VOTE THEIR SHARES IN FAVOR OF THE MERGER AGREEMENT IRREVOCABLY WAIVE THEIR DISSENTERS' RIGHTS. SHAREHOLDERS WHO WISH TO ASSERT DISSENTERS' RIGHTS ARE NOT REQUIRED TO VOTE AGAINST THE MERGER AGREEMENT TO PRESERVE DISSENTERS' RIGHTS.

     If the Merger is consummated, then no later than ten days after the consummation of the Merger, Great Bay will send a written dissenters' notice (the "Notice") to all shareholders who delivered a written notice of intent to demand payment to Great Bay before the vote was taken and did not vote in favor of the Merger Agreement. The Notice will: (i) state where the payment demand will be sent and where and when certificates for shares will be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger (the "Announcement Date") and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before the Announcement Date, (iii) set a date by which Great Bay will receive the payment demand (which date will not be less than 30 days nor more than 60 days after the date the Notice is delivered), and (iv) contain a copy of Chapter 293-A.

     Any holder of Great Bay Common Stock electing to exercise dissenters' rights must, after receiving the Notice, demand payment, certify whether he or she acquired beneficial ownership of the shares before the Announcement Date, and deposit his or her certificates in accordance with the terms of the Notice. A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT OR DEPOSIT HIS OR HER SHARE CERTIFICATES WHERE REQUIRED, EACH BY THE DATE SET FORTH IN THE NOTICE, IS NOT ENTITLED TO RECEIVE PAYMENT FOR HIS OR HER SHARES UNDER CHAPTER 293-A.

     Except as described below, the notice of intent to demand payment and the written demand for payment must be made by or for the shareholder of record of the shares for which dissenters' rights are being asserted. Accordingly, such notice and demand should be executed by or for such shareholder of record, fully and correctly, as such shareholder's name appears on the certificate(s) formerly representing the shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice of intent to demand payment and the demand for payment should be made in such capacity. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice of intent to demand payment and the demand for payment should be executed by or for all joint owners.

     An authorized agent, including one of two or more joint owners, may execute the notice of intent to demand payment and the demand for payment for a shareholder of record. However, the agent must identify the record owner or owners and must expressly disclose that, in executing the notice and the demand, the agent is acting as agent for the record owner(s). A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if (i) he or she submits to Great Bay the record owner's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, and (ii) he or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

     Following the consummation of the Merger, or upon receipt of a payment demand, Great Bay will pay each dissenter who complied with the provisions of
Section 293-A:13.23 the amount Great Bay estimates to be the fair value of his or her shares, plus accrued interest. The payment will be accompanied by certain financial information of Great Bay, a statement of Great Bay's estimate of the fair value of the shares, an explanation of how interest was calculated, a statement of the dissenter's right to demand payment if the shareholder is dissatisfied with payment and a copy of Chapter 293-A.

     Under Section 293-A:13.28, a dissenter may notify Great Bay in writing of his or her own estimate of the fair value of his or her shares and amount of interest due and demand payment of his or her estimate, less any payment already made by Great Bay, if: (i) the dissenter believes the amount paid by Great Bay was less than the fair value of his or her shares or that the interest due was incorrectly calculated, (ii) Great Bay fails to make payment for the shares within 60 days after the date set for demanding payment, or (iii) Great Bay, having failed to consummate the Merger, does not return the deposited certificates within 60 days after the date set for demanding payment. A DISSENTER WAIVES HIS OR HER RIGHT TO DEMAND PAYMENT UNDER CHAPTER 293-A:13.28 UNLESS HE OR SHE NOTIFIES GREAT BAY OF HIS OR HER DEMAND IN WRITING WITHIN 30 DAYS AFTER GREAT BAY MADE OR OFFERED PAYMENT FOR HIS OR HER SHARES.

     If a demand for payment under Section 293-A:13.28 remains unsettled, Great Bay will commence a proceeding within 60 days after receiving the payment demand and petition the appropriate court to determine fair value of the shares and accrued interest. If Great Bay does not commence the proceeding within 60 days, it will pay each dissenter whose demand remains unsettled the amount demanded by him or her, including interest.

     Great Bay will make all dissenters whose demands remain unsettled parties to the proceeding and all parties will be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount previously paid by Great Bay.

     The costs of the proceeding will be determined by the court, including reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against Great Bay, except that the court may assess costs against all or some dissenters who are parties, in the amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 293-A:13.28. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for the services should not be assessed against Great Bay, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to dissenters who were benefitted.

     SHAREHOLDERS OF GREAT BAY WHO EXERCISE DISSENTERS' RIGHTS WILL NOT BECOME STOCKHOLDERS OF HOLDING COMPANY.

                        INFORMATION CONCERNING GREAT BAY

BUSINESS

     Great Bay is a public utility whose principal asset is a 12.1% joint ownership interest in the Seabrook Project in Seabrook, New Hampshire. Great Bay was incorporated in New Hampshire in 1986 and was formerly known as EUA Power Corporation. Great Bay sells its share of the electricity output of the Seabrook Project in the wholesale electricity market, primarily in the Northeast United States. Great Bay does not have operational responsibility for the Seabrook Project. Great Bay's share of the Seabrook Project capacity is approximately 140 MW. Great Bay currently sells all but 10 MW of its share of the Seabrook Project capacity in the Short-Term Market. If the Merger is consummated, Great Bay will continue its business and operations as a wholly-owned subsidiary of Holding Company. See "The Merger -- Structure and Terms of the Merger."

     The Seabrook Project

     The Seabrook Project is located on an 896-acre site in Seabrook, New Hampshire. It is owned by Great Bay and ten other utility companies, consisting of North Atlantic Energy Company, Connecticut Light and Power, the United Illuminating Company, Canal Electric Company, Massachusetts Municipal Wholesale Electric Company, Montaup Electric Company, New England Power Company, New Hampshire Electric Cooperative, Inc., Taunton Municipal Lighting Plant and Hudson Light & Power Department (together with Great Bay, the "Participants").

     Seabrook Unit 1 is a 1,150-MW nuclear-fueled steam electricity generating station. It employs a four loop, pressurized water reactor and support auxiliary systems designed by the Westinghouse Electric Company. The reactor is housed in a steel-lined reinforced concrete containment structure and a concrete containment enclosure structure. Reactor cooling water is obtained from the Atlantic Ocean through a 17,000-foot-long intake tunnel and returned through a 16,500-foot-long discharge tunnel. The station has a remaining expected service life of 30 years. Seabrook Unit 1 transmits its generated power to the New England 345 kilovolt transmission grid, a major network of interconnecting lines covering New England, through three separate transmission lines emanating from the station. On March 15, 1990, the Participants received from the NRC a full power operating license which authorizes operation of Seabrook Unit 1 until October 2026. Commercial operation of Seabrook Unit 1 commenced on August 19, 1990. Management believes that Seabrook Unit 1 is in good condition.

     Since the Seabrook Project was originally designed to consist of two generating units, Great Bay also owns a 12.1% joint ownership interest in Seabrook Unit 2, to which it has assigned no value. On November 6, 1986, the joint owners of the Seabrook Project, recognizing that Seabrook Unit 2 had been canceled in 1984, voted to dispose of Unit 2. Certain assets of Seabrook Unit 2 have been and are being sold from time to time to third parties. The Participants are currently considering plans regarding disposition of Seabrook Unit 2, but such plans have not yet been finalized and approved. Great Bay is unable to estimate the costs for which it will be responsible in connection with the disposition of Seabrook Unit 2. Because Seabrook Unit 2 was never completed or operated, costs associated with its disposition will not include any amounts for decommissioning. Great Bay currently pays its share of monthly expenses required to preserve and protect the value of the Seabrook Unit 2 components. On May 23, 1996, Great Bay and the joint owners of the Seabrook Project announced a proposed transaction for the sale of two steam generators from Seabrook Unit 2. If this sale is completed, Great Bay will receive approximately $7,000,000 in cash. Great Bay had previously written off its investment in Unit 2 and will recognize a gain from this sale.

     Joint Ownership of Seabrook

     Great Bay and the other Participants are parties to the JOA which establishes the respective ownership interests of the Participants in the Seabrook Project and defines their responsibilities with respect to the ongoing operation, maintenance and decommissioning of the Seabrook Project. In general, all ongoing costs of the Seabrook Project other than taxes are divided proportionately among the Participants in accordance with their ownership interests in the Seabrook Project. Each Participant is only liable for its share of the Seabrook Project's costs and not liable for any other Participant's share. Great Bay's joint ownership interest of 12.1% is the third largest interest among the Participants, exceeded only by the approximately 40% interest held by Northeast Utilities and its affiliates and the 17.5% interest held by The United Illuminating Company.

     A Participant may sell any portion of its ownership interest to any entity that is engaged in the electric utility business in New England. Before such sale, however, such selling Participant must give certain other Participants the right of first refusal to purchase the interest on the same terms. Any Participant may transfer, free from the foregoing right of first refusal, any portion of its interest (a) to a wholly-owned subsidiary, (b) to another company in the same holding company system or a construction trust for the benefit of the transferor or another company in the same holding company system, or (c) in connection with a merger, consolidation or acquisition of the assets of such Participant.

     The JOA provides for a Managing Agent to carry out the daily operational and management responsibilities of the Seabrook Project. The current Managing Agent (the "Managing Agent"), appointed by certain of the Participants on June 29, 1992, is North Atlantic Energy Service Corporation ("NAESCO"), a wholly-owned subsidiary of Northeast Utilities. Northeast Utilities, in conjunction with certain of its affiliates, holds the largest joint ownership interest, as described above. Certain material decisions regarding the Seabrook Project are made by an Executive Committee consisting of the chief executive officers of certain of the Participants or their designees. There are currently five members of the Executive Committee. The Executive Committee acts by majority vote of its members, although any action of the Executive Committee may be modified by vote of 51% of the ownership interests. Great Bay does not have a representative on the Executive Committee. Under the JOA, the appointment of the managing agent of the Seabrook Project may only be made by a majority in interest of the Participants.


     Recent Developments



     On June 5, 1996, the Great Bay Board authorized Great Bay to repurchase up to an aggregate of 140,000 shares of Great Bay Common Stock on the open market or in negotiated transactions.


     Bankruptcy Proceeding and Reorganization

     Great Bay filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Hampshire (the "Bankruptcy Court") on February 28, 1991. It conducted its business as a Debtor in Possession until November 23, 1994, at which time Great Bay's Amended Bankruptcy Plan became effective and Great Bay emerged from Chapter 11. Financing for the Amended Bankruptcy Plan was provided by affiliates of Omega Advisors, Inc. and by Elliott Associates, L.P. (collectively, the "Investors"). At the time Great Bay emerged from Chapter 11, the Investors purchased 4,800,000 shares of Great Bay's Common Stock for $35,000,000.

     Current Business

     The business of Great Bay consists of the management of its joint ownership interest in the Seabrook Project and the sale in the wholesale power market of its share of electricity produced by the Seabrook Project. Great Bay does not have operational responsibility for the Seabrook Project. To date, Great Bay has entered into one long-term power contract for approximately 10 MW of Great Bay's share of the Seabrook Project capacity. Great Bay's business strategy is to seek purchasers, either in the short-term market or pursuant to medium or long-term contracts, for its share of the Seabrook Project electricity output at prices in excess of the prices currently available in the short-term market since sales at current short-term prices result in revenues which are less than Great Bay's cash requirements for operations, maintenance and capital expenditures.

     Marketing

     Great Bay and PECO Energy Company ("PECO") entered into a Services Agreement dated as of November 3, 1995 (the "PECO Services Agreement"), pursuant to which PECO was appointed as Great Bay's exclusive agent to market and sell Great Bay's uncommitted portion of electricity generated by the Seabrook Project. Proceeds from the sale of Great Bay's electricity together with reservation fees payable by PECO to Great Bay will be shared between Great Bay and PECO in accordance with formulas set forth in the PECO Services Agreement.

     The PECO Services Agreement became effective on December 31, 1995, and has an initial term of two years. The term will be automatically extended for one additional year (to December 31, 1998) if PECO exercises the PECO Warrant to purchase the shares of Great Bay Common Stock, described below. At any time prior to the Warrant Expiration Date (as defined below), Great Bay is entitled to terminate the PECO Services Agreement; however, if the PECO Services Agreement is so terminated, Great Bay will be required to refund to PECO the $1,000,000 purchase price for the Warrant plus interest.

     At the time that Great Bay entered into the PECO Services Agreement, Great Bay and PECO entered into a Warrant Purchase Agreement, dated November 3, 1995 (the "PECO Warrant Purchase Agreement"), pursuant to which on February 15, 1996, PECO purchased the PECO Warrant from Great Bay for $1,000,000. The PECO Warrant entitles PECO to purchase 420,000 shares of Great Bay's Common Stock at an exercise price of the higher of (1) $9.75 per share, or (2) the highest trading price per share of Great Bay's Common Stock prior to the Warrant Expiration Date. The $1,000,000 purchase price for the PECO Warrant will be credited toward the aggregate exercise price of the PECO Warrant upon exercise. If PECO does not exercise the PECO Warrant, the purchase price for the PECO Warrant is wholly or partially refundable only if Great Bay terminates the PECO Services Agreement for convenience prior to the Warrant Expiration Date or if PECO exercises certain of its rights to terminate the PECO Services Agreement. The PECO Warrant expires on September 30, 1996 (the "Warrant Expiration Date") unless extended because the Seabrook Project fails to maintain a 60% capacity factor for the first 9 months of 1996, in which case the Warrant Expiration Date will be extended until the earlier of such time as the Seabrook Project's rolling 12-month capacity factor equals or exceeds 60% or December 31, 1997. The Seabrook Project's rolling nine-month capacity factor for the period from August 1, 1995 through April 30, 1996 was 79%. The Seabrook Project's capacity factor for the four-month period from January 1, 1996 through April 30, 1996 was 89.6%.

     From November 23, 1994 to December 31, 1995, UNITIL Resources, Inc. ("URI"), a wholly owned subsidiary of UNITIL Company ("UNITIL") marketed Great Bay's energy. Great Bay paid URI commissions for sales of power plus reimbursement for URI's time. The amount of the commission varied based on the length of the power sale contracts and prices obtained. For the year ended December 31, 1995, Great Bay paid $333,138 for services rendered pursuant to this marketing agreement with URI. The marketing agreement with URI terminated as of December 31, 1995.

     Great Bay currently sells most of its power to utility companies located in the Northeast United States in the short-term wholesale power market. Great Bay is currently not dependent on any single customer because many utilities and marketers are willing to buy Great Bay's share of electricity from the Seabrook Project at substantially the same price. Prices in the short-term market are typically higher during the summer and winter because the demand for electrical power is higher during these periods in the Northeast United States. Sales of power to UNITIL Power Corporation ("UNITIL Power"), a wholly owned subsidiary of UNITIL, accounted for more than 10% of Great Bay's revenues during 1995. See "Power Purchase Agreements."

     Power Purchase Agreements

     Great Bay is a party to a power agreement, dated as of April 1, 1993 (the "UNITIL Power Purchase Agreement"), with UNITIL Power which provides for Great Bay to sell to UNITIL Power approximately 10 MW of power. The UNITIL Power Purchase Agreement commenced on May 1, 1993 and runs through October 31, 2010. During the first year of this term, the price of power under the UNITIL Power Purchase Agreement was 5.0 cents per kilowatt-hour ("kWh"). Thereafter, the price is subject to increase in accordance with a formula which provides for adjustments at less than the actual rate of inflation. UNITIL Power has an option to extend the UNITIL Power Purchase Agreement for an additional 12 years until 2022.

     The UNITIL Power Purchase Agreement is front-end loaded whereby UNITIL Power pays higher prices, on an inflation adjusted basis, in the early years of the Agreement and lower prices in later years. The amount of the excess paid by UNITIL Power in the early years of the UNITIL Power Purchase Agreement is quantified in a "Balance Account" which increases annually to $4.1 million in 1998, then decreases annually, reaching zero in 2001. If the UNITIL Power Purchase Agreement terminates prior to its scheduled termination and if at that time there is a positive amount in the Balance Account, Great Bay is obligated to refund that amount to UNITIL Power.

     To secure the obligations of Great Bay under the UNITIL Power Purchase Agreement, including the obligation to repay to UNITIL Power the amount of the Balance Account, the UNITIL Power Purchase Agreement grants UNITIL Power a mortgage on Great Bay's interest in the Seabrook Project. This mortgage may be subordinated to first mortgage financing of up to a maximum amount of $80,000,000. The UNITIL

Power Purchase Agreement further provides that UNITIL Power's mortgage will rank pari passu with other mortgages that may hereafter be granted by Great Bay to other purchasers of power from Great Bay to secure similar obligations, provided that (i) the maximum amount of indebtedness secured by the first mortgage on the Seabrook Interest may not exceed $80,000,000 and (ii) the combined total of all second mortgages on the Seabrook Interest may not exceed the sum of (a) $80,000,000 less the total amount of Great Bay's debt then outstanding which is secured by a first mortgage plus (b) $57,000,000.

     In addition to the UNITIL Power Purchase Agreement, Great Bay also has entered into an option agreement with UNITIL Power (the "Power Purchase Option Agreement") under which Great Bay has granted UNITIL Power the option to purchase, during the period from November 1, 1998 through October 31, 2018, approximately 15 MW of electricity at a price equal to 6.5 cents per kWh, subject to adjustment in accordance with a formula. UNITIL Power is required to exercise its option under the Power Purchase Option Agreement on or before the earlier of (i) October 31, 1996, or (ii) 30 days after the first date on which Great Bay is prepared to commit to sell, for a minimum of 10 years, all or any part of the last remaining 15 MW of Great Bay's share of power generated by the Seabrook Project. Based on the current market conditions, Great Bay believes that it is unlikely that UNITIL Power will exercise this option under the Power Purchase Option Agreement.

     Great Bay has also entered into a Purchased Power Agreement, dated as of March 2, 1995 (the "Freedom Purchased Power Agreement"), with Freedom Energy Company ("Freedom Energy") pursuant to which Great Bay agreed to sell to Freedom Energy, subject to the satisfaction of certain material conditions precedent, up to 20 MW of power at an initial price of approximately 4.5 cents per kWh. The Freedom Purchased Power Agreement is subject to the receipt by Freedom Energy of all necessary regulatory approvals, including approval from the NHPUC to operate as a utility and to sell electricity directly to end-users and approval by the FERC of the rates specified in the agreement. In addition, the agreement is subject to the entry by Freedom Energy into an agreement with Public Service Company of New Hampshire ("PSNH") for transmission services. Great Bay has the right, which it has not exercised, to terminate the Freedom Purchased Power Agreement since these conditions were not satisfied by February 28, 1996. Freedom Energy has petitioned the NHPUC for permission to sell electric power directly to end-users located in the franchise service area of PSNH, but it is not currently authorized to operate an electric utility. Great Bay is unable to predict whether Freedom Energy will obtain the necessary approvals or customers to purchase 20 MW of electricity.

     Great Bay is also a party to a Purchased Power Agreement, dated November 9, 1995 (the "Bangor Purchased Power Agreement"), with Bangor Hydro-Electric Company ("Bangor Hydro") pursuant to which Bangor Hydro agreed to purchase from Great Bay, subject to increase or reduction under certain circumstances, 10 MW of electricity during the months of January through March 1996 and for the months of November 1996 through March 1997 and November 1997 through March 1998. Pursuant to the Bangor Purchased Power Agreement, Great Bay also granted to Bangor Hydro an option to purchase from Great Bay, subject to increase or reduction under certain circumstances, up to 10 MW of electricity for the months of November 1998 through March 1999 and November 1999 through March 2000.

     During the year ended December 31, 1995, sales to Northeast Utilities, New England Power Company, UNITIL and Bangor Hydro accounted for 27%, 21%, 15% and 12%, respectively, of total operating revenues. See Note J of Notes to the Financial Statements.

     Competition

     Great Bay sells its share of Seabrook electricity into the wholesale electricity market in the Northeast United States. There are a large number of suppliers to this market and a surplus of capacity, resulting in intense competition. A primary source of competition comes from traditional utilities, many of which presently have excess capacity. In addition, non-utility wholesale generators of electricity, such as IPPs, QFs and EWGs, as well as power marketers and brokers, actively sell electricity in this market.

     Great Bay may face increased competition, primarily based on price, from all the foregoing sources in the future. Great Bay believes that it will be able to compete effectively in the wholesale electricity market because of the current low cost of electricity generated by the Seabrook Project in comparison with existing alternative sources and the reduction of Great Bay's capital costs resulting from the implementation of the Chapter 11 reorganization plan. In addition, Great Bay believes that the commitment by PECO to provide back-up power under the PECO Services Agreement, as well as PECO's marketing capabilities, will favorably affect Great Bay's competitive position.

     NEPOOL

     Great Bay is a party to the New England Power Pool ("NEPOOL") Agreement (the "NEPOOL Agreement") and is a member of NEPOOL. NEPOOL is open to all investor-owned, municipal and cooperative electric utilities in New England that are connected to the New England power grid. Effective November 13, 1995, the NEPOOL Agreement was amended to permit broader membership and participation in NEPOOL by power marketers and other non-utilities that transact business in the bulk power market in New England. The NEPOOL Agreement provides for coordinated planning of future facilities as well as the operation of nearly 100% of existing generating capacity in New England and of related transmission facilities as if they were one system. The NEPOOL Agreement imposes on its participants obligations concerning generating capacity reserves and the right to use major transmission lines. On occasions when one or more transmission lines are out of service, the quantity of power being produced by then operating generation plants may exceed the quantity of power that can be carried safely by the transmission system. In such instances, one or more generation plants may be taken off-line by NEPOOL. To date, the Seabrook Project has not been taken off-line in these instances. Great Bay believes that it is unlikely that the Seabrook Project would be taken off-line in such instances because NEPOOL prefers to take off-line non-nuclear plants which are less complex and less difficult to schedule than nuclear units.

     The NEPOOL agreement also provides for central dispatch of the generating capacity of NEPOOL members with the objective of achieving economical use of the region's facilities. Pursuant to the NEPOOL Agreement, interchange sales (purchases from or sales to the pool by a NEPOOL member) are made at prices approximately equal to the fuel cost for generation without contribution to the support of fixed charges, if NEPOOL has the right to schedule delivery of the power. On rare occasions, unscheduled power is delivered, or "dumped," to the pool, for which no payment is made by NEPOOL. Great Bay does not expect to "dump" power to NEPOOL. NEPOOL members also jointly schedule generation plant maintenance to avoid capacity shortages in the NEPOOL area. The number of generation plants undergoing maintenance at any time affects the cost of replacement power in the market. Thus, Great Bay's operating revenues and costs are affected to some extent by the operations of plants of other members.

     Nuclear Power, Energy and Utility Regulation

     The Seabrook Project and Great Bay, as part owner of a licensed nuclear facility, are subject to the broad jurisdiction of the NRC, which is empowered to authorize the siting, construction and operation of nuclear reactors after consideration of public health and safety, environmental and antitrust matters. Great Bay has been, and will be, affected to the extent of its proportionate share by the cost of any such requirements made applicable to Seabrook Unit 1.

     Great Bay is also subject to the jurisdiction of the FERC under Parts II and III of the Federal Power Act and, as a result, is required to file with FERC all contracts for the sale of electricity. FERC has the authority to suspend the rates at which Great Bay proposes to sell power, to allow such rates to go into effect subject to refund and to modify a proposed or existing rate if FERC determines that such rate is not "just and reasonable." FERC's jurisdiction also includes, among other things, the sale, lease, merger, consolidation or other disposition of facilities, interconnection of certain facilities, accounts, service and property records.

     Because it is an EWG, Great Bay is not subject to the jurisdiction of the NHPUC under PUHCA. In order to maintain its EWG status, Great Bay must continue to engage exclusively in the business of owning and/or operating all or part of one or more "eligible facilities" and to sell electricity only at wholesale (i.e., not to end users) and activities incidental thereto. An "eligible facility" is a facility used for the generation of electric energy exclusively at wholesale or used for the generation of electric energy and leased to one or more public utility companies. The term "facility" may include a portion of a facility. In the case of Great Bay, its 12.1% joint ownership interest in the Seabrook Project comprises an "eligible facility."

     Great Bay is subject to regulation by the NHPUC in many respects including the issuance of securities, the issuance of debt, contracts with affiliates, forms of accounts, transfers of utility properties, mortgaging of utility property and other matters. The NHPUC does not regulate rates charged for sales of electricity at wholesale.

     The NHPUC and the regulatory authorities with jurisdiction over utilities in New Hampshire and state legislatures of several other states in which Great Bay sells electricity are considering a range of proposals relating to the deregulation of the utility industry. It is not possible to predict what steps will be taken by these authorities and legislatures or their impact on Great Bay.

     Nuclear Power Issues

     Nuclear units in the United States have been subject to widespread criticism and opposition, which has led to construction delays, cost overruns, licensing delays and other difficulties. Various groups have sought to prohibit the completion and operation of nuclear units and the disposal of nuclear waste by litigation, legislation and participation in administrative proceedings. The Seabrook Project was the subject of significant public controversy during its construction and licensing and remains controversial. An increase in public concerns regarding the Seabrook Project or nuclear power in general could adversely affect the operating license of Seabrook Unit 1. While Great Bay cannot predict the ultimate effect of such controversy, it is possible that it could result in a premature shutdown of the unit.

     In the event of a permanent shutdown of any unit, NRC regulations require that it be completely decontaminated of any residual radioactivity. While the owners of the Seabrook Project are accumulating a trust fund to pay decommissioning costs, if these costs exceed the amount of the trust fund, the owners (including Great Bay) will be liable for the excess.

     Nuclear Related Insurance

     In accordance with the Price Anderson Act, the limit of liability for a nuclear-related accident is approximately $8.9 billion, effective November 18, 1994. The primary layer of insurance for this liability is $200 million of coverage provided by the commercial insurance market. The secondary coverage is approximately $8.7 billion, based on the 110 currently licensed reactors in the United States. The secondary layer is based on a retrospective premium assessment of $79.3 million per nuclear accident per licensed reactor, payable at a rate not exceeding $10 million per year per accident and a maximum of $20 million per year. In addition, the retrospective premium is subject to inflation based indexing at five-year intervals and, if the sum of all public liability claims and legal costs arising from any nuclear accident exceeds the maximum amount of financial protection available, then each licensee can be assessed an additional 5% ($3.965 million) of the maximum retrospective assessment. With respect to the Seabrook Project, Great Bay would be obligated to pay its ownership share of any assessment resulting from a nuclear incident at any United States nuclear generating facility. Great Bay estimates its maximum liability per incident currently would be an aggregate amount of approximately $9.59 million per accident, with a maximum annual assessment of about $1.21 million per incident, per year.

     In addition to the insurance required by the Price Anderson Act, the NRC regulations require licensees, including the Seabrook Project, to carry all risk nuclear property damage insurance in the amount of at least $1.06 billion, which amount must be dedicated, in the event of an accident at the reactor, to the stabilization and decontamination of the reactor to prevent significant risk to the public health and safety.

     During 1995, Great Bay purchased business interruption insurance from Nuclear Electric Insurance Limited ("NEIL"). This policy is in effect from December 22, 1995 until September 15, 1996 and provides for the payment of a fixed weekly loss amount of $520,000 in the event of an outage at the Seabrook Project of more than 21 weeks resulting from property damage occurring from a "sudden fortuitous event, which happens by chance, is unexpected and unforeseeable." The maximum amount payable to Great Bay is $70.3 million. Under the terms of the policy, Great Bay is subject to a potential retrospective premium adjustment of up to approximately $650,000 should NEIL's board of directors deem that additional funds are necessary to preserve the financial integrity of NEIL. Since NEIL was founded in 1980, there has been no retrospective premium adjustment; however, there can be no assurance that NEIL will not make retrospective adjustments in the future. The liability for this retrospective premium adjustment ceases six years after the end of the policy unless prior demand has been made.

     Nuclear Fuel

     The Seabrook Project's joint owners have made, or expect to make, various arrangements for the acquisition of uranium concentrate, the conversion, enrichment, fabrication and utilization of nuclear fuel and the disposition of that fuel after use. Many of these arrangements are pursuant to multi-year contracts with concentrate and services providers. Based on the Seabrook Project's existing contractual arrangements, Great Bay believes that the Seabrook Project has available or under supply contracts sufficient nuclear fuel for operations through approximately 2001. The next refueling, based on NAESCO's expectation for fuel consumption, is currently scheduled for June 1997. Uranium concentrate and conversion, enrichment and fabrication services currently are available from a variety of sources. The cost of such concentrate and such services varies based upon market factors.

     Nuclear Waste Disposal

     Costs associated with nuclear plant operations include amounts for disposal of nuclear wastes, including spent fuel, as well as for the ultimate decommissioning of the plants. Under the Nuclear Waste Policy Act of 1982 (the "NWPA"), the United States Department of Energy (the "DOE") is required (subject to various contingencies) to design, license, construct and operate a permanent repository for high level radioactive wastes and spent nuclear fuel and establish prescribed fees for the disposal of such waste and fuel. The NWPA specifies that the DOE provide for the disposal of such waste and spent nuclear fuel starting in 1998.

     The owners of the Seabrook Project have entered into contracts with the DOE for disposal of spent nuclear fuel in accordance with the NWPA. In return for payment of the prescribed fees, the federal government is to take title to and dispose of the Seabrook Project's high level wastes and spent nuclear fuel beginning no later than 1998. However, the DOE has announced that its first high level waste repository will not be in operation earlier than 2010, notwithstanding the DOE's statutory and contractual responsibility to begin disposal of high-level radioactive waste and spent fuel, beginning not later than January 31, 1998.

     Until the federal government begins receiving such materials in accordance with the NWPA, operating nuclear generating units such as the Seabrook Project will need to retain high level wastes and spent fuel on-site or make other provisions for their storage. Great Bay has been advised by the Managing Agent that on-site storage facilities for the Seabrook Project are expected to be adequate until at least 2010.


     Disposal costs for LLWs that result from normal operation of nuclear generating units have increased significantly in recent years and are expected to continue to rise. The cost increases are functions of increased packaging and transportation costs and higher fees and surcharges charged by the disposal facilities. Pursuant to the Low-Level Radioactive Waste Policy Act of 1980, each state was responsible for providing disposal facilities for LLW generated within the state and was authorized to join with other states into regional compacts to jointly fulfill their responsibilities. However, pursuant to the Low-Level Radioactive Waste Policy Amendments Act of 1985, each state in which a currently operating disposal facility is located (South Carolina, Nevada and Washington) is allowed to impose volume limits and a surcharge on shipments of LLW from states that are not members of the compact in the region in which the facility is located. On June 19, 1992, the United States Supreme Court issued a decision upholding certain parts of the Low-Level Radioactive Waste Policy Amendments Act of 1985, but invalidating a key provision of that law requiring each state to take title to LLW generated within that state if the state fails to meet federally mandated deadlines for siting LLW disposal facilities. The decision has resulted in uncertainty about states' continuing roles in siting LLW disposal facilities and may result in increased LLW disposal costs and the need for longer interim LLW storage before a permanent solution is developed. Based on information provided by NAESCO, management believes that the on-site storage capacity for LLW generated by the Seabrook Project is adequate for the forseeable future.


     In April 1995, a privately owned facility in Utah was approved as a disposal facility for certain types of LLW. Additionally, the Barnwell, South Carolina disposal facility was reopened in July 1995 to all states except North Carolina as a result of legislation passed by the South Carolina legislature. The Seabrook Project began shipping certain LLW to the Utah facility in December 1995. All LLW generated by the Seabrook Project which exceeds the maximum radioactivity level of LLW accepted by the Utah facility and LLW resulting from the Seabrook Project's operation prior to that date is stored on-site.

     Decommissioning

     NRC licensing requirements and restrictions are also applicable to the decommissioning of nuclear generating units at the end of their service lives, and the NRC has adopted comprehensive regulations concerning decommissioning planning, timing, funding and environmental review. Any changes in NRC requirements or technology can increase estimated decommissioning costs.

     Along with the other Participants, Great Bay is responsible for its pro rata share of the decommissioning and cancellation costs for Seabrook. The decommissioning funding schedule is determined by the New Hampshire Nuclear Decommissioning Financing Committee (the "NDFC"). The NDFC reviews the decommissioning funding schedule for the Seabrook Project at least annually and, for good cause, may increase or decrease the amount of the funds or alter the funding schedule. Great Bay pays its share of decommissioning costs on a monthly basis.

     The estimated cost to decommission the Seabrook Project, based on a study performed in 1994 for the lead owner of the Plant, is approximately $414 million in 1995 dollars and $2.1 billion in 2026 dollars, assuming a 36-year life for the facility and a future escalation rate of 4.25%. Based on this estimate, the current value of Great Bay's share of this liability in 1995 dollars is approximately $50.2 million.

     The Seabrook Project's decommissioning estimate and funding schedule is subject to review each year by the NDFC. The review of the 1996 estimate and funding schedule by the NDFC is currently scheduled to commence in May 1996. Although the owners of the Seabrook Project are accumulating funds in an external trust to defray decommissioning costs, these costs could substantially exceed the value of the trust fund, and the owners, including Great Bay, would remain liable for the excess.

     On November 15, 1992, Great Bay's former parent, EUA, and certain other parties entered into a settlement agreement. Under the settlement agreement EUA, guaranteed an amount not to exceed $10 million of Great Bay's future decommissioning costs of Seabrook Unit 1 in the event that Great Bay is unable to pay its share of such decommissioning costs.

     Environmental Regulation

     The Seabrook Project, like other electric generating stations, is subject to standards administered by federal, state and local authorities with respect to the siting of facilities and associated environmental factors. The United States Environmental Protection Agency (the "EPA"), and certain state and local authorities, have jurisdiction over releases of pollutants, contaminants and hazardous substances into the environment and have broad authority in connection therewith, including the ability to require installation of pollution control devices and remedial actions. The NRC has promulgated a variety of standards to protect the public from radiological pollution caused by the normal operation of nuclear generating facilities.

     The EPA issued a National Pollutant Discharge Elimination System permit, valid for a period of five years, to NAESCO on October 30, 1993 authorizing discharges from Seabrook Station into the Atlantic Ocean and the Browns River in accordance with limitations, monitoring requirements and conditions specified in the permit. On August 31, 1994, the New Hampshire Department of Environmental Services issued to NAESCO permits to operate two auxiliary boilers and two emergency diesel generators in accordance with New Hampshire Revised Statutes Annotated Chapter 125-C. These permits, which are effective until August 31, 1997, prescribe limits for the emission of air pollutants into the ambient air as well as record keeping and other reporting criteria. Because the liabilities of the Participants under the JOA are several and not joint, in the event that NAESCO violates the emissions limits contained in its permits, if at all, Great Bay is liable for its pro rata share of any costs and liabilities assessed for the emissions violations.

     In some environmental areas, the NRC and the EPA have overlapping jurisdiction. Thus, NRC regulations are subject to all conditions imposed by the EPA and a variety of federal environmental statutes, including obtaining permits for the discharge of pollutants (including heat, which is discharged by the Seabrook Project) into the nation's navigable waters. In addition, the EPA has established standards, and is in the process of reviewing existing standards, for certain toxic air pollutants, including radionuclides, under the United States Clean Air Act which apply to NRC-licensed facilities. The effective date for the new EPA radionuclide standards has been stayed as applied to nuclear generating units. Environmental regulation of the Seabrook Project may result in material increases in capital and operating costs, delays or cancellation of construction of planned improvements, or modification or termination of operation of existing facilities.

Management believes that Great Bay is in compliance in all material respects with applicable EPA, NRC and other regulations relating to pollution caused by nuclear generating facilities.

     Energy Policy Act

     The Energy Act addresses many aspects of national energy policy and includes important changes for electric utilities and registered holding companies. For example, the Energy Act grants FERC new authority to mandate transmission access for QFs, EWGs and traditional utilities. It is not possible to predict the impact which the Energy Act and the rules and regulations which will be promulgated by various regulatory agencies pursuant to the Energy Act will have on Great Bay. It is also not possible to predict the timing or content of future energy policy legislation and the significance of such legislation to Great Bay. Various issues not addressed by the Energy Act, including regional planning and transmission arrangements, could be addressed in future legislation.

PROPERTIES

     Great Bay's principal asset is its 12.1% joint ownership interest in the Seabrook Project. The Seabrook Project is a nuclear-fueled, steam electricity, generating plant located in Seabrook, New Hampshire, which was planned to have two Westinghouse pressurized water reactors, Seabrook Unit 1 and Seabrook Unit 2 (each with a rated capacity of 1,150 megawatts), utilizing ocean water for condenser cooling purposes. Seabrook Unit 1 entered commercial service on August 19, 1990. Seabrook Unit 2 has been canceled.

EMPLOYEES

     Great Bay currently has five employees. If the Merger is consummated, all of these employees will become Holding Company employees. See "Certain Transactions" and "Management -- Employment Agreements."

LEGAL PROCEEDINGS


     Great Bay filed applications for abatement of its 1994 and 1995 property taxes with the Towns of Seabrook, Hampton and Hampton Falls, New Hampshire (the "New Hampshire Towns"). Each of the New Hampshire Towns denied Great Bay's abatement requests. On December 22, 1994 with respect to Hampton and Hampton Falls and February 18, 1995 with respect to Seabrook, Great Bay filed appeals with the Board of Land and Tax Appeals (the "1994 Tax Appeals"). Approximately $2,200,000 of property taxes is at issue in the 1994 Tax Appeals. Based upon the current trading price of the Great Bay Common Stock on the NNM, Great Bay believes that the market capitalization of the total equity of Great Bay is less than $60,000,000 and, therefore, that the valuation by the New Hampshire Towns of Great Bay's interest in the Seabrook Project at approximately $400,000,000 significantly overvalues Great Bay's interest in the Seabrook Project. See "Great Bay Common Stock Market Price Information." The 1994 Tax Appeals are presently pending and Great Bay is unable to express an opinion as to the likely outcome of this matter. Great Bay believes that a decision by the New Hampshire Towns against Great Bay would not have material adverse effect on Great Bay's results of operations because Great Bay paid its 1994 and 1995 property taxes to the New Hampshire Towns.



     In December 1995, the Town of Seabrook, New Hampshire (the "Town of Seabrook") issued a bill for property taxes for the second half of 1995 to North Atlantic Energy Corp., et al. The Town of Seabrook informed Great Bay that it believed Great Bay's share of this bill was equal to $1,293,000. Great Bay initially refused to pay the bill because Great Bay believes that the Town of Seabrook's assessment of Great Bay's interest in the Seabrook Project (approximately $400,000,000) is overvalued and because the bill fails to recognize Great Bay as an independent taxpayer with a separately assessed and valued parcel of real estate. On April 30, 1996, Great Bay paid the December 1995 property tax bill to avoid the Town of Seabrook placing a lien on the Seabrook Project. Great Bay has filed a petition with the Town of Seabrook seeking tax abatement of Great Bay's 1995 property taxes. Great Bay is unable to express an opinion as to the likely outcome of this matter.


CERTAIN TRANSACTIONS

     Mr. Tillinghast serves as the President and sole stockholder of Tillinghast Technology Interests, Inc. ("TILTEC"), a private consulting firm that provides services to various corporations relative to cogeneration, alternative energy projects, third party power generation and general restructuring of the U.S. utility industry. From January 1 through April 24, 1995, TILTEC and Great Bay were parties to an Agreement, dated as of

November 23, 1994, under which TILTEC provided Great Bay with approximately 1,000 square feet of furnished office space located within close proximity to the Seabrook Project at 20 Ladd Street in Portsmouth, New Hampshire, and administrative support services for a total fee of $3,500 per month.

     TILTEC and Great Bay entered into a new Expense Sharing Agreement, dated as of April 24, 1995 (the "New Expense Sharing Agreement"), superseding in its entirety the November 23, 1994 expense sharing agreement. Under the New Expense Sharing Agreement, TILTEC agreed to continue to provide to Great Bay approximately 1,000 square feet of furnished office space in Portsmouth, New Hampshire and administrative support services for a total fee of $7,400 per month. The New Expense Sharing Agreement terminated effective as of May 1, 1996. Because of its need for additional space, Great Bay relocated to a new facility in Dover, New Hampshire on May 1, 1996.

     Effective August 1, 1995 (the "Getman Commencement Date"), Frank W. Getman Jr. commenced employment with Great Bay and entered into an Employment Agreement (the "Getman Employment Agreement") pursuant to which he agreed to serve as Vice President, General Counsel and Secretary through August 1, 1998. Pursuant to the Getman Employment, Great Bay loaned Mr. Getman $75,000 at the time he commenced employment. The principal amount of the loan will be forgiven in equal installments of $25,000 on each of the first, second and third anniversaries of the Getman Commencement Date, so long as Mr. Getman remains employed by Great Bay on such dates. In the event that Mr. Getman's employment is terminated for cause (as defined in the Getman Employment Agreement) or by Mr. Getman, he has agreed to repay to Great Bay the outstanding principal amount of such loan at such time, less any amounts forgiven by Great Bay, plus interest accrued on such adjusted principal amount from the Getman Commencement Date at an interest rate of 6% per year. See "Management -- Employment Agreements."

MANAGEMENT'S DISCUSSION OF ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GREAT BAY

     Emergence from Chapter 11

     On February 28, 1991, Great Bay filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code. On November 23, 1994 (the "Confirmation Date"), a formal confirmation order by the Bankruptcy Court with respect to Great Bay's Amended Bankruptcy Plan became effective. At that time, Great Bay emerged from bankruptcy. As a result of the Chapter 11 proceeding and in accordance with the provisions of the Amended Bankruptcy Plan, the capital structure of Great Bay was completely changed. In particular, as part of its Chapter 11 proceeding, Great Bay discharged all of its pre-petition debt, which consisted primarily of the approximately $280 million principal amount of outstanding Notes and unpaid accrued interest on the Notes of approximately $14 million, and raised gross proceeds of $35 million in the Amended Bankruptcy Plan. See "Business -- Bankruptcy Proceeding and Reorganization." Thus, as a result, Great Bay's net worth increased significantly and Great Bay was relieved of the obligation to make principal and interest payments on the Notes.

     The following discussion focuses solely on operating revenues and operating expenses which are presented in a substantially consistent manner for all of the periods presented. As a result of the Chapter 11 proceeding and subsequent effectiveness of the Amended Bankruptcy Plan on November 23, 1994, the 1994 Statement of Income represents separately the results of operations of the predecessor company prior to November 23, 1994 from the results of operations of Great Bay after that date.

     On the Confirmation Date, Great Bay adopted a "Fresh Start" Balance Sheet. This Balance Sheet reflects the assets and liabilities of Great Bay at their estimated fair values as of the Confirmation Date, including the net proceeds of the equity financing for the Amended Bankruptcy Plan, and eliminating liabilities discharged under the Amended Bankruptcy Plan.

     Overview

     Great Bay reported an operating loss in the three-month period ended March 31, 1996 and in each of the year ended December 31, 1995, the combined twelve-month period ended December 31, 1994 and the year ended December 31, 1993. These losses were primarily due to sales of Great Bay's share of electricity from the Seabrook Project in the short-term market at prices resulting in revenues substantially below actual expenses.

     The Seabrook Project from time to time experiences both scheduled and unscheduled outages. Great Bay incurs losses during outage periods due to the loss of all operating revenues and additional costs associated with the outages as well as continuing operating and maintenance expenses and depreciation. Unscheduled outages or operation of the unit at reduced capacity can occur due to the automatic operation of safety systems following the detection of a malfunction. In addition, it is possible for the unit to be shut down or operated at reduced capacity based on the results of scheduled and unscheduled inspections and routine surveillance by Seabrook Project personnel. It is not possible for Great Bay to predict the frequency or duration of any future unscheduled outages; however, it is likely that such unscheduled outages will occur. The Managing Agent of the Seabrook Project has scheduled the next refueling outage for June 1997. Refueling outages are scheduled generally every 18-24 months depending upon the Seabrook Project capacity factor and the rate at which the nuclear fuel is consumed.

     This Proxy Statement/Prospectus contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," 'excepts," "intends," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Great Bay's and Holding Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth under the caption "Risk Factors" at pages 9 through 12.

     Results of Operations

     OPERATING REVENUES

     Three Month Periods Ended March 31, 1996 and 1995

     Great Bay's operating revenues decreased by approximately $890,000, or 11.4%, to $6,891,000 in the first quarter of 1996 as compared with $7,781,000 in the first quarter of 1995. This decrease was primarily due to lower availability and production at the Seabrook Project resulting from unscheduled outages during the first quarter of 1996 compared with no scheduled or unscheduled outages occurring during the same period in 1995. During the first quarter of 1996, the average capacity factor at the Seabrook Project was 86.1% of the rated capacity versus an average capacity factor of 100.6% for the same period in 1995. Sales of electricity decreased by approximately 12.9% to 264,134,400 kilowatt hours in 1996 as compared with 303,169,000 kilowatt hours in 1995. This decrease in kWh sales during the first quarter of 1996 was partially offset by an increase in the sales price per kWh received by Great Bay during the first quarter of 1996, as compared to the same period in 1995. During the first quarter of 1996 the sales price per kWh (determined by dividing total sales revenue by the total number of kWh hours sold in the applicable period) increased 2% to $2.61 cents per kWh as compared with $2.56 cents per kWh in the 1995 period. Great Bay's cost of power (determined by dividing total operating expenses by Great Bay's 12.1% share of the power produced by the Seabrook Project during the applicable period) increased by 15.9% to 2.91 cents per kWh in the first three months of 1996 as compared to 2.51 cents per kWh in the first three months of 1995. This increase is primarily the result of the unscheduled outages during January and February of 1996. Scheduled and unscheduled outage time increases Great Bay's cost of power because Seabrook Project costs are spread over fewer kWhs.

     Years Ended December 31, 1995, 1994 and 1993

     Great Bay's operating revenues for 1995 increased by approximately $7.4 million, or 43%, as compared with the combined twelve months ended 1994. The increase was due to reduced scheduled and unscheduled outage time during 1995, with an average capacity factor of 83.2% in 1995 as compared with 61.6% in the combined twelve months ended 1994. Operating revenues were also favorably affected in 1995 by reduced outage time and an increase in the sales price per kWh to 2.41 cents per kWh as compared with 2.27 cents per kWh in the combined twelve months ended 1994. Great Bay's cost of power decreased by 34.7% to 3.18 cents per kWh in 1995 as compared with 4.88 cents per kWh in the combined twelve months ended 1994, primarily as a result of reduced depreciation and amortization expenses in 1995 resulting from the write down to fair value of all of Great Bay's assets following its emergence from bankruptcy in November 1994.

     Great Bay's operating revenues for the combined twelve months ended 1994 decreased by approximately $7.5 million, or 30.5%, in comparison with 1993. The decrease was primarily due to greater scheduled and unscheduled outages at the Seabrook Project during 1994 than in 1993, with an average capacity factor of 61.6% in 1994 in comparison with 89.9% in 1993. The sales price per kilowatt-hour power was substantially unchanged, increasing to 2.27 cents in the combined twelve-month period in 1994 from 2.24 cents in 1993. Great Bay's cost of power for the same periods increased by 68.3% to 4.88 cents per kWh in the combined twelve-month period in 1994 as compared with 2.90 cents per kWh in 1993, primarily as a result of the outages in the combined twelve months ended 1994.

     EXPENSES

     Three Month Periods Ended March 31, 1996 and 1995

     Great Bay's production expenses for the first quarter of 1996 decreased by $618,000 or 14.7%, compared with the first quarter of 1995. This decrease was primarily the result of reduced operating costs at the Seabrook Project reflecting lower staffing levels and a reduction in the level of outside services, lower nuclear fuel amortization because the Seabrook Project added less expensive nuclear fuel at the last refueling outage and lower outage accruals as the result of the use of a 20-month assumed scheduled operating cycle in the first quarter of 1996 and an 18-month cycle in the first quarter of 1995. The change in the operating cycle reflects a change by the Managing Agent of the Seabrook Project as to the assumed burn rate of the nuclear fuel.

     Great Bay's administrative and general expenses increased by $512,000 during the first quarter of 1996, an increase of 36.5% over the comparable period in 1995. This increase was primarily due to the costs associated with the growth and management of Great Bay, including transition and start-up costs associated with Great Bay directly performing its own administrative functions following the termination of its Marketing and Management and Administrative Services Agreements with UNITIL Resources, Inc., marketing fees paid to PECO and costs associated with Great Bay's proposed corporate restructuring into a holding company structure. The marketing fees paid to PECO are calculated based upon a revenue sharing formula. The formula is materially dependent upon the capacity factor achieved at the Seabrook Project and is subject to a biannual true-up in July and January based on the actual capacity factor for the prior six-month period. If the Seabrook Project annual capacity factor exceeds 85%, Great Bay is entitled to retain a greater percentage of current year revenues and PECO is required to make a true-up payment to Great Bay.

     Great Bay's depreciation and amortization expenses increased 18.7% to $874,000 in the first quarter of 1996 as compared to $736,000 during the first quarter of 1995. This increase was primarily attributable to Great Bay's utility plant being depreciated over a shorter remaining license life and amortization of the cost of the materials and supplies inventory that is expected to be on hand at the expiration of the Seabrook Project's NRC operating license.

     Other deductions increased 157%, or $606,000, reflecting $219,000 in other deductions during the first quarter of 1996 as compared to other income of $387,000 recorded during the first quarter of 1995. This increase was primarily due to Great Bay's recognition of its share of the Seabrook Project's decommissioning liability. During the first quarter of 1996, Great Bay Power began to accrete its share of the Seabrook Project's decommissioning liability in 1996 dollars rather than 1995 dollars. In 1995 there was no expense for Great Bay's share of Seabrook Project's decommissioning liability because the entire amount of Great Bay's share of Seabrook Project's decommissioning liability was reflected as a liability on Great Bay's balance sheet under fresh start accounting principles. This accretion is a non-cash charge and recognizes Great Bay's liability related to the closure and decommissioning of its nuclear plant in current year dollars over the licensing period of the plant.

     Years Ended December 31, 1995, 1994 and 1993

     Great Bay's total operating expenses (excluding depreciation and all taxes) for 1995 increased $0.7 million, or 3.0%, in comparison with the combined twelve months ended 1994, primarily as a result of increased administrative and general expenses. This increase was partially offset by lower maintenance costs during the Seabrook Project's 1995 scheduled outage. Depreciation and amortization expenses decreased by 59.6% to $3.3 million during 1995 as compared with $8.3 million in the combined twelve months ended 1994. The decrease was the result of a reduction in the depreciable value of Great Bay's investment in the Seabrook Project due to the write down to fair value of all of Great Bay's assets following its emergence from bankruptcy in November 1994. In the combined twelve months ended 1994, as part of its emergence from bankruptcy, Great Bay wrote off $137.9 million of assets and liabilities. Interest income increased in 1995 to $1.5 million as a result of Great Bay's significantly higher cash and investment balances in 1995.

     Great Bay's total operating expenses (excluding depreciation and all taxes) for the combined twelve-month period in 1994 increased $1.2 million, or 5.1%, in comparison with 1993, primarily as a result of increased maintenance costs during the Seabrook Project's 1994 outages. Taxes other than income increased for the combined twelve-month period in 1994 by approximately $0.4 million, or 10.4%, over 1993, reflecting changes in the manner in which Great Bay accrued for this liability as a result of the uncertainty regarding the timing and magnitude of the net operating loss carryforwards described below.

     NET OPERATING LOSSES

     For federal income tax purposes, as of December 31, 1995, Great Bay had net operating loss carry forwards ("NOLs") of approximately $167 million, which are scheduled to expire between 2005 and 2010. Because Great Bay has experienced one or more ownership changes, within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, an annual limitation is imposed on the ability of Great Bay to use $136 million of these carryforwards. Great Bay's best estimate at this time is that the annual limitation on the use of $136 million of Great Bay's NOLs is approximately $5.5 million per year. Great Bay's other $31 million of NOLs are not currently subject to such limitations.

     Liquidity and Capital Resources


     Great Bay is required under the JOA to pay its share of Seabrook Unit 1 and Seabrook Unit 2 expenses, including, without limitation, operation and maintenance expenses, construction and nuclear fuel expenditures and decommissioning costs, regardless of the level of Seabrook Unit 1's operations. Seabrook Project expenses to preserve and protect Unit 2 assets approximate $700,000 per year, of which Great Bay's share is approximately $91,000 per year. Great Bay currently is selling most of its power in the Northeast United States short-term wholesale power market. The cash generated from electricity sales by Great Bay is and has been less than Great Bay's ongoing cash requirements. Great Bay expects that it will continue to incur cash deficits until the prices at which it is able to sell its share of the Seabrook Project electricity increase, which may be a number of years, if ever. Great Bay intends to cover such deficits with its cash and short-term investments which totaled approximately $16.7 million at March 31, 1996. However, if the Seabrook Project operates at a capacity factor below historical levels, or if expenses associated with the ownership or operation of the Seabrook Project, including without limitation decommissioning costs, are materially higher than anticipated, or if the prices at which Great Bay is able to sell its share of the Seabrook Project electricity do not increase at the rates and within the time expected by Great Bay, Great Bay would be required to raise additional capital, either through a debt financing or an equity financing, to meet its ongoing cash requirements.


     Great Bay's principal asset available to serve as collateral for borrowings is its 12.1% joint interest in the Seabrook Project. Pursuant to a power purchase agreement, dated as of April 1, 1993, between Great Bay and UNITIL Power Corp., Great Bay's interest in the Seabrook Project is encumbered by a mortgage. This mortgage may be subordinated to up to $80 million of senior secured financing.

     Great Bay's cash and short-term investments increased approximately $274,000 during the first quarter of 1996. Principal factors affecting liquidity during the three months ended March 31, 1996 included the operating loss discussed above, decommissioning trust fund payments of $181,000, an increase in accounts receivable of $1,008,000 due to the resumption of power sales in the first quarter of 1996 following reduced sales in December 1995 as a result of the scheduled outage during that month and an increase in Prepayments and other assets of $1,391,000, primarily related to cash funding of Great Bay's share of the Seabrook Project's operating costs. Offsetting these items were non-cash charges to income of $1,801,000 for depreciation and amortization, decommissioning trust fund accretion of $565,000 and local property and state nuclear tax accruals of $917,000. Great Bay also received $1,000,000 as a result of the PECO warrant purchase.

     In December 1995, the Town of Seabrook, New Hampshire (the "Town of Seabrook") issued a bill for property taxes for the second half of 1995 to "North Atlantic Energy Corp., et al." The Town of Seabrook informed Great Bay that it believed Great Bay's share of this bill was $1,293,000. Great Bay initially refused to pay the bill because Great Bay believes that the Town of Seabrook's assessment of Great Bay's interest in the Seabrook Project is overstated and because the bill fails to recognize Great Bay as an independent taxpayer with a separately assessed and valued parcel of real estate. As of March 31, 1996, the non-payment of these property taxes was reflected in Great Bay's financial statements as taxes accrued. On April 30, 1996, Great Bay paid the December 1995 property tax bill to avoid the Town of Seabrook placing a lien on the Seabrook Project. Great Bay has filed a petition with the Town of Seabrook seeking a tax abatement of Great Bay's 1995 property taxes. Management of Great Bay is unable to express an opinion as to the likely outcome of this matter.

     Great Bay's cash and short-term investments decreased approximately $5.7 million during 1995, primarily as a result of the operating loss discussed above plus $7.5 million of capital expenditures for plant and nuclear fuel, payments of $1.0 million to the decommissioning trust fund and payments of $2.7 million for bankruptcy-related reorganization expenses. Partially offsetting the items listed above were non-cash charges to income of $7.9 million for depreciation and amortization.

     Great Bay's fiscal 1995 decommissioning expenses totaled approximately $1.0 million. The decommissioning funding schedule is determined by the NDFC, which reviews such schedule for the Seabrook Project at least annually. Great Bay's decommissioning expenses for fiscal 1996 and fiscal 1997 will depend upon the outcome of pending proceedings before the NDFC. Great Bay expects to use revenues from the sale of power to pay these decommissioning expenses.


     Great Bay anticipates that its share of the Seabrook Project's capital expenditures for the 1996 fiscal year will total approximately $2.7 million, primarily for nuclear fuel and various capital projects. This estimated amount is lower than the amount expended in fiscal 1995 for capital expenditures because the cost of nuclear fuel is lower in a non-refueling year.


     On May 23, 1996, Great Bay and the joint owners of the Seabrook Project announced a proposed transaction for the sale of two steam generators from Seabrook Unit 2. If this sale is completed, Great Bay will receive approximately $7,000,000 in cash. Great Bay had previously written off its investment in Unit 2 and will recognize a gain from this sale.

MANAGEMENT

     After the Effective Date, Great Bay will be a wholly-owned subsidiary of Holding Company. The persons who are officers and directors of Great Bay immediately prior to the Effective Date will be the officers and directors of Holding Company and of Great Bay immediately after the Effective Date, without change, until their successors have been duly elected or appointed and qualified.

     Executive Officer and Directors

     The executive officer and directors of Great Bay are as follows:

                   NAME                     AGE                     POSITION
- ------------------------------------------  ---   ---------------------------------------------
John A. Tillinghast.......................  69    Chief Executive Officer, President, Treasurer
                                                  and Chairman of the Board of Directors
Frank W. Getman Jr........................  32    Vice President, Secretary and General Counsel
Kenneth A. Buckfire.......................  37    Director
Andrew J. Kurtz...........................  29    Director
Charles A. Leeds, Jr......................  44    Director

     Great Bay has only two officers, its President, John A. Tillinghast, and its Vice President and General Counsel, Frank W. Getman Jr. A Management and Administrative Services Agreement was in effect during 1995 between Great Bay and URI which provided for URI to provide a full range of services to Great Bay including management, accounting and bookkeeping, budgeting and regulatory compliance. Under the Management and Administrative Services Agreement with URI, Great Bay paid URI $225,000 per year for senior executive management services and reimbursed day-to-day operational services at URI's cost plus 25%. Great Bay terminated this agreement effective January 2, 1996. As of May 1, 1996, Great Bay had five employees and had assumed responsibility for virtually all of its administrative functions other than its power marketing functions, which continue to be provided by a third party pursuant to a contractual agreement.

     Set forth below is information concerning the executive officers and directors of Great Bay:

     John A. Tillinghast has served as President, Treasurer and the Chairman of the Board of Directors of Great Bay since November 1994 and Chief Executive Officer since April 1995. Since 1987, Mr. Tillinghast has served as President and the sole stockholder of Tillinghast Technology Interests, Inc., a private consulting firm. From 1986 to 1993, Mr. Tillinghast served as Chairman of the Energy Engineering Board of the National Academy of Sciences. He holds an M.S. in Mechanical Engineering from Columbia University.

     Frank W. Getman Jr. has served as Vice President, Secretary and General Counsel since August 1. 1995. From September 1991 to August 1995, Mr. Getman was an attorney with the law firm of Hale and Dorr, Boston, Massachusetts. Mr. Getman holds J.D. and M.B.A. degrees from Boston College and a B.A. in Political Science from Tufts University.

     Kenneth A. Buckfire has served as a director of Great Bay since November 1994. Mr. Buckfire has been a Director at Wasserstein Perella & Co., Inc. since January 1996. Mr. Buckfire served with Lehman Brothers, Inc. from September 1994 to January 1996 as a Senior Vice President of High Yield Banking and from March 1991 to August 1994 as a Vice President of High Yield Banking. Mr. Buckfire is a director of Pike Advertising Services, Inc., Caddis International, Inc. and Marketarts Webtrack L.L.C. Mr. Buckfire holds a B.A. from the University of Michigan and an M.B.A. from Columbia University.

     Andrew J. Kurtz has served as a director of Great Bay since May 1995. Mr. Kurtz has been an analyst and portfolio manager for Elliott Associates, L.P. since July 1994. From August 1992 to July 1994, Mr. Kurtz was an attorney at Weil, Gotshal and Manges in New York. Mr. Kurtz was employed by Chemical Realty Corporation, a division of Chemical Bank, from 1988 to 1989. Mr. Kurtz has a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a J.D. from the University of Pennsylvania.

     Charles A. Leeds, Jr. has served as a director of Great Bay since November 1995. Mr. Leeds has served as the Portfolio Manager for Omega Advisors, Inc. since 1991. Mr. Leeds holds a B.A. in Economics from the University of Pennsylvania and an M.B.A. from Columbia University.

     Compensation for Directors

     Employee directors of Great Bay do not receive any compensation for serving on the Board. Non-employee directors receive $2,500 per quarter, plus reasonable expenses. Non-employee directors are also eligible to receive stock option grants in accordance with a formula specified in the Great Bay Stock Option Plan. At the Effective Date, each Great Bay director holding outstanding Great Bay Options will be granted substitute options to purchase shares of Holding Company Common Stock. See "The Merger -- Substitution of Great Bay Stock Options." Mr. Leeds, a non-employee director of Great Bay, has waived his rights to all compensation available to non-employee directors, including his right to receive stock options pursuant to the Great Bay Stock Option Plan.

     Executive Compensation

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information concerning the compensation of (i) Great Bay's Chief Executive
Officer (the "CEO") and (ii) the only other officer as of December 31, 1995 whose salary and bonuses earned during the fiscal year ended December 31, 1995 at the annual rate of $100,000 or more (the CEO and such other executive officer are hereinafter referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                     ANNUAL COMPENSATION         COMPENSATION AWARDS
                                                  --------------------------     -------------------
                                                           SALARY      BONUS        OPTIONS/SARS
          NAME AND PRINCIPAL POSITION             YEAR     ($)(1)      ($)(1)          (#)(2)
          ---------------------------             ----     -------     -----     -------------------
John A. Tillinghast(3)..........................  1995     $95,000       0             200,000
  President and Chief Executive Officer           1994       9,896       0
Frank W. Getman Jr.(4)..........................  1995      41,667       0              75,000
  Vice President, General Counsel and Secretary

- ---------------
(1) Amounts shown represent cash compensation earned by the Named Executive Officers for the fiscal years presented.

(2) The option exercise price is equal to the fair market value of the Great Bay Common Stock on the date of grant.

(3) Mr. Tillinghast's employment with Great Bay commenced on November 23, 1994.

(4) Mr. Getman's employment with Great Bay commenced on August 1, 1995.


     OPTION/SAR GRANT TABLE. The following table sets forth certain information regarding options and SARs granted during the fiscal year ended December 31, 1995 by Great Bay to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------
                                           PERCENT OF
                          NUMBER OF          TOTAL                                      POTENTIAL REALIZABLE
                          SECURITIES        OPTIONS/                                   VALUE AT ASSUMED RATES
                          UNDERLYING          SARS                                         OF STOCK PRICE
                           OPTIONS/        GRANTED TO                                     APPRECIATION FOR
                             SARS          EMPLOYEES      EXERCISE OR                      OPTION TERM(2)
                           GRANTED         IN FISCAL      BASE PRICE     EXPIRATION    ----------------------
          NAME               (#)              YEAR         ($/SH)(1)        DATE        5%($)        10%($)
- ------------------------- ----------       ----------     -----------    ----------    --------    ----------
John A. Tillinghast......   200,000(3)(4)     72.7%          $8.00        4/24/02      $652,000    $1,518,000
Frank W. Getman Jr.......    75,000(4)(5)     27.3%           8.50        8/01/02       259,500       642,000

- ---------------
(1) The exercise price is equal to the fair market value of Great Bay Common Stock on the date of grant (based upon the most recent per share closing price on the Nasdaq National Market).

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the dates the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Great Bay Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) This option vested with respect to 100,000 shares on April 16, 1996 and will vest with respect to the remaining 100,000 shares on April 24, 1997.

(4) The exercisability of these options is accelerated upon the occurrence of a change in control (as defined in the Great Bay Stock Option Plan). These options are intended to qualify as incentive stock options.

(5) This option may be exercised with respect to 35,000 shares on or after August 1, 1996 and with respect to an additional 20,000 shares on or after each of August 1, 1997 and August 1, 1998.


     OPTION EXERCISES AND YEAR-END VALUES. The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1995 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive
Officers on December 31, 1995:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                 SECURITIES            VALUE OF
                                                                 UNDERLYING          UNEXERCISED
                                                                UNEXERCISED          IN-THE-MONEY
                                                                OPTIONS/SARS         OPTIONS/SARS
                                                             AT FISCAL YEAR-END   AT FISCAL YEAR-END
                                      SHARES                       (#)(1)               ($)(2)
                                     ACQUIRED      VALUE     ------------------   ------------------
                                    ON EXERCISE   REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                                    (#)         ($)        UNEXERCISABLE        UNEXERCISABLE
- ----                                -----------   --------   ------------------   ------------------
John A. Tillinghast...............       0            0           0/200,000               0/0
Frank W. Getman Jr................       0            0            0/75,000               0/0

- ---------------
(1) Options granted under the Great Bay Stock Option Plan.

(2) Based on the fair market value of the Great Bay Common Stock on December 31, 1995 ($8.00) less the option exercise price.


  Employment Agreements

     Effective April 24, 1995, John A. Tillinghast, the President of Great Bay, entered into an Employment Agreement with Great Bay (the "Tillinghast Employment Agreement") pursuant to which Mr. Tillinghast agreed to serve, on a full-time basis, as the President and Chief Executive Officer of Great Bay through December 31, 1996. The Tillinghast Employment Agreement provides for an annual salary of $95,000. In addition, pursuant to the Tillinghast Employment Agreement, Mr. Tillinghast was granted an incentive stock option to purchase 200,000 shares of Great Bay Common Stock, at an exercise price of $8.00 per share, under the Great Bay Stock Option Plan. The option vested with respect to 100,000 shares on April 16, 1996, the date of the Great Bay 1996 Annual Meeting of Stockholders, and will vest with respect to the remaining 100,000 shares on April 24, 1997. Following consummation of the Merger, Holding Company will assume the Tillinghast Employment Agreement and Mr. Tillinghast will be granted options to purchase shares of Holding Company Common Stock under the Holding Company Stock Option Plan in substitution for the outstanding Great Bay Options held by him. See "The Merger -- Employment Agreement to be Assumed by Holding Company" and "-- Substitution of Great Bay Stock Options."

     Effective the Getman Commencement Date, Frank W. Getman Jr. commenced employment with Great Bay and entered into the Getman Employment Agreement pursuant to which he agreed to serve as Vice President, General Counsel and Secretary through August 1, 1998. The Getman Employment Agreement provides for an annual salary of $100,000. In addition, Great Bay loaned Mr. Getman $75,000 at the time he commenced employment. The principal amount of the loan will be forgiven in equal installments of $25,000 on each of the first, second and third anniversaries of the Getman Commencement Date, so long as Mr. Getman remains employed by Great Bay on such dates. In the event that Mr. Getman's employment is terminated for cause (as defined in the Getman Employment Agreement) or by Mr. Getman, he has agreed to repay to Great Bay the outstanding principal amount of such loan at such time, less any amounts forgiven by Great Bay, plus interest accrued on such adjusted principal amount from the Getman Commencement Date at an interest rate of 6% per year. Following consummation of the Merger, Holding Company will assume the Getman Employment Agreement. See "The Merger -- Employment Agreement to be Assumed by Holding Company."

     Pursuant to the Getman Employment Agreement, Mr. Getman was also granted an incentive stock option to purchase 75,000 shares of Common Stock, at an exercise price of $8.50 per share, under the Great Bay Stock Option Plan. The option vests with respect to 35,000 shares on the first anniversary of the Getman Commencement Date and with respect to an additional 20,000 shares on each of the second and third anniversaries of the Getman Commencement Date. Following consummation of the Merger, all outstanding options held by Mr. Getman will be converted into an equal number of options under the Holding Company Stock Option Plan. See "The Merger -- Substitution of Great Bay Stock Options."

     In the event that Mr. Getman's employment with Great Bay terminates in a "Qualifying Termination" in connection with a "Change in Control" (each as defined in the Getman Employment Agreement), (i) Mr. Getman is entitled to receive in cash an amount equal to the greater of the sum of his annual salary from the date of termination until the date of expiration of the Getman Employment Agreement or twice his annual salary (excluding loan forgiveness) at the date of such Change in Control; (ii) the outstanding loan amount, to the extent not forgiven, will be immediately forgiven; and (iii) all outstanding stock options will become immediately exercisable. A Qualifying Termination will be treated as having occurred prior to the second anniversary of a Change in Control upon (i) the termination of Mr. Getman's employment other than for cause or (ii) the voluntary resignation by Mr. Getman following, generally, any material impairment or material adverse change in his working conditions, authority, position or compensation as compared with that in effect immediately prior to the Change in Control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GREAT BAY

     The following table sets forth information, as of March 31, 1996, regarding the ownership of Great Bay Common Stock by (i) the only persons known by Great
Bay to own more than five percent of the outstanding shares, (ii) all directors and nominees of Great Bay, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of Great Bay as a group.

                                                                SHARES OF         PERCENTAGE
                                                                GREAT BAY             OF
                                                               COMMON STOCK       GREAT BAY
                     NAME AND ADDRESS                          BENEFICIALLY      COMMON STOCK
                   OF BENEFICIAL OWNER                           OWNED(1)        OUTSTANDING(2)
- ----------------------------------------------------------  ------------------   ------------
5% Shareholders
Group consisting of:
  Leon G. Cooperman, Omega Capital Partners, L.P., Omega
  Institutional Partners, L.P. and Omega Advisors, Inc.
  (the "Omega Group").....................................       2,710,500(3)           33.9%
     c/o Omega Advisors, Inc.
     Wall Street Plaza
     88 Pine Street
     New York, NY 10005

Group consisting of:
  Elliott Associates, L.P., Westgate International, L.P.,
  Martley International, Inc. and Paul E. Singer (the
  "Elliott Group")........................................       1,987,458(4)           24.8%
     c/o Elliott Associates, L.P.
     712 Fifth Avenue 36th Floor
     New York, NY 10019

Group consisting of:
  SC Fundamental Fund, L.P., SC Fundamental Inc., SC
  Fundamental Value BVI, Inc., Gary N. Siegler and Peter
  M. Collery..............................................         896,000(5)           11.2%
     c/o Siegler, Collery & Co.
     712 Fifth Avenue
     New York, NY 10019

Directors and Executive Officers:
Kenneth A. Buckfire.......................................          41,000(6)              *
Andrew J. Kurtz...........................................          40,000(6)              *
Charles A. Leeds, Jr......................................       2,710,500(7)           33.9%
John A. Tillinghast.......................................         101,000(8)            1.3%
Frank W. Getman Jr........................................               0                 0
All directors and executive officers as a group (5
  individuals)............................................       2,892,500(7)(9)        35.4%

- ---------------

  * Percentage is less than 1% of the total number of outstanding shares of Great Bay Common Stock.


(1) The number of shares of Great Bay Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after March 31, 1996. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) Number of shares deemed outstanding includes 7,999,948 shares outstanding as of March 31, 1996, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 31, 1996.

(3) The information presented herein is as reported in, and based solely upon, a
     Schedule 13D filed by the indicated shareholders with the Commission on July 13, 1995. Leon C. Cooperman reported beneficial ownership of 2,710,500 shares, with sole voting and dispositive power with respect to 2,355,320 of such shares and shared voting and dispositive power with respect to 355,180 of such shares. Omega Capital Partners, L.P. ("Omega Capital") reported beneficial ownership of 1,031,760 shares, with sole voting and dispositive power as to all such shares. Omega Institutional Partners, L.P. ("Omega Institutional") reported beneficial ownership of 883,720 shares, with sole voting and dispositive power as to such shares. Omega Advisors, Inc. ("Omega Advisors") reported beneficial ownership of 795,020 shares with sole voting and dispositive power with respect to 439,840 of such shares and shared voting and dispositive power with respect to 355,180 of such shares. Mr. Cooperman is the managing partner of each of Omega Capital Partners, L.P. and Omega Institutional Partners, L.P. and is the President of Omega Advisors, Inc. These shareholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(4) The information presented herein is as reported in, and based solely upon, a
     Schedule 13D filed by the indicated shareholders with the Commission on January 16, 1996. Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), reported beneficial ownership of 1,267,812 shares, with sole voting and dispositive power as to such shares. Westgate International, L.P., a Cayman Islands limited partnership ("Westgate"), reported beneficial ownership of 719,646 shares. Martley International, Inc., a Delaware corporation and investment manager for Westgate ("Martley"), and Westgate reported shared voting and dispositive power with respect to all shares reported as beneficially owned by Westgate. Mr. Paul E. Singer is the general partner of Elliott and the President of Martley. These shareholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

(5) The information presented herein is as reported in, and based solely upon, a
     Schedule 13D filed by the indicated shareholders with the Commission on July 13, 1995. Gary N. Siegler ("Siegler") and Peter M. Collery ("Collery") each reported beneficial ownership of all of such shares, with sole voting and dispositive power with respect to 896,000 shares. The SC Fundamental Fund, L.P. ("Fund") and its general partner, SC Fundamental Inc. ("SC"), each reported beneficial ownership of 557,000 shares, with shared voting and dispositive power as to all such shares. SC Fundamental Value BVI, Inc. ("BVI") reported beneficial ownership of 339,000 shares, with shared voting and dispositive power as to all such shares. Mr. Siegler is a controlling shareholder, president and a director of SC and BVI. Mr. Collery is a controlling shareholder, vice president and a director of SC and BVI. These shareholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

(6) Includes 40,000 shares of Great Bay Common Stock issuable upon exercise of outstanding stock options, exercisable within 60 days after March 31, 1996, granted under the Great Bay Stock Option Plan.

(7) Includes the 2,710,500 shares deemed beneficially owned by the Omega Group. See footnote (3) above. Mr. Leeds is a general partner of Omega Capital and Omega Institutional. Mr. Leeds disclaims beneficial ownership of all shares deemed beneficially owned by the Omega Group.

(8) Includes 100,000 shares of Great Bay Common Stock issuable upon exercise of outstanding stock options, exercisable within 60 days after March 31, 1996, granted under the Great Bay Stock Option Plan.

(9) Includes 180,000 shares of Great Bay Common Stock issuable upon exercise of outstanding stock options, exercisable within 60 days after March 31, 1996, granted under the Great Bay Stock Option Plan.

RELATIONSHIP BETWEEN HOLDING COMPANY AND GREAT BAY

     On the Effective Date, Holding Company and Great Bay will enter into a Services Agreement pursuant to which Holding Company will provide to Great Bay a full range of management services, including general management and administration, accounting and bookkeeping, budgeting and regulatory compliance. Great Bay will pay Holding Company a monthly fee of $120,000 in consideration of such services. The Services Agreement will have a one-year term and will provide for automatic one-year renewals. The monthly fee for subsequent renewal terms will be determined by agreement of Great Bay and Holding Company.

                         DESCRIPTION OF HOLDING COMPANY

     Holding Company is a newly formed Delaware corporation and is currently a wholly owned subsidiary of Great Bay and thus is controlled by Great Bay. Holding Company Common Stock is not currently, and has never previously been, traded in any established public market. Holding Company currently is engaged in no business activities other than in connection with the proposed Merger described herein. Upon the consummation of the Merger, Holding Company will be the sole stockholder of Great Bay. Holding Company may enter new businesses or acquire existing businesses, both in energy related fields and in unrelated fields, through other subsidiaries. See "The Merger -- Reasons for the Merger."

                  DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

GENERAL

     The authorized capital stock of Holding Company presently consists of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share ("Holding Company Preferred Stock"). There are currently 1,000 shares of Holding Company Common Stock issued and outstanding, all of which are held by Great Bay and all of which, pursuant to the Merger Agreement, will cease to exist at the Effective Date.

     In the future, the authorized but unissued and unreserved shares of Holding Company Common Stock will be available for issuance for general corporate purposes including, but not limited to, stock dividends or stock splits, in connection with future mergers or acquisitions, or future private placement or public offerings. Except as may be required in connection with a merger or other transaction in which the additional authorized shares of Holding Company Common Stock would be issued or as otherwise required by law or by any applicable regulatory authority, no stockholder approval will be required for the issuance of such shares. Other than the stock options described in "The Merger -- Substitution of Great Bay Options" and the PECO Warrant described in "The Merger
- -- Assumption of the PECO Warrant," there are no commitments or understandings at this time for the issuance of such authorized but unissued shares of Holding Company Common Stock or Holding Company Preferred Stock.

     The following are summaries of the terms of the Holding Company Common Stock and Holding Company Preferred Stock. Such summaries do not purport to be complete. For a discussion on the significant differences between the Great Bay Articles of Incorporation and Great Bay By-Laws and the Holding Company Certificate of Incorporation and Holding Company By-Laws and additional information concerning the Holding Company Certificate of Incorporation and Holding Company By-Laws, see "Comparison of Stockholder Rights."

HOLDING COMPANY COMMON STOCK

     The holders of Holding Company Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of Holding Company Common Stock have no preemptive rights or rights to convert their Holding Company Common Stock into any other securities. The Holding Company Common Stock is not subject to redemption. The holders of Holding Company Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Holding Company Preferred Stock. Upon the liquidation, distribution or sale of assets, dissolution or winding up of Holding Company, the holders of Holding Company Common Stock are entitled to receive ratably the net assets of Holding Company available for distribution after the payment of all debts and other liabilities and subject to the preferential rights of any outstanding Holding Company Preferred Stock. The outstanding shares of Holding Company Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Holding Company Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Holding Company Preferred Stock which Holding Company may designate and issue in the future.

TRANSFER AGENT AND REGISTRAR

     The transfer agent for Holding Company Common Stock is Boston Financial Data Services, Inc., a wholly-owned subsidiary of State Street Bank and Trust Company.

HOLDING COMPANY PREFERRED STOCK

     Under the terms of the Holding Company Certificate, the Board of Directors of Holding Company is authorized, subject to any limitations prescribed by law, without further action of Holding Company's stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series. Each such series of Preferred Stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the Board of Directors. Holding Company has no present plans to issue any shares of Preferred Stock.

     The purpose of authorizing the Board of Directors of Holding Company to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Holding Company.

REGISTRATION RIGHTS

     On April 7, 1994, Great Bay entered into a registration rights agreement (the "Registration Rights Agreement") with certain persons and entities (the "Rightsholders"), including Omega Capital and its affiliates and Elliott. If the Merger is consummated, Great Bay will assign to Holding Company and Holding Company will assume the Registration Rights Agreement (which upon such assignment and assumption will be applicable to Holding Company Common Stock instead of Great Bay Common Stock). Pursuant to the Registration Rights Agreement, the Rightsholders are entitled to require Great Bay to register, under the Securities Act, up to a total of 5,820,530 shares of outstanding Great Bay Common Stock (the "Registrable Shares"). The Registration Rights Agreement provides that in the event that a single Rightsholder requests the registration of a number of shares equal to or greater than 5% of the outstanding Great Bay Common Stock at the time of the request, Great Bay is required to effect the registration of such shares and the shares of other Rightsholders requesting registration. The Registration Rights Agreement also provides that in the event Great Bay proposes to register any of its securities under the Securities Act at any time or times, the Rightsholders, subject to certain exceptions, shall be entitled to include Registrable Shares in such registration.

     Great Bay is generally required to bear all the expenses of the first three registrations initiated at the request of the Rightsholders, excluding any underwriting discounts, commissions or transfer taxes. Great Bay filed a Registration Statement on Form S-1 covering the sale of 5,820,530 shares of Great Bay Common Stock (the "S-1 Registration Statement"), at the request of certain Rightsholders under the Registration Rights Agreement. The S-1 Registration Statement became effective on April 17, 1995. If the Merger is consummated, Holding Company expects to file a registration statement shortly thereafter covering the Holding Company Common Stock held by the Rightsholders.

     The Registration Rights Agreement provides for liquidated damages in the event that Great Bay fails to file a registration statement within 60 days of a request pursuant to the Registration Rights Agreement or in the event that such registration statement has not become effective within 180 days of such request. Liquidated damages range between 1% and 2% of the value of the number of shares requested to be registered.

     In connection with the PECO Warrant Purchase Agreement (see page 23 of the Registration Statement), Great Bay granted registration rights to holders of shares of Great Bay Common Stock issued pursuant to the PECO Warrant (the "PECO Registrable Shares"). If the Merger is consummated, Great Bay will assign to Holding Company and Holding Company will assume the PECO Warrant Purchase Agreement (which upon such assignment and assumption will be applicable to Holding Company Common Stock instead of Great Bay Common Stock). If at any time after the earlier of termination in accordance with the terms of the PECO Services Agreement or September 30, 1998 the PECO Registrable Shares are not eligible and continue to be ineligible for resale pursuant to Rule 144(k) under the Securities Act, Great Bay is required to effect the registration of the PECO Registrable Shares having an aggregate offering price of at least $500,000 owned by a PECO rightsholder(s) (and the shares of other PECO rightsholders) requesting registration. Great Bay is not required to effect more than one such registration and is not required to effect any registration within six months after the effective date of any other registration statement of Great Bay.

     The Warrant Purchase Agreement also provides that, until November 3, 2005, if Great Bay proposes to file a registration statement covering the sale of Great Bay Common Stock, Great Bay will give written notice to all holders of PECO Registrable Shares and Great Bay will use reasonable efforts to cause all PECO Registrable Shares which Great Bay has been requested by its holders to register to be registered. Great Bay is generally required to bear all the expenses of registrations under the Warrant Purchase Agreement, excluding any underwriting discounts, commissions or expenses of the PECO Rightholders' own counsel.

                        COMPARISON OF STOCKHOLDER RIGHTS

     The rights of the holders of Great Bay Common Stock are currently governed by the New Hampshire Law, by public utility laws, and by the Great Bay Articles and By-Laws. As a result of the Merger, shareholders of Great Bay not exercising dissenters' rights will become stockholders of Holding Company, a Delaware corporation but not a public utility, and as such their rights will be governed by the Delaware Law (excluding public utility laws) and by the Holding Company Certificate and By-Laws. Certain differences arise from this change in governing law as well as from distinctions between the Great Bay Articles and By-Laws and the Holding Company Certificate and By-Laws.

     The following summary does not purport to be a complete description of the rights of stockholders of Holding Company or the rights of shareholders of Great Bay or a comprehensive comparison of such rights, and is qualified in its entirety by reference to the New Hampshire Law and the Delaware Law, and the Great Bay Articles and By-Laws and the Holding Company Certificate and By-Laws.

AUTHORIZED CAPITAL STOCK

     Great Bay.  Great Bay has, as of the date of this Proxy
Statement/Prospectus, 20,000,000 shares of authorized Common Stock, par value $.01 per share, of which 7,999,948 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding.

     Holding Company. The Holding Company Certificate authorizes the issuance of 20,000,000 shares of Holding Company Common Stock, par value $.01 per share, and 5,000,000 shares of Holding Company Preferred Stock, par value $.01 per share. There are currently 1,000 shares of Holding Company Common Stock issued and outstanding, all of which are held by Great Bay. Upon the consummation of the Merger, Holding Company will have the same number of issued and outstanding shares of Holding Company Common Stock (assuming no exercise of dissenters' rights) as the number of shares of Great Bay Common Stock issued and outstanding immediately before the Merger. See "Description of Holding Company Capital Stock."

     Under the Holding Company Certificate, the Board of Directors of the Holding Company is authorized to issue preferred stock in series and to fix the powers, designations, preferences, or other rights of the shares and the qualifications, limitations, and restrictions of such shares. Holding Company Preferred Stock issued by Holding Company after the Merger may rank preferentially to the Holding Company Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into shares of Holding Company Common Stock. Holding Company has no present plans or understandings for the issuance of any preferred stock. However, any such issuance in the future could adversely affect the rights of holders of Holding Company Common Stock, particularly if the preferred stock is given preferential dividend, liquidation or voting rights.

PREEMPTIVE RIGHTS

     Great Bay. Under the New Hampshire Law, security holders of a corporation do not have a preemptive right to acquire the corporation's unissued shares, except to the extent provided in the corporation's articles of incorporation. The Great Bay Articles of Incorporation eliminate preemptive rights to security holders.

     Holding Company. Under the Delaware Law, security holders of a corporation have only such preemptive rights to acquire the corporation's unissued shares as may be provided in the corporation's certificate of incorporation. The Holding Company Certificate of Incorporation does not grant any preemptive rights to security holders.

VOTING RIGHTS

     Great Bay. All voting rights in Great Bay are currently vested in the holders of Great Bay Common Stock. The Great Bay Articles also authorize the issuance of preferred stock. Each share of Great Bay Common Stock is entitled to one vote on all matters, without any right to cumulative voting in the election of directors.

     Holding Company. All voting rights in Holding Company will be initially vested in the holders of Holding Company Common Stock and are subject to the authority contained in the Holding Company Certificate for the Holding Company Board to issue Holding Company Preferred Stock with voting rights. Each share of Holding Company Common Stock will be entitled to one vote on all matters presented to the stockholders, without any right to cumulative voting in the election of directors. See "Comparison of Stockholder Rights -- Holding Company Preferred Stock."

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

     Great Bay. The New Hampshire Law allows any action required to be taken, or which may be taken, at the annual or special meeting of shareholders to be taken without a meeting, without prior notice and without a vote if the written consent of the holders of all shares entitled to vote thereon were present and voted is delivered to the Corporation. The Great Bay Articles provide that shareholders may not take any action by written consent in lieu of a meeting.

     Holding Company. Unless a corporation's certificate of incorporation provides otherwise, the Delaware Law allows any action required to be taken, or which may be taken, at an annual or special meeting of stockholders to be taken without a meeting, without prior notice and without a vote if the written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted is delivered to the corporation. The Holding Company By-Laws provide that stockholders may not take any action by written consent in lieu of a meeting.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Great Bay. The New Hampshire Law permits a corporation to pay dividends to its shareholders unless (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution are superior to those receiving the distribution. In addition, the New Hampshire Law generally provides that a corporation may acquire its own shares as authorized but unissued shares.

     Holding Company. The Delaware Law permits a corporation to declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the Delaware Law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

NUMBER AND QUALIFICATION OF DIRECTORS; SIZE OF BOARD

     Great Bay. Under the New Hampshire Law, the minimum number of directors is one, with the exact number of directors fixed in accordance with the articles of incorporation or by-laws. The directors may increase or decrease the number of directors by 30 percent or less than the number of directors last approved by the shareholders. Only the shareholders may increase or decrease the number of directors by more than 30 percent of the number of directors last approved by the shareholders.

     The Great Bay By-Laws provide that the number of directors which constitute the Great Bay Board will be determined by resolution of shareholders or the Great Bay Board, but in no event will be less than three or more than eight. The size of the Great Bay Board is currently fixed at four. Only the shareholders may change the range of the size of the Great Bay Board to be less than three or more than eight.

     Holding Company. Under the Delaware Law, the minimum number of directors is also one. The number of directors constituting the board of directors of a Delaware corporation may be specified in the by-laws or the certificate of incorporation. Accordingly, unless the certificate of incorporation provides otherwise, the directors may change the number of directors constituting the board by amending the by-laws. If the number of directors is specified in the certificate of incorporation, then any change in the number of directors must be made pursuant to a certificate of amendment approved by the shareholders.

     The Holding Company By-Laws provide that the number of directors which constitute the Holding Company Board will be determined by resolution of the directors. The directors will be elected by the vote of the holders of a majority of the shares of stock present, in person or by proxy, at the annual meeting of stockholders and entitled to vote. The number of directors may be increased by the vote of a majority of the directors in office. The number of directors may be decreased by the vote of a majority of the directors in office, but only to eliminate vacancies caused by the death, resignation, removal or expiration of the term of one or more of the directors.

CUMULATIVE VOTING

     Under the New Hampshire Law and the Delaware Law, cumulative voting in the election of directors is permissible, but not mandatory. Neither the Great Bay Articles nor the Holding Company Certificate permits cumulative voting in the election of directors.

REMOVAL OF DIRECTORS

     Great Bay. The New Hampshire Law permits the shareholders to remove any director or the entire board of directors with or without cause, by the vote of the holders of a majority of the shares entitled to vote unless the corporation's articles of incorporation provide that directors may be removed only for cause or by a greater voting requirement. The Great Bay Articles provide that directors may be removed from office only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock issued and outstanding and entitled to vote.

     Holding Company. Unless a corporation's certificate of incorporation provides otherwise, the Delaware Law allows directors of a corporation to be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote in any election of directors. The Holding Company Certificate provides that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock issued and outstanding and entitled to vote. The affirmative vote of the holders of 75% of the issued and outstanding shares of Holding Company capital stock is required to amend or repeal, or adopt any provision inconsistent with, this provision of the Holding Company Certificate.

SPECIAL MEETING OF STOCKHOLDERS

     Great Bay. Under the New Hampshire Law, a special meeting of the shareholders may be called by the board of directors, by the person or persons authorized to do so by the articles of incorporation or by-laws, or by security holders of at least ten percent of all the shares entitled to vote on any issue to be considered at the special meeting. The Great Bay By-Laws provide that a special meeting of shareholders may be called only by the president, the board of directors or a holder or holders of at least ten percent of the capital stock entitled to vote at the meeting.

     Holding Company. Under the Delaware Law, a special meeting of stockholders may be called by the board of directors and by such other person or persons authorized by the corporation's certificate of incorporation or by-laws. The Holding Company Certificate provides that a special meeting of stockholders may be called only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. The affirmative vote of the holders of 75% of the issued and outstanding shares of Holding Company capital stock is required to amend or repeal, or adopt any provision inconsistent with, this provision of the Holding Company Certificate.

AMENDMENT OF CERTIFICATE/ARTICLES OF INCORPORATION AND BY-LAWS

     Great Bay. Under the New Hampshire Law, unless the articles of incorporation provide otherwise, a corporation's board of directors has the power to adopt certain amendments to the corporation's articles of incorporation without shareholder action. Other amendments to the articles of incorporation require the approval of the board of directors and the approval of the majority of the outstanding stock entitled to vote thereon by every voting group with respect to which the amendment would create dissenters' rights, and the approval of a majority of the votes cast by any other voting group. Under the New Hampshire Law, the holders of outstanding shares of a class are entitled to vote as a separate voting group on certain proposed amendments that would, among other things, cause an increase or decrease in the aggregate number of authorized shares of such class, an exchange or reclassification of the shares of such class into shares of another class or the alteration or change in the powers, preferences or special rights of the shares of such class.

     Under the New Hampshire Law, an amendment to a corporation's by-laws may be made with the approval of the corporation's board of directors, unless the articles of incorporation or the New Hampshire Law reserves this power exclusively to the shareholders or the shareholders in amending or repealing a particular by-law expressly so provide.

     The Great Bay Articles expressly provide that the board of directors is authorized to adopt, amend or repeal the by-laws of the corporation. In addition, the Great Bay Articles provide that the affirmative vote of the holders of at least seventy-five percent of the shares of the capital stock of Great Bay issued and outstanding and entitled to vote is required to change any provision inconsistent with certain provisions of the Great Bay By-Laws relating to directors, the nomination of directors, notice of business at the annual meeting, organization of the annual meeting or amendments of the Great Bay By-Laws.

     Holding Company. Under the Delaware Law, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon. Under the Delaware Law, the holders of the outstanding shares of a class generally are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Under the Delaware Law, a provision in a corporation's certificate of incorporation requiring a super-majority vote of the board of directors or stockholders may be amended only by such super-majority vote. The affirmative vote of the holders of 75% of the issued and outstanding shares of Holding Company capital stock is required to amend or repeal certain provisions, or adopt provisions inconsistent with existing provisions. See "Removal of Directors" and "Special Meetings of Stockholders."

     Under the Delaware Law, an amendment to a corporation's by-laws requires the approval of the stockholders, unless the certificate of incorporation confers the power to amend the by-laws upon the board of directors. The Holding Company Certificate expressly provides that the board of directors or the stockholders are authorized to adopt, amend or repeal the Holding Company By-Laws. The Holding Company By-Laws require the affirmative vote of the holders of at least seventy-five percent of the capital stock of Holding Company issued and outstanding to amend or repeal any provisions inconsistent with certain provisions of the Holding Company in the By-Laws relating to directors, stockholder special meetings, organization at the annual meeting, or amendments of the Holding Company By-Laws.

DIRECTOR'S LIABILITY AND INDEMNIFICATION

     Great Bay. Under the New Hampshire Law, a corporation may include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for any action, or any failure to take action, as a director, except liability for: (i) the amount of a financial benefit received by a director to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 293-A:8.33 (liability for unlawful distributions), or (iv) an intentional violation of criminal law. The Great Bay Articles include this provision.

     Holding Company. Under the Delaware Law, a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director under a broad range of circumstances. The Holding Company Certificate includes a provision which eliminates a director's liability for monetary damages for a breach of a director's duty of care to Holding Company or its stockholders (the "Delaware Duty of Care Provision"). Pursuant to the Delaware Duty of Care Provision, no director of Holding Company will be liable for monetary damages for negligence or gross negligence occurring after the Merger. Each director will remain personally liable to Holding Company for failure to act in good faith or to comply with his or her duty of loyalty to Holding Company. The directors will continue to be subject to equitable remedies, although such remedies in some circumstances may not be available as a practical matter. In addition, under the Delaware Law, each director will remain liable for engaging in a transaction from which such director derives an improper personal benefit, for paying unlawful dividends or unlawful stock repurchases or redemptions or for engaging in intentional misconduct or a knowing violation of law. Moreover, the Delaware Duty of Care Provision also will not limit directors' liability for violations of the federal securities laws. With regard to directors who are also officers of Holding Company, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers.

     The Delaware Law authorizes a corporation to indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation at a like position of another corporation (the "Indemnitee") against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if the Indemnitee acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful). The Delaware Law also authorizes a corporation to indemnify such person in connection with any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted with the requisite conduct. The New Hampshire Law contains similar provisions.

     The Holding Company Certificate provides that Holding Company is required to indemnify its officers and directors to the full extent permitted by law (i) against all expenses, judgments, fines and amounts paid or incurred in connection with any civil or criminal action, suit or proceeding and (ii) against all expenses incurred in connection with the defense or settlement of any action or suit, by or in the right of the corporation, or otherwise.

ANTI-TAKEOVER STATUTES

     Great Bay. The New Hampshire Law does not contain a statutory provision comparable to Section 203 (as defined below) of the Delaware Law.

     Holding Company. Section 203 of the Delaware Law ("Section 203") is applicable to publicly held corporations organized under the laws of Delaware, including Holding Company. Subject to certain exceptions set forth therein,
Section 203 provides that a corporation will not engage in any business combination with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or
(c) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of a least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an interested stockholder is defined to mean any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder and the affiliates and associates of such person referred to in (i) or (ii) of this sentence. Under certain circumstances, Section 203 of the Delaware Law makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. It is anticipated that the provisions of Section 203 of the Delaware Law may encourage companies interested in acquiring Holding Company to negotiate in advance with the Board of Directors of Holding Company. Holding Company will be subject to Section 203.

SALE OF ASSETS

     Great Bay. Under the New Hampshire Law, a sale or lease or exchange of all or substantially all of the assets of a corporation in the regular course of its business or to a subsidiary of the corporation need only be authorized by the board of directors. However, in other circumstances, the approval of a majority of the shares of stock entitled to vote on the action is also required. The NHPUC also has jurisdiction over the sale of assets of a public utility company, such as Great Bay. New Hampshire law does not require stockholder consent to a mortgage or pledge of the property or assets of the corporation unless the articles of incorporation state otherwise; the Great Bay Articles do not require stockholder consent for these actions.

     Holding Company. The Delaware Law provides that a sale of all or substantially all of the assets of the corporation requires action by the board of directors and the vote of a majority of the outstanding stock entitled to vote thereon. Delaware Law does not require stockholder consent to a mortgage or pledge of the property or assets of the corporation unless the certificate of incorporation state otherwise; the Holding Company Certificate does not require stockholder consent for these actions.

APPRAISAL RIGHTS

     Great Bay. Shareholders of a New Hampshire corporation are provided with the right to dissent in the cases of a merger, share exchange or sale or exchange of substantially all of the property and assets of a corporation which is not in the regular course of business. Shareholders of a New Hampshire corporation also have the right to dissent in the event of certain materially adverse changes with respect to the dissenting shares. Dissenting shareholders have the right to obtain payment of the fair value of their shares if they make a proper demand. See "Rights of Dissenting Shareholders."

     Holding Company. The Delaware Law provides for appraisal rights for dissenting stockholders only in the case of a merger or consolidation. However, the Delaware Law denies such rights to holders of shares listed on a national securities exchange or on the Nasdaq National Market System or held of record by more than 2,000 stockholders, unless the plan of merger or consolidation converts such shares into anything other than stock of the surviving corporation or stock of another corporation which is either listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders. Furthermore, there are no appraisal rights in the case of a sale of assets or charter amendment unless the certificate of incorporation explicitly states otherwise; the Holding Company Certificate does not state otherwise. Shares of Holding Company Common Stock will be listed on the Nasdaq National Market System.

                               -- PROPOSAL TWO --

                     THE HOLDING COMPANY STOCK OPTION PLAN

     The Holding Company Board unanimously adopted, subject to stockholder approval, the Holding Company Stock Option Plan at its meeting held on April 16, 1996. Under the terms of the Holding Company Stock Option Plan, Holding Company is authorized to grant options to purchase up to 600,000 shares of Holding Company Common Stock to employees, officers or directors of, and consultants and advisors to, Holding Company and its subsidiaries. Holding Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or nonstatutory options not intended to qualify as incentive stock options. The purpose of the Holding Company Stock Option Plan is to ensure that Holding Company may continue to attract and retain key employees, officers, directors, consultants and advisors who are expected to continue to contribute to Holding Company's growth and success. The text of the Holding Company Stock Option Plan is attached as Annex III to this Proxy Statement/Prospectus. Set forth below is a summary of the material provisions of the Holding Company Stock Option Plan.

     If the Merger is consummated, at the Effective Date, each holder of Great Bay Options under the Great Bay Option Plan will be granted substitute options by Holding Company under the Holding Company Stock Option Plan to purchase an equal number of shares of Holding Company Common Stock on the same terms and at the same exercise price per share as presently provided for by the Great Bay Options. The Holding Company Stock Option Plan is identical to the Great Bay Stock Option Plan and the Great Bay Stock Option Plan will be terminated if the Merger is consummated. If the Merger is not consummated, the Holding Company Stock Option Plan will not be implemented.

ADMINISTRATION AND ELIGIBILITY

     The Holding Company Stock Option Plan is administered by the Holding Company Board, which may delegate any or all of its power to a committee appointed by the Holding Company Board. Subject to the express provisions of the Holding Company Stock Option Plan, the Holding Company Board shall have the authority to construe the respective option agreements, to prescribe, amend and rescind rules and regulations relating to the Holding Company Stock Option Plan and to make all other determinations in the judgment of the Holding Company Board necessary or desirable for the administration of the Holding Company Stock Option Plan.

     Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, Holding Company, provided that incentive stock options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. The granting of options to directors and officers shall be determined either (a) by the Holding Company Board of which all members shall be "disinterested persons" (as defined in the Holding Company Stock Option Plan) or (b) by a committee of two or more directors having full authority to act on the matter, of which all members shall be "disinterested persons."

     The Holding Company Stock Option Plan provides for certain formula grants to non-employee directors. Every non-employee director who is first elected as a director after the date that Great Bay becomes a wholly-owned subsidiary of Holding Company will receive a grant of an option for 20,000 shares upon his or her election. In addition, every non-employee director shall receive a grant of an option for 20,000 shares upon such director's first re-election to the Holding Company Board and an additional grant of an option for 20,000 shares upon such director's second re-election to the Holding Company Board. If a Change in Control of Holding Company (as defined below) occurs, there shall be granted to each non-employee director then serving an option for a number of shares equal to 60,000 reduced by the number of shares for which options were previously granted to such director; the exercise price for such option shall be the exercise price for the last option granted to the director prior to the Change in Control of Holding Company. Except as otherwise provided in the event of a Change in Control of Holding Company, the exercise price for an option granted to a non-employee director shall be 100% of the fair market value of such stock, as determined by the Holding Company Board, at the time of grant of such option.

NUMBER OF SHARES AND EXERCISE PRICE

     Subject to adjustment as provided in the Holding Company Stock Option Plan, the maximum number of shares of Common Stock of Holding Company that may be issued and sold under the Holding Company Stock Option Plan is 600,000 shares. Subject to adjustment as provided in the Holding Company Stock Option Plan, the maximum number of shares with respect to which options may be granted to any individual other than non-employee directors under the Holding Company Stock Option Plan will not exceed 400,000 shares of Common Stock during the ten-year term of the Holding Company Stock Option Plan.

     The Holding Company Board selects the exercise price per share of stock, provided the exercise price cannot be less than (a) 110% of the fair market value for incentive stock options granted to a holder of more than 10% of Holding Company's capital stock, (b) 100% of fair market value for incentive stock options generally and (c) 50% of fair market value for nonstatutory options. The option price may be paid in cash or shares of Holding Company Common Stock owned by the optionee as provided in the Holding Company Stock Option Plan. The Holding Company Board shall also determine the expiration of the option period, provided that (i) in the case of incentive stock options, the date shall not be later than 10 years after the date on which the option is granted, (ii) in the case of incentive stock options granted to a holder of more than 10% of Holding Company's capital stock, such date shall not be later than five years after the date on which the option is granted, and (iii) in all cases, options shall be subject to earlier termination as provided in the Holding Company Stock Option Plan.

TERMS OF OPTIONS

     All options are nontransferable other than by will or the laws of descent and distribution; provided, however, that nonstatutory options may be transferred by certain persons required to file reports under Section 16(a) of the Exchange Act pursuant to a qualified domestic relations order (as defined in Rule 16b-3 promulgated under the Exchange Act). Holders of incentive stock options may generally exercise such options up to three months after termination of employment; however, individual option agreements may designate a longer exercise period. Any exercise of an incentive stock option after such three-month period will be treated as the exercise of a non-statutory option under the Holding Company Stock Option Plan. If termination of employment results from death or disability, such options may be exercised up to one year after termination. Holders of nonstatutory options may exercise such options after termination of employment with Holding Company during the period specified in the applicable option agreement.

     The Holding Company Board (or its appointed committee) determines when options granted under the Holding Company Stock Option Plan become exercisable (generally in installments at the rate of 33% or 50% per year). The Holding Company Board may accelerate the date on which any option granted may be exercised or extend the period during which any particular option may be exercised, provided that no such extension shall be permitted if it would cause the Holding Company Stock Option Plan to fail to comply with Section 422 of the Code, or with Rule 16b-3 promulgated under the Exchange Act.

     In the event of a Change in Control of Holding Company, the exercise dates of all options then outstanding shall be accelerated in full and any restriction on exercising outstanding options issued pursuant to the Holding Company Stock Option Plan prior to any given date shall terminate. For purposes of the Holding Company Stock Option Plan, a "Change in Control of Holding Company" shall have occurred if (i) any person becomes the beneficial owner of securities of Holding Company representing 30% or more of the combined voting power of Holding Company's then outstanding securities, (ii) during any period of two consecutive years ending during the term of the Holding Company Stock Option Plan, individuals who at the beginning of such period constitute the Holding Company Board, and any new director whose election by the Holding Company Board or nomination for election by Holding Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors") cease for any reason to constitute a majority of the Holding Company Board, (iii) the stockholders of Holding Company approve a merger or consolidation of Holding Company with any other corporation (other than a merger or consolidation in which the stockholders of Holding Company own more than 50% of the combined voting power of the surviving entity, or a merger or consolidation effected to implement a recapitalization of Holding Company, or a merger or consolidation which has been approved by a majority of the Disinterested Directors), or (iv) the stockholders of Holding Company approve a plan of complete liquidation or an agreement for the sale or disposition by Holding Company of all or substantially all of Holding Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Holding Company Board may, by a resolution adopted by two-thirds of the Disinterested Directors, declare that any such event will not constitute a Change in Control of Holding Company.

     The Holding Company Board shall have the authority, with the consent of the affected optionee, to cancel or amend any outstanding options under the Holding Company Stock Option Plan and to grant in substitution therefor new options covering the same or a different number of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the outstanding options.

     Subject to the prior approval of the Holding Company Board, an optionee may elect to satisfy any tax withholding obligations with respect to shares issued upon exercise of options by causing Holding Company to withhold shares of Common Stock otherwise issuable upon the exercise of an option or by delivering to Holding Company shares of Common Stock then owned by such optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation.

AMENDMENT AND TERMINATION

     The Holding Company Board may at any time modify or amend the Holding Company Stock Option Plan in any respect, except that if at any time the approval of the stockholders of Holding Company is required under Section 422 of the Code or any successor provision with respect to incentive stock options or under Rule 16b-3 promulgated under the Exchange Act with respect to options held by persons who are required to file reports pursuant to Section 16(a) of the Exchange Act, the Holding Company Board may not effect such modification or amendment without such approval. The termination or any amendment of the Holding Company Stock Option Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of Holding Company in which outstanding shares of Holding Company Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of Holding Company, the Holding Company Board or the board of directors of any corporation assuming the obligations of Holding Company may, in its discretion, take any one or more of the following actions as to outstanding options: (a) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (c) if the event involves a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionholders equal to the difference between the merger consideration per share and the exercise price per share for all then outstanding options and (d) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     The Holding Company Stock Option Plan shall terminate with respect to incentive stock options upon the earlier of April 15, 2006, or the date on which all shares available for issuance under the Holding Company Stock Option Plan shall have been issued pursuant to the exercise or cancellation of options granted thereunder. The Holding Company Stock Option Plan shall terminate with respect to nonstatutory options on April 15, 2006.

     The Holding Company Stock Option Plan became effective when adopted by the Holding Company Board, but no incentive stock option granted under the Holding Company Stock Option Plan shall become exercisable unless and until the Holding Company Stock Option Plan has been approved by Holding Company's stockholders.

     As option grants under the Holding Company Stock Option Plan are discretionary, except for options granted to non-employee directors pursuant to the formula set forth in the Holding Company Stock Option

Plan. Holding Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group. The number of such options will be determined by the Holding Company Board, or a committee thereof, pursuant to the terms of the Holding Company Stock Option Plan. However, if the Holding Company Stock Option Plan is approved and the Merger is consummated, each executive officer and non-executive director of Great Bay will receive
Holding Company Options which will be granted in substitution for Great Bay
Options that are currently outstanding to purchase up to the number of shares of Holding Company's Common Stock set forth opposite his name below:


                               NEW PLAN BENEFITS
                 BAYCORP HOLDINGS, LTD. 1996 STOCK OPTION PLAN

                                                                         DOLLAR         NUMBER
NAME AND POSITION                                                      VALUE($)(1)     OF UNITS
- -----------------                                                      -----------     --------
John A. Tillinghast..................................................      0            200,000
  President and Chief
  Executive Officer
Frank W. Getman Jr...................................................      0             75,000
  Vice President, Secretary
  and General Counsel
Non-Executive Director Group (3 persons).............................      0            100,000

- ---------------
(1) The option exercise price for the options will be equal to the fair market value per share of Great Bay's Common Stock on the date of grant of the Great Bay Option in replacement of which Holding Company Options will be granted. The Dollar Value presented above (i) is based on the fair market value of the Great Bay Common Stock on May 23, 1996 ($7.875) less the option exercise price multiplied by the number of options granted and (ii) assumes that stockholder approval of the Holding Company Stock Option Plan has been obtained.



FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the Holding Company Stock Option Plan may be either "Incentive Stock Options," as defined in Section 422 of the Code, or nonstatutory options.

     Incentive Stock Options. If an option granted under the Holding Company Stock Option Plan is an Incentive Stock Option, the optionee will recognize no income upon grant or exercise of the incentive stock option, although the optionee will recognize alternative minimum taxable income upon exercise as described below. Holding Company will not be entitled to any expense deduction for federal income tax purposes. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (a) two years from the grant of the option and (b) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on any subsequent sale of the shares will be treated as long-term capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of Incentive Stock Options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

     If the optionee sells the stock prior to the expiration of the Statutory Holding Period (a "disqualifying disposition"), he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (a) the fair market value of the stock on the date of exercise less the option price, or
(b) the amount realized on sale less the option price, and Holding Company will receive a corresponding business expense deduction. However, special rules may apply if the optionee is an officer, director or 10% stockholder of Holding Company. Any additional gain will be treated as long-term capital gain if the shares are held for one year or more prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for one year or more prior to the sale and a short-term capital loss if the shares are held for a shorter period.

     For purposes of the "alternative minimum tax" applicable to individuals an Incentive Stock Option is treated the same as a nonstatutory stock option. Thus, in the year of option exercise an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Non-statutory Stock Options. All other options which do not qualify as Incentive Stock Options are referred to as non-statutory options. No taxable income is recognized by the optionee upon the grant of a non-statutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, where the optionee is an officer, director or 10% stockholder of Holding Company, the following special rules apply. If such a person exercises the option within six months of the date of grant, no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant, unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise. Holding Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for one year or more.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAX UPON THE OPTIONEE AND HOLDING COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE HOLDING COMPANY STOCK OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

BOARD RECOMMENDATION

     The Great Bay Board believes that the Holding Company Stock Option Plan is in the best interests of Holding Company and its stockholders and recommends a vote FOR the adoption of this proposal.

                             STOCKHOLDER PROPOSALS

     If the Merger is not consummated by April 16, 1997, Great Bay will hold a 1997 Annual Meeting of Stockholders. Any proposal that a Great Bay shareholder intends to present at the 1997 Annual Meeting of Stockholders of Great Bay must be submitted to the Secretary of Great Bay at its offices, Cocheco Falls Millworks, 100 Main Street, Dover, New Hampshire 03820, no later than November 22, 1996 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     If the Merger is consummated, Holding Company will hold a 1997 Annual Meeting of Stockholders. Any proposal that a Holding Company stockholder intends to present at the 1997 Annual Meeting of Stockholders of Holding Company must be submitted to the Secretary of Holding Company at its offices, Cocheco Falls Millworks, 100 Main Street, Dover, New Hampshire 03820, no later than November 22, 1996 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 LEGAL MATTERS

     The validity of the shares of Holding Company Common Stock to be offered in connection with the Merger will be passed upon for Holding Company by Hale and Dorr, Boston, Massachusetts. In addition, as a condition to the Merger, Hale and Dorr will render the tax opinion described in "The Merger -- Certain Federal Income Tax Consequences."

                                    EXPERTS

     The financial statements as of December 31, 1995 and as of December 31, 1994 and for the year ended December 31, 1995 and the periods from January 1, 1994 to November 23, 1994 and November 24, 1994 to December 31, 1994 included in this Proxy Statement/Prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

     The audited balance sheet of Holding Company included in this Proxy Statement/Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

     The statements of loss, retained deficit and cash flow of Great Bay Power Corporation (formerly EUA Power Corporation) for the year ended December 31, 1993, included in this Proxy Statement/Prospectus and the related registration statement, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     Coopers & Lybrand L.L.P., whose report for the year ended December 31, 1993, appears elsewhere in this Proxy Statement/Prospectus, were Great Bay's independent accountants until November 23, 1994. In connection with Great Bay's bankruptcy proceeding, the Bondholders' Committee determined to select a new accounting firm to be engaged by Great Bay following Great Bay's emergence from bankruptcy. Coopers & Lybrand L.L.P. did not resign and did not decline to stand for reelection. During the period of Coopers & Lybrand L.L.P.'s engagement by Great Bay, there were no disagreements between Coopers & Lybrand L.L.P. and Great Bay on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no reportable events relating to the relationship between Great Bay and Coopers & Lybrand L.L.P.

     On November 26, 1993 the Bankruptcy Court approved Great Bay's selection of Arthur Andersen LLP as Great Bay's independent accountant, to be effective only upon Great Bay's emergence from bankruptcy. Prior to November 23, 1994 the Predecessor Company had not consulted Arthur Andersen LLP regarding the application of accounting principles to specified transactions or the type of audit opinion that might be rendered on Great Bay's financial statements during the periods from January 1, 1991 through December 31, 1993.

                       GLOSSARY OF CERTAIN DEFINED TERMS

Amended Bankruptcy Plan.......  Great Bay's Fifth Amended Plan of Reorganization dated
                                February 11, 1994, as amended by a First Amendment dated
                                September 9, 1994.
Articles of Merger............  The Articles of Merger with respect to the Merger of
                                Transitory Subsidiary with and into Great Bay.
Code..........................  Internal Revenue Code of 1986, as amended.
Effective Date................  The date of filing of Articles of Merger with the Secretary of State of the State of New Hampshire relating to the
                                Merger.
Elliott Group.................  Group consisting of Elliott Associates, L.P., Westgate
                                International, L.P., Martley International, Inc. and Paul E.
                                Singer.
EUA...........................  Eastern Utilities Associates.
Exchange Act..................  Securities Exchange Act of 1934, as amended.
EWG...........................  Exempt Energy Regulatory Generator.
FERC..........................  Federal Energy Regulatory Commission.
Great Bay.....................  Great Bay Power Corporation, a New Hampshire corporation.
Great Bay Board...............  The Board of Directors of Great Bay.
Great Bay Common Stock........  Common Stock, $.01 par value, of Great Bay.
Great Bay Options.............  Outstanding options under the Great Bay Stock Option Plan to purchase a total of 375,000 shares of Great Bay Common Stock, of which 200,000 were exercisable as of the Record Date.
Great Bay Stock Option Plan...  Great Bay's 1995 Stock Option Plan.
Holding Company...............  BayCorp Holdings, Ltd., a Delaware corporation.
Holding Company Common
  Stock.......................  Common Stock, $.01 par value, of Holding Company.
Holding Company Stock Option
  Plan........................  Holding Company's 1996 Stock Option Plan.
IPPs..........................  Independent Power Producers.
JOA...........................  Agreement for Joint Ownership, Construction and Operation of
                                New Hampshire Nuclear Units dated May 1, 1973, as amended, by and among Great Bay and the ten other utility companies who are owners of the Seabrook Project.
LLW...........................  Low-level waste.
Long-Term Market..............  An agreement for sale of power having a term a five years of longer.
Merger........................  The merger of Transitory Subsidiary with and Great Bay pursuant to the Merger Agreement.
Merger Agreement..............  The Agreement and Plan of Merger by and among Great Bay,
                                Holding Company and the Transitory Subsidiary.
Merger Regulatory Approvals...  Approval by the NHPUC and FERC and consent by NRC.
MW............................  Megawatts.
NAESCO........................  North Atlantic Energy Service Corporation, the current managing agent of Seabrook Project.
NDFC..........................  New Hampshire Nuclear Financing Committee.
NEPOOL........................  New England Power Pool.
NEPOOL Agreement..............  New England Power Pool Agreement.
NHPUC.........................  New Hampshire Public Utilities Commission.
NRC...........................  Nuclear Regulatory Commission.

OMEGA GROUP...................  Group consisting of Leon G. Cooperman, Omega Capital
                                Partners, L.P., Omega Institutional Partners, L.P. and Omega
                                Advisors, Inc.
Participants..................  The owners of the Seabrook Project.
PECO..........................  PECO Energy Company.
PECO Services Agreement.......  The Service Agreement, dated as of November 3, 1995, between
                                Great Bay and PECO.
PECO Warrant..................  A warrant to purchase 420,000 shares of Great Bay Common
                                Stock held by PECO.
PUHCA.........................  Public Utility Holding Company Act of 1935, as amended.
QFs...........................  Qualifying Facilities.
Record Date...................  The close of business of May 3, 1996.
Registration Statement........  The Registration Statement filed by Holding Company with the
                                Commission on Form S-4 (together with any amendments or
                                supplements thereto).
Seabrook Project..............  The Seabrook Nuclear Power Project in Seabrook, New
                                Hampshire.
Securities Act................  The Securities Act of 1933, as amended.
Short-Term Market.............  An agreement for sale of power having a term of one to six months.
Special Meeting...............  The Special Meeting of Great Bay shareholders to be held to consider and vote upon the Merger Agreement and the Holding
                                Company Stock Option Plan.
TILTEC........................  Tillinghast Technology Interests, Inc.
Town of Seabrook..............  The Town of Seabrook, New Hampshire.
Transitory Subsidiary.........  GB Transitory Subsidiary, Inc.
URI...........................  UNITIL Resources, Inc.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
GREAT BAY POWER CORPORATION
     Report of Independent Public Accountants.........................................  F-2
     Balance Sheets as of March 31, 1996, December 31, 1995 and 1994..................  F-3
     Statements of Income -- Three Months Ended March 31, 1996 and 1995, Year Ended
      December 31, 1995 and Period from November 24 to December 31, 1994..............  F-4
     Statements of Changes in Stockholders' Equity, Three Months Ended March 31, 1996,
      Year Ended December 31, 1995 and Period from November 24 to December 31, 1994...  F-5
     Statements of Cash Flow -- Three Months Ended March 31, 1996 and 1995, Year Ended
      December 31, 1995 and Period from November 24 to December 31, 1994..............  F-6
     Notes to Financial Statements....................................................  F-7
GREAT BAY POWER CORPORATION (F.K.A. EUA Power Corporation) ("The Predecessor")
     Statement of Income -- Period from January 1 to November 23, 1994................  F-4
     Statement of Changes in Stockholders' Equity -- Period from January 1 to November
      23, 1994........................................................................  F-5
     Statement of Cash Flows -- Period from January 1 to November 23, 1994............  F-6
     Report of Independent Accountants................................................  F-21
     Statement of Loss and Retained (Deficit) Earnings for the year ended December 31,
      1993............................................................................  F-22
     Statement of Cash Flow for the year ended December 31, 1993......................  F-23
     Notes to Financial Statements....................................................  F-24
BAYCORP HOLDINGS, LTD.
     Report of Independent Public Accountants.........................................  F-35
     Balance Sheet as of March 31, 1996...............................................  F-36

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Great Bay Power Corporation and

To the Director of
Great Bay Power Corporation (formerly EUA Power Corporation)

     We have audited the accompanying balance sheets of Great Bay Power Corporation (a New Hampshire corporation) as of December 31, 1995 and 1994 and the related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1995 and the period from November 24, 1994 to December 31, 1994. We have also audited the accompanying statements of income, changes in stockholders' equity and cash flows of Great Bay Power Corporation (formerly EUA Power Corporation, the "Predecessor") for the period from January 1, 1994 to November 23, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to about present fairly, in all material respects, the financial position of Great Bay Power Corporation as of December 31, 1995 and 1994, and the results of the operations and cash flows of Great Bay Power Corporation and Great Bay Power Corporation (formerly EUA Power Corporation, the "Predecessor") for the year ended December 31, 1995 and the periods from November 24, 1994 to December 31, 1994 and January 1, 1994 to November 23, 1994, respectively, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 26, 1996

                          GREAT BAY POWER CORPORATION
                                 BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                        DECEMBER 31,
                                                                     MARCH 31,   ---------------------------
                                                                       1996          1995           1994
                                                                     ---------   ------------   ------------
                                                                     (UNAUDITED)
ASSETS:
Current Assets:
  Cash & Cash equivalents........................................    $ 11,984      $  8,874       $ 18,533
  Short-term Investments, at market..............................       4,759         7,595          3,684
  Accounts Receivable............................................       2,543         1,535          2,598
  Materials & Supplies...........................................       4,224         4,230          4,846
  Prepayments & Other Assets.....................................       2,641         1,249          2,976
                                                                     --------      --------       --------
         Total Current Assets....................................      26,151        23,483         32,637
                                                                     --------      --------       --------
Property, Plant & Equipment:
  Utility Plant..................................................     104,432       104,696        101,308
  Less: Accumulated Depreciation.................................      (4,613)       (4,165)           (95)
                                                                     --------      --------       --------
  Net Utility Plant..............................................      99,819       100,531        101,213
  Nuclear Fuel...................................................       9,974         9,925         10,556
  Less: Accumulated Amortization.................................      (1,231)         (304)        (2,118)
                                                                     --------      --------       --------
  Net Nuclear Fuel...............................................       8,743         9,621          8,438
         Net Property, Plant & Equipment.........................     108,562       110,152        109,651
Other Assets:
  Decommissioning Trust Fund.....................................       5,363         5,108          3,290
  Deferred Debits & Other........................................          27            28             88
                                                                     --------      --------       --------
         Total Other Assets......................................       5,390         5,136          3,378
                                                                     --------      --------       --------
         TOTAL ASSETS............................................    $140,103      $138,771       $145,666
                                                                     ========      ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts Payable and Accrued Expenses..........................    $    164      $    237       $    303
  Taxes Accrued..................................................       2,210         1,293          1,166
  Reorganization Expenses........................................           0             0          2,653
  Miscellaneous Current Liabilities..............................       1,220         1,437          1,346
                                                                     --------      --------       --------
         Total Current Liabilities...............................       3,594         2,967          5,468
Operating Reserves:
  Decommissioning Liability......................................      50,789        50,228         48,530
  Miscellaneous Other............................................         671           671            719
                                                                     --------      --------       --------
         Total Operating Reserves................................      51,460        50,899         49,249
Other Liabilities & Deferred Credits.............................       2,833         2,672          2,563
Accumulated Deferred Taxes.......................................           0             0             94
Commitments & Contingencies......................................
Stockholders' Equity:
  Common stock, $.01 par value
      Authorized -- 20,000,000 shares; issued and outstanding --
         7,999,948 at March 31, 1996 and 8,000,000 shares at
         December 31, 1995 and 1994..............................          80            80             80
  Common Stock Warrants..........................................       1,000             0              0
  Additional paid-in capital.....................................      88,030        88,030         88,030
  Retained earnings..............................................      (6,894)       (5,877)           182
                                                                     --------      --------       --------
         Total Stockholders' Equity..............................      82,216        82,233         88,292
                                                                     --------      --------       --------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............    $140,103      $138,771       $145,666
                                                                     ========      ========       ========

       (The accompanying notes are an integral part of these statements.)

                          GREAT BAY POWER CORPORATION

                              STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                           SUCCESSOR                         PREDECESSOR
                                      ---------------------------------------------------   -------------
                                         (UNAUDITED)
                                     THREE MONTHS ENDED   JANUARY 1 TO    NOVEMBER 24 TO    JANUARY 1 TO
                                       ENDED MARCH 31,    DECEMBER 31,     DECEMBER 31,     NOVEMBER 23,
                                       1996       1995        1995             1994             1994
                                      -------    ------   -------------   ---------------   -------------
Operating Revenues..................  $ 6,891    $7,781      $24,524           $3,129         $  13,989
Operating Expenses:
  Production........................    3,588     4,206       17,433            1,836            16,891
  Transmission......................      259       241          934               70               834
  Administrative & General..........    1,914     1,402        6,532              503             4,037
  Depreciation & Amortization.......      874       736        3,339              240             8,027
  Taxes other than Income...........    1,054     1,022        4,143              346             3,934
                                      -------    ------      -------           ------         ---------
          Total Operating
            Expenses................    7,689     7,607       32,381            2,995            33,723
                                      -------    ------      -------           ------         ---------
Operating Income (Loss).............     (798)      174       (7,857)             134           (19,734)
                                      -------    ------      -------           ------         ---------
Other (Income) Deductions:
  Write-down of Assets &
     Liabilities....................       --        --           --               --           137,908
  Reorganization Expenses...........       --        --           --               --             4,038
  Interest and Dividend (Income)....     (271)     (387)      (1,346)            (143)               --
  Interest Expense..................       --        --           --               --               760
  Decommissioning Cost Accretion....      565        --           --               --                --
  Decommissioning Trust Fund
     Income.........................      (79)       --           --               --                --
  Miscellaneous.....................        4        --         (198)               1              (102)
                                      -------    ------      -------           ------         ---------
          Total Other (Income)
            Deductions..............      219      (387)      (1,744)            (142)          142,604
                                      -------    ------      -------           ------         ---------
Earnings (Loss) Before Income
  Taxes.............................   (1,017)      561       (6,113)             276          (162,338)
                                      -------    ------      -------           ------         ---------
Income Taxes:
  Current...........................       --        --          (54)              --                --
  Deferred..........................       --         1           --               94                --
                                      -------    ------      -------           ------         ---------
          Total Income Taxes........       --         1          (54)              94                --
                                      -------    ------      -------           ------         ---------
Income (Loss) Before Extraordinary
  Item..............................   (1,017)      560       (6,059)             182          (162,338)
Extraordinary Income (Loss)
Forgiveness of Long-term Debt and
  Accrued Interest..................       --        --           --               --           293,723
                                      -------    ------      -------           ------         ---------
Net Income (Loss)...................  $(1,017)   $  560      $(6,059)          $  182         $ 131,385
                                      =======    ======      =======           ======         =========

       (The accompanying notes are an integral part of these statements.)

                          GREAT BAY POWER CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)
                         COMMON STOCK,                                                    COMMON STOCK,
                        $.01 PAR VALUE                                                    $.01 PAR VALUE
                        ---------------                                                  ----------------
                          ISSUED AND          LESS:                                         ISSUED AND      COMMON   ADDITIONAL
                          OUTSTANDING    TREASURY STOCK,  PAID-IN CAPITAL     TOTAL        OUTSTANDING      STOCK     PAID-IN
                         10,000 SHARES    10,000 SHARES   TREASURY STOCK   COMMON STOCK  8,000,000 SHARES  WARRANTS   CAPITAL
                        ---------------  ---------------  ---------------  ------------  ----------------  --------  ----------
PREDECESSOR
Balance at December
  31, 1993.............       $ 10             $(10)            $ 10           $ 10             $--             --     $    --
  Financial Results,
    January 1 to
    November 23, 1994..         --               --               --                             --             --          --
Equity Infusion and
  Fresh-Start Adj's....        (10)              10              (10)           (10)             80             --      88,030
- ----------------------------------------------------------------------------------------------------------------------------
SUCCESSOR
Balance at November
  23, 1994.............         --               --               --                             80             --      88,030
  Financial Results,
    November 24 to
    December 31,
    1994...............         --               --               --                             --             --          --
Balance at December
  31, 1994.............         --               --               --                             80             --      88,030
  Financial Results,
    January 1 to
    December 31,
    1995...............         --               --               --                             --             --          --
Balance at December
  31, 1995.............         --               --               --                            $80             --     $88,030
Common Stock
  Warrants.............         --               --               --                             --          1,000          --
Financial Results,
  January 1 to March
  31, 1996.............         --               --               --                             --             --          --
Balance at March 31,
  1996.................         --               --               --                            $80          1,000      88,030




                         REDEEMABLE                 TOTAL
                         PREFERRED   RETAINED   STOCKHOLDERS'
                           STOCK     EARNINGS      EQUITY
                         ----------  ---------  -------------
PREDECESSOR
Balance at December
  31, 1993.............   $ 63,090   $(139,793)    $(76,693)
  Financial Results,
    January 1 to
    November 23,
    1994...............         --     127,789      127,789
Equity Infusion and
  Fresh-Start
  Adj's................    (63,090)     12,004       37,014
- ------------------------------------------------------------------------
SUCCESSOR
Balance at November
  23, 1994.............         --          --       88,110
  Financial Results,
    November 24 to
    December 31,
    1994...............         --         182          182
Balance at December
  31, 1994.............         --         182       88,292
  Financial Results,
    January 1 to
    December 31,
    1995...............         --      (6,059)      (6,059)
Balance at December
  31, 1995.............         --   $  (5,877)    $ 82,233
Common Stock
  Warrants.............         --          --        1,000
Financial Results,
  January 1 to March
  31, 1996.............         --      (1,017)      (1,017)
Balance at March 31,
  1996.................         --      (6,894)    $ 82,216

       (The accompanying notes are an integral part of these statements.)

                          GREAT BAY POWER CORPORATION

                            STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                            SUCCESSOR
                                        --------------------------------------------------
                                                                                             PREDECESSOR
                                           (UNAUDITED)                                       ------------
                                        THREE MONTHS ENDED   JANUARY 1 TO   NOVEMBER 24 TO   JANUARY 1 TO
                                            MARCH 31,        DECEMBER 31,    DECEMBER 31,    NOVEMBER 23,
                                         1996       1995         1995            1994            1994
                                        -------    -------   ------------   --------------   ------------
Net cash flow from operating
  activities:
     Net Income (Loss)................  $(1,017)   $   560     $ (6,059)       $    182        $131,385
     Adjustments to reconcile net
       earnings to net cash provided
       by (used in) operating
       activities:
          Depreciation................      874        736        3,339             240           4,456
          Decommissioning Expense.....       --         --           --              --             636
          Amortization of nuclear
            fuel......................      927      1,266        4,520             533           3,571
          Decommissioning cost
            accretion.................      565         --           --              --
          Decommissioning trust
            interest..................      (79)        --           --              --              --
          Deferred income taxes.......       --         --          (94)             94              --
          Writedown of assets, net....       --         --          758              --         137,908
          Gain on forgiveness of
            debt......................       --         --           --              --        (293,723)
          Gain on transfer of
            assets....................       --         --         (193)             --              --
          Provision for reorganization
            expenses..................       --         --           --              --           4,038
          Payment of reorganization
            expenses..................       --         --       (2,653)         (1,518)             --
          (Increase) decrease in
            accounts receivable.......   (1,008)      (147)       1,021            (635)            507
          Decrease in materials &
            supplies..................      (36)        (5)         113              39             201
          (Increase) decrease in
            prepaids and other
            assets....................   (1,392)     1,195        1,718            (520)          1,631
          Increase (decrease) in
            accounts payable..........      (73)      (183)         (66)            293             (81)
          Increase in taxes accrued...      917       (283)         126             273             312
          Increase in misc. current
            liabilities...............      (59)       273                          400             946
          Other.......................                              183             261             717
                                        -------    -------     --------        --------        --------
Net cash provided by (used in)
  operating activities................     (381)     3,412        2,713            (358)         (7,496)
                                        -------    -------     --------        --------        --------
Net cash flows (used in) investing
  activities:
     Utility plant additions..........     (116)      (213)      (1,770)           (260)         (1,774)
     Nuclear fuel additions...........      (48)      (610)      (5,703)             --            (361)
     Payments to decommissioning
       fund...........................     (181)      (161)        (988)            (98)           (830)
     Short term investments, net......    2,836     (3,226)      (3,911)         (3,684)             --
                                        -------    -------     --------        --------        --------
Net cash used in investing
  activities..........................    2,491     (4,210)     (12,372)         (4,042)         (2,965)
Net cash provided by financing
  activities:
     Sale of common stock.............       --         --           --              --          35,000
     Common Stock Warrants............    1,000         --           --              --              --
     Borrowings under DIP financing...       --         --           --              --           8,823
     Repayment of DIP financing.......       --         --           --              --         (10,567)
                                        -------    -------     --------        --------        --------
Net cash provided by financing
  activities..........................    1,000         --           --              --          33,256
                                        -------    -------     --------        --------        --------
Net (decrease) increase in cash and
  cash equivalents....................    3,110       (798)      (9,659)         (4,400)         22,795
Cash and cash equivalents, beginning
  of period...........................    8,874     18,533       18,533          22,933             138
                                        -------    -------     --------        --------        --------
Cash and cash equivalents, end of
  period..............................  $11,984    $17,735     $  8,874        $ 18,533        $ 22,933
                                        =======    =======     ========        ========        ========


       (The accompanying notes are an integral part of these statements.)

                          GREAT BAY POWER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. THE COMPANY

     The Company, Great Bay Power Corporation, is a New Hampshire corporation, which emerged from bankruptcy on November 23, 1994. The Predecessor Company, EUA Power Corporation ( "The Predecessor") was incorporated in 1986. The Company is authorized by the New Hampshire Public Utilities Commission ("NHPUC") to engage in business as a public utility for the purposes of participating as a joint owner in the Seabrook Project, acquiring its 12.1% interest in the Seabrook Project and selling its share of the output of Seabrook Unit 1 for resale. The Seabrook Project is a nuclear-fueled, steam electricity, generating plant located in Seabrook, New Hampshire, which was originally planned to have two Westinghouse pressurized water reactors, Seabrook Unit 1 and Seabrook Unit 2 (each with a rated capacity of 1,150 megawatts), utilizing ocean water for condenser cooling purposes. Seabrook Unit 1 entered commercial service on August 19, 1990. Seabrook Unit 2 has been canceled. The Company became a wholesale generating company when Seabrook Unit 1 commenced commercial operation on August 19, 1990. In 1993, the Company became an Exempt Wholesale Generator ("EWG") under the Energy Policy Act of 1992.

     The Company is required to pay its share (i.e., the same percentage as the percentage of its ownership and its entitlement to the output) of all of the costs of the Seabrook Project, including fixed costs (whether or not Seabrook Unit 1 is operating), operating costs, costs of additional construction or modification, costs associated with condemnation, shutdown, retirement, or decommissioning of the Seabrook Project, and certain transmission charges. The Predecessor never reported an operating profit from the time of its incorporation until it filed for bankruptcy in 1991. See Footnote 1B for further discussion. The Company's current business strategy is to seek purchasers for its share of the Seabrook Project electricity output at prices, either in the short term market or pursuant to medium or long term contracts, in excess of the prices currently available in the short term wholesale electricity market since sales at current short term rates do not result in sufficient revenue to enable the Company to meet its long term cash requirements for operations, maintenance and capital related costs. The Company's ability to obtain such higher prices will depend on regional, national and worldwide energy supply and demand factors.

     As of March 31, 1996, the Company had two employees, and substantially all of the Company's power marketing and administrative functions for the first quarter of 1996 were performed on the Company's behalf by third parties pursuant to contractual agreements. As of May 1, 1996, the Company had five employees and the Company has assumed responsibility for virtually all of its administrative functions. Its power marketing functions continue to be provided by a third party pursuant to a contractual agreement.

     The unaudited financial statements included herein for the three month periods ending March 31, 1996 and 1995 have been prepared on behalf of the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim period results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to such rules and regulations. The Company believes, however, its disclosures herein, when read in conjunction with the Company's audited financial statements for the year ended December 31, 1995, are adequate to make the information presented not misleading. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1996. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year.

B. BANKRUPTCY PROCEEDING AND REORGANIZATION

     The Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code ("the Bankruptcy Code") in the United States Bankruptcy Court for the District of New Hampshire ("the

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

Bankruptcy Court") on February 28, 1991. It conducted its business as a Debtor in Possession until November 23, 1994, at which time the Company's First Amendment to the First Modified Plan dated September 9, 1994 ("the Amended Plan") became effective and the Company emerged from Chapter 11.

     The Bankruptcy Court confirmed the Bondholders' Committee's Fifth Amended Plan of Reorganization on March 5, 1993. After confirmation, the Predecessor was unable to obtain the $45 million of debt financing contemplated by the Fifth Amended Plan of Reorganization. In February 1994, however, the Bondholders' Committee obtained a commitment from Omega Advisers, Inc. ("Omega") or its designees to provide $35 million of equity financing for the Company (the "Financing").

     On April 7, 1994, the Company and the Bondholders' Committee entered into a definitive Stock and Subscription Agreement (the "Stock and Subscription Agreement") with Omega and Elliott Associates, L.P. (Elliott) (collectively, the Investors) with respect to the Omega Financing.

     The Bondholders' Committee prepared a First Modification to the Fifth Amended Plan of Reorganization to reflect the change from debt to equity financing and submitted a Supplemental Disclosure Statement describing that First Modification to the Bankruptcy Court for its approval. The Fifth Amended Plan of Reorganization, as modified by the First Modification, is hereinafter referred to as the "Plan." The Bankruptcy Court approved the Supplemental Disclosure Statement at a hearing on March 11, 1994. The Plan was mailed to the Company's creditors for their approval on April 7, 1994, and the creditors approved the Plan by a significant margin.

     On May 23, 1994, the Bankruptcy Court confirmed the Plan. The only condition which remained to be satisfied for the occurrence of the Effective Date of the Plan was the closing of the Stock and Subscription Agreement. The Committee believed that all of the conditions to closing set forth in the Stock and Subscription Agreement had been satisfied and was prepared to close the Stock and Subscription Agreement. Before the closing could occur, however, the operators of the Seabrook Project determined, during a regularly scheduled refueling outage, that certain repairs to the Seabrook Project were required. These repairs have been completed and the Seabrook Project is now operating. The repairs, however, caused the Seabrook Project to be out of service for approximately eight weeks longer than anticipated in connection with the scheduled refueling outage.

     Because of the unplanned extension of the outage, the repairs required, and the related loss of revenue of the Company, Omega and Elliott asserted that a material adverse event had occurred with respect to the Company and that, therefore, they were not obligated to complete the Omega Financing. The Company disagreed with those assertions, and informed Omega and Elliott that they were in default under the Stock and Subscription Agreement and informed Omega and Elliott that the Company would bring suit to enforce the obligations of Omega and Elliott to close the Omega Financing. Notwithstanding its position on this matter, the Company engaged in negotiations with Omega and Elliott to settle the dispute and to complete the Omega Financing. On September 9, 1994, the Company, Omega and Elliott resolved their disputes and entered into a Settlement Agreement (the "Settlement Agreement").

     The terms of the Settlement Agreement changed the terms of the Omega Financing. As described above, under the Plan before its amendment, the Investors were to receive 4.8 million shares, representing 60% of the common stock of the Company, in exchange for their $35 million investment. The Settlement Agreement changed the Plan to provide also that, on the Effective Date of the Amended Plan, 480,000 shares of new common stock of the Company, which would have otherwise been distributed to the creditors of the Company, would be issued to the Disbursing Agent under the Plan (the "Escrow Shares"). The Escrow Shares represent 6% of the common stock of the Company. The Company's creditors received the remaining 34% on the Effective Date of the amended Plan.

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

     On the first anniversary of the Effective Date of the Amended Plan, if the Aggregate Value, as defined in the Settlement Agreement, of the Purchasers' 4.8 million shares of common stock was less than $38.5 million, the Company would be obligated to pay to the Investors an amount (the "True-Up Amount") equal to the lesser of (a) $38.5 million less the Aggregate Value, or (b) the total value of all of the Escrow Shares, based on their per share value. The Settlement Agreement permitted the Investors to elect to have their True-Up amounts, if any, satisfied by the issuance of Escrow Shares or in cash. If the Aggregate Value was equal to or greater than $38.5 million, the Escrow Shares would be issued on a pro rata basis to the Company's creditors in accordance with the Amended Plan. In no event, however, would the Investors be entitled to more than the 480,000 Escrow Shares, or the cash proceeds from the sale of those shares. On the anniversary date, November 23, 1995, the Aggregate Value of the Purchaser's 4.8 million shares of common stock was $38,832,000. As this amount was greater than $38.5 million, the escrow shares were issued to the creditors.

     Pursuant to the Settlement Agreement, the Company amended the Plan and its related Disclosure Statement, submitted the Amended Plan and the Amended Disclosure Statement to the Bankruptcy Court for its approval and obtained that approval, circulated the Amended Plan and the Amended Disclosure Statement to the Company's creditors in order to give them the opportunity to change their previous votes approving the Plan, and then applied to the Bankruptcy Court for confirmation of the Amended Plan. The Bankruptcy Court confirmed the Amended Plan on November 4, 1994. In addition, the Company obtained extensions of time and, in some cases, reapprovals, from certain regulatory agencies which had previously approved the Omega Financing. Closing of the Omega Financing occurred on November 23, 1994, at which time the Company's First Amendment to the First Modified Plan dated September 9, 1994 ("the Amended Plan") became effective and the Company emerged from Chapter 11.

     In accordance with Statement of Position 90-7, "Financial Reporting by
Entities in Reorganization Under the Bankruptcy Code", the historical amounts of individual assets and liabilities have been adjusted to fair values and Liabilities Subject to Compromise of $293,864,000 have been discharged as a result of the Reorganization Plan. The amount of prior retained deficit eliminated as a result of the reorganization was $159,659,000. The reorganizational value has been determined based on the fair value of the Company (See Note 1D). The adjustments to individual assets and liabilities are as follows:

                                                                               ADJUSTMENTS
                                                                              --------------
                                                                              (IN THOUSANDS)
    Writedown of Net Utility Plant and Nuclear Fuel........................     $ 193,635
    Writedown of Deferred Debits...........................................        27,470
    Recognition of Decommissioning Liability, net..........................        45,193
    Writedown of Deferred Taxes and ITC....................................       (73,927)
    Writedown of Deferred Gains and Credits................................       (47,375)
    Other, net.............................................................        (7,088)
                                                                                ---------
              Net Writedown of Assets......................................       137,908
    Forgiveness of Liabilities Subject to Compromise.......................      (293,864)
    Recognition of Reorganization Expenses.................................         4,038
                                                                                ---------
    Net adjustment to assets and liabilities...............................     $(151,918)
                                                                                =========

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

     The following unaudited proforma condensed statement of (loss) income is presented to illustrate the estimated effect of the reorganization as if such transaction had occurred as of January 1, 1994.

                                                                                            PROFORMA
                                                     YEAR ENDED                            YEAR ENDED
                                                    DECEMBER 31,       PROFORMA           DECEMBER 31,
                                                        1994          ADJUSTMENTS             1994
                                                    -------------     -----------         -------------
Operating Revenues................................    $  17,118                              $ 17,118
Operating Expenses:
  Production & Transmission.......................       19,631        $  (2,830)(f)           16,801
  Administrative & General........................        4,540              700 (e)            5,240
  Depreciation & Amortization.....................        8,267           (5,461)(d)            2,806
  Taxes Other than Income.........................        4,280                                 4,280
                                                      ---------                              --------
          Total Operating Expenses................       36,718                                29,127
Operating Income..................................      (19,600)                              (12,009)
  Write down of Assets, net.......................      137,908         (137,908)(a)                0
  Reorganization Expenses.........................        4,038           (4,038)(b)                0
  Other Income....................................         (101)                                 (101)
  Interest Charges, net...........................          617             (706)(c)              (89)
                                                      ---------                              --------
Net Loss Before Taxes.............................     (162,062)                              (11,819)
  Income Taxes....................................           94           (4,096)(g)           (4,002)
Net Loss before Extraordinary Item................     (162,156)                               (7,817)
  Forgiveness of Debt.............................      293,723         (293,723)(c)                0
                                                      ---------                              --------
Net Income (Loss).................................    $ 131,567                              $ (7,817)
                                                      =========                              ========

- ---------------
(a)  Elimination of Writedown of Assets, Net

(b)  Elimination of Reorganization Expenses

(c)  Elimination of Forgiveness of Debt and related interest

(d)  Depreciation expense adjusted to reflect asset writedown

(e)  Additional expenses associated with UNITIL and Tillinghast agreements

(f)  Recognition of new outage accrual policy

(g)  Tax impact of above entries assuming ability to fully benefit loss


C. REGULATION

     The Company is subject to the regulatory authority of the Federal Energy Regulatory Commission ("FERC"), the Nuclear Regulatory Commission ("NRC") and the New Hampshire Public Utilities Commission ("NHPUC") and other federal and state agencies as to rates, operations and other matters. The Company's cost of service is not regulated. As such, the Company's accounting policies are not subject to the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation."

D. USE OF MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. UTILITY PLANT

     Utility plant at November 23, 1994 was revalued to its estimated fair value based on the fair value of the Company. The reorganization value of the Company at November 23, 1994 was determined based on discounted cash flow valuation. The cost of additions to utility plant subsequent to November 23, 1994 are recorded at original cost. During the period from January 1, 1994 to November 23, 1994, the Predecessor capitalized $121,000 of interest related to plant additions.

F. DEPRECIATION AND MAINTENANCE

     Electric plant is depreciated on the straight-line method at rates designed to fully depreciate all depreciable properties over the lesser of estimated useful lives or the Plant's remaining NRC license life, which extends to 2026.

     Capital projects constituting retirement units are charged to electric plant. Minor repairs are charged to maintenance expense. When properties are retired, the original cost, plus cost of removal, less salvage, are charged to the accumulated provision for depreciation.

G. AMORTIZATION OF NUCLEAR FUEL

     The cost of nuclear fuel is amortized to expense based on the rate of burn-up of the assemblies comprising the total core. The Company also provides for the cost of disposing of spent nuclear fuel at rates specified by the United States Department of Energy ("DOE") under a contract for disposal between the Company and the DOE.

     The Company amortizes to expense on a straight-line basis the estimated cost of the final unspent nuclear fuel core, which is expected to be in place at the expiration of the Plant's NRC operating license, in conformity with rates authorized by the FERC.

H. AMORTIZATION OF MATERIALS AND SUPPLIES

     The Company amortizes to expense an amount designed to fully amortize the cost of the material and supplies inventory that is expected to be on hand at the expiration of the Plant's NRC operating license.

I. DECOMMISSIONING

     Based on the Financial Accounting Standards Board's ("FASB") tentative conclusions, the Company has recognized as a liability its proportionate share of the estimated Seabrook Project decommissioning. The initial recognition of this liability was capitalized as part of the Fair Value of the Utility Plant at November 23, 1994. The estimated cost to decommission the Seabrook Project, based on a study performed for the lead owner of the Plant, is approximately $414 million in 1995 dollars and $2.1 billion in 2026 dollars and assumes a 36 year life for the facility and a future escalation rate of 4.25%. Based on this estimate, the Company's share in 1995 dollars is approximately $50.2 million, which has been recorded as a liability in the December 31, 1995 balance sheet.

     During the first quarter of 1996, the Company began to accrete its share of the Seabrook Project's Decommissioning Liability. This accretion is a non-cash charge and recognizes the Company's liability related to the closure and decommissioning of its nuclear plant in current year dollars over the licensing period of the

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

plant. As a result of this accretion, the Company's share of the estimated decommissioning cost increased from $50.2 million as of December 31, 1995 to $50.8 million as of March 31, 1996.

     The Seabrook Project's decommissioning estimate and funding schedule is subject to review each year by the New Hampshire Nuclear Decommissioning Finance Committee ("NDFC"). This estimate is based on a number of assumptions. Changes in assumptions for such things as labor and material costs, technology, inflation and timing of decommissioning could cause these estimates to change in the near term. The review of the 1996 estimate and funding schedule by the NDFC is currently scheduled for May.

     The Staff of the SEC has questioned certain of the current accounting practices of the electric utility industry regarding the recognition, measurement and classification of decommissioning costs for nuclear generating stations and joint owners in the financial statements of these entities. In response to these questions, the FASB has agreed to review the accounting for nuclear decommissioning costs. Although the Company's accounting for decommissioning was based on the FASB's tentative conclusions, if the accounting practices for nuclear power plant decommissioning are changed, the annual provision for decommissioning could change relative to 1995. The Company is uncertain as to the impact, if any, changes in the current accounting will have on the Company's financial statements.

     Funds collected by Seabrook for Decommissioning are deposited in an external irrevocable trust pending their ultimate use. The earnings on the external trusts also accumulate in the fund balance. The trust funds are restricted for use in paying the decommissioning of Unit I. The investments in the trust are available for sale. The Company has therefore reported its investment in trust fund assets at market value.

     Although the owners of Seabrook are accumulating funds in an external trust to defray decommissioning costs, these costs could substantially exceed the value of the trust fund, and the owners, including the Company, would remain liable for the excess. The amount that is required to be deposited in the trust fund is subject to periodic review and adjustment by the NDFC, which could result in material increases in such amounts.

     On November 15, 1992, the Company, the Bondholder's Committee and the Predecessor's former parent, Eastern Utilities Associates (EUA) entered into a settlement agreement which resolved certain proceedings against EUA brought by the Bondholder's Committee. Under the settlement agreement EUA reaffirmed its guarantee of up to $10 million of the Company's future decommissioning costs of Seabrook Unit 1.

J. OPERATING REVENUES

     Revenues are recorded on an accrual basis based on billing rates provided for in contracts and approved by FERC. During the year ended December 31, 1995, four customers accounted for 27%, 21%, 15% and 12% of total operating revenues. For the period from November 24 to December 31, 1994, four customers accounted for 50%, 15%, 12% and 12% of total operating revenues. For the period from January 1, 1994 to November 23, 1994 four customers accounted for 28%, 17%, 15% and 12% of total operating revenues.

K. TAXES ON INCOME

     The Company accounts for taxes on income under the liability method required by Statement of Financial Accounting Standards No. 109.

L. CASH EQUIVALENTS AND SHORT TERM INVESTMENTS

     For purposes of the Statements of Cash Flows, the Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents. The carrying amounts approximate fair value because of the short-term maturity of the investments.


     All other short term investments with a maturity of greater than three months are classified as trading securities and reflected as a current asset at market value. Changes in the market value of such securities are

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995


M. SEABROOK UNIT 2



     The Company also has a 12.1% ownership interest in Seabrook Unit 2 to which it has assigned no value. On November 6, 1986, the joint owners of the Seabrook Project, recognizing that Seabrook Unit 2 had been canceled, voted to dispose of the Unit. Certain assets of Seabrook Unit 2 have been and are being sold from time to time to third parties and or used in Seabrook Unit 1. Plans regarding disposition of Seabrook Unit 2 are now under consideration, but have not been finalized and approved. The Company is unable, therefore, to estimate the costs for which it would be responsible in connection with the disposition of Seabrook Unit 2. Monthly charges are required to be paid by the Company with respect to Seabrook Unit 2 in order to preserve and protect its components and various warranties. Any sales of Unit 2 property or inventory are reflected in other income as gains on the sale of assets. Transfers of Unit 2 items to Unit 1 were done at the historical basis of Unit II property or components.


N. SEABROOK OUTAGE COSTS

     The Company's operating results and the comparability of these results on an interim and annual basis are directly impacted by the operations of the Seabrook Project, including the cyclical refueling outages (generally 18-24 months apart) as well as unscheduled outages. During outage periods at the Seabrook Project, the Company has no electricity for resale and consequently no revenues. Therefore the impact of outages on the Company's results of operations and financial position is materially adverse.

     The Company accrues for the incremental costs of the Seabrook Project's scheduled outages over the periods between those outages. However, the Company continues to expense the normal Seabrook operating and maintenance expenses as incurred. Therefore, the Company will incur losses during scheduled outage periods as a result of the combination of the lack of revenue and the recognition of normal recurring operation and maintenance costs as well as the continuing depreciation of the Utility Plant. Based on expected fuel consumption, the Seabrook plant management has scheduled the next refueling outage for June 1997 at an estimated cost of $20 million. The Company's share is approximately $2.4 million. The estimate is based on a number of assumptions. Changes in assumptions for such things as labor and contractor costs, required repairs and days to perform the outage and plant operations in the interim, could cause this estimate to change in the near term.

O. RECLASSIFICATIONS

     Certain amounts in prior year financial statements have been reclassified to conform to the current year presentation.

2. NUCLEAR ISSUES

     Like other nuclear generating facilities, the Seabrook Project is subject to extensive regulation by the NRC. The NRC is empowered to authorize the siting, construction and operation of nuclear reactors after consideration of public health, safety, environmental and anti-trust matters.

     The NRC has promulgated numerous requirements affecting safety systems, fire protection, emergency response planning and notification systems, and other aspects of nuclear plant construction, equipment and operation. The Company has been, and may be, affected to the extent of its proportionate share by the cost of any such modifications to Seabrook Unit 1.

     Nuclear units in the United States have been subject to widespread criticism and opposition. Some nuclear projects have been canceled following substantial construction delays and cost overruns as the result of

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

licensing problems, unanticipated construction defects and other difficulties. Various groups have by litigation, legislation and participation in administrative proceedings sought to prohibit the completion and operation of nuclear units and the disposal of nuclear waste. In the event of a shutdown of any unit, NRC regulations require that it be completely decontaminated of any residual radioactivity. The cost of such decommissioning, depending on the circumstances, could substantially exceed the owners' investment at the time of cancellation.

     Public controversy concerning nuclear power could adversely affect the operating license of Seabrook Unit 1. While the Company cannot predict the ultimate effect of such controversy, it is possible that it could result in a premature shutdown of the unit.

A. NUCLEAR FUEL

     The Seabrook Project's joint owners have made, or expect to make, various arrangements for the acquisition of uranium concentrate, the conversion, enrichment, fabrication and utilization of nuclear fuel and the disposition of that fuel after use. The owners and lead participants of each United States nuclear unit have entered into contracts with the DOE for disposal of spent nuclear fuel, in accordance with the NWPA. The NWPA requires (subject to various contingencies) that the federal government design, license, construct and operate a permanent repository for high level radioactive wastes and spent nuclear fuel and establish prescribed fees for the disposal of such wastes and fuel. The NWPA specifies that the DOE provide for the disposal of such wastes and spent nuclear fuel starting in 1998.

     Objections on environmental and other grounds have been asserted against proposals for storage as well as disposal of spent fuel. The DOE anticipates that a permanent disposal site for spent fuel will be ready to accept fuel for storage on or before the year 2010. However, the NRC, which must license the site, stated only that a permanent repository will become available by the year 2025. At the Seabrook Project, there is on-site storage capacity which, with minimal capital expenditures, should be sufficient for twenty years or until the year 2010. No near-term capital expenditures are anticipated to deal with any increase in storage requirements after 2010.

B. FEDERAL DEPARTMENT OF ENERGY ("DOE") DECONTAMINATION AND DECOMMISSIONING ASSESSMENT

     Title XI of the Energy Policy Act of 1992 (the "Policy Act") provides for decontaminating and decommissioning of the DOE's enrichment facilities to be partially funded by a special assessment against domestic utilities. Each utility's share of the assessment is to be based on its cumulative consumption of DOE enrichment services. As of December 31, 1995, the Company had accrued its pro rata estimated obligation of $738,000 related to the project's prior years' usage to be paid over the 15-year period beginning October 1, 1992.

C. PRICE ANDERSON ACT

     In accordance with the Price Anderson Act, the limit of liability for a nuclear-related accident is approximately $8.9 billion, effective November 18, 1994. The primary layer of insurance for this liability is $200 million of coverage provided by the commercial insurance market. The secondary coverage is approximately $8.7 billion, based on the 110 currently licensed reactors in the United States. The secondary layer is based on a retrospective premium assessment of $79.3 million per nuclear accident per licensed reactor, payable at a rate not exceeding $10 million per year per accident and a maximum of $20 million per year. In addition, the retrospective premium is subject to inflation based indexing at five year intervals and, if the sum of all public liability claims and legal costs arising from any nuclear accident exceeds the maximum amount of financial protection available, then each licensee can be assessed an additional 5% ($3.775 million) of the maximum retrospective assessment. With respect to the Seabrook Project, the Company would be obligated to pay its ownership share of any assessment resulting from a nuclear incident at any United States nuclear generating facility. The Company estimates its maximum liability per incident currently would be an aggregate amount of approximately $9.59 million per accident, with a maximum annual assessment of about $1.21 million per incident, per year.

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

     In addition to the insurance required by the Price Anderson Act, the NRC regulations require licensees, including the Seabrook Project, to carry all risk nuclear property damage insurance in the amount of at least $1.06 billion, which amount must be dedicated, in the event of an accident at the reactor, to the stabilization and decontamination of the reactor to prevent significant risk to the public health and safety.

D. NUCLEAR INSURANCE

     Insurance has been purchased by the Seabrook Project from Nuclear Electric Insurance Limited ("NEIL") to cover the costs of property damage, decontamination or premature decommissioning resulting from a nuclear incident and American Nuclear Insurance/Mutual Atomic Energy Liability Underwriters ("ANI") to cover workers' claims. All companies insured with NEIL and ANI are subject to retroactive assessments, if losses exceed the accumulated funds available to NEIL and ANI, respectively. The maximum potential assessment against the Seabrook Project with respect to losses arising during the current policy years are $26.4 million. The Company's liability for the retrospective premium adjustment for any policy year ceases six years after the end of that policy year unless prior demand has been made.

     The Company purchased additional business interruption insurance from NEIL with the current policy in effect from December 22, 1995 until September 15, 1996. NEIL business interruption insurance is designed to pay a weekly indemnity in the event of a prolonged outage at Seabrook resulting from property damage occurring from a "sudden fortuitous event, which happens by chance, is unexpected and unforeseeable." The Company is seeking $520,000 of weekly indemnity with a limit of liability of $70.3 million. This policy has an annual premium of $129,000 and for the three month period ending March 31, 1996 the Company expensed $32,124 related to this policy. Under the terms of this policy, the Company is subject to a potential retrospective premium adjustment of $647,000 should NEIL's board of directors deem that additional funds are necessary to preserve the financial integrity of NEIL. There has never been a retrospective adjustment since NEIL was founded in 1980. The liability for this retrospective premium adjustment ceases six years after the end of the policy unless prior demand has been made.

3. TAXES ON INCOME

     The following is a summary of the (benefit) provision for income taxes for the year ended December 31, 1995, the period from November 24 to December 31, 1994, and the period from January 1 to November 23, 1994:


                                                            SUCCESSOR         PREDECESSOR
                                                        -----------------     -----------
                                                                               JANUARY 1
                                                         NOVEMBER 24 TO           TO
                                                          DECEMBER 31,         NOVEMBER
                                                        -----------------         23,
                                                         1995       1994         1994
                                                        -------     -----     -----------
                                                                     (000'S)
    Federal
      Current.........................................  $(8,065)    $(353)      $(11,253)
      Deferred........................................    8,011       447         11,253
                                                        -------     -----       --------
                                                            (54)       94             --
    State
      Current.........................................   (1,923)      (84)        (2,684)
      Deferred........................................    1,923        84          2,684
                                                        -------     -----       --------
                                                             --        --             --
                                                        -------     -----       --------
         Total (benefit) provision....................  $   (54)    $  94       $     --
                                                        =======     =====       ========

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

     Accumulated deferred income taxes consisted of the following at December
31, 1995 and 1994:

                                                                        1995        1994
                                                                       -------     -------
                                                                             (000'S)
    Assets
      Net operating loss carryforwards............................... $ 64,957    $ 54,472
      Decommissioning expense........................................      618         325
      Utility plant..................................................       --       1,009
      Unfunded pension expense.......................................      225         102
      Accrued outage expense.........................................       43          84
      Inventory......................................................      196          --
    Liabilities
      Utility plant..................................................   (7,250)         --
                                                                      --------    --------
    Accumulated deferred income tax asset............................   58,789      55,992
    Valuation allowance..............................................  (58,789)    (56,086)
                                                                      --------    --------
    Accumulated deferred income tax asset (liability) net............ $     --    $    (94)
                                                                      ========    ========

     The total income tax provision set forth above represents 0% in the year ended 1995, 34% in the period from November 24 to December 31, 1994 and 0% in the period from January 1, 1994 to November 23, 1994 of income before such taxes. The following table reconciles the statutory federal income tax rate to those percentages:

                                                           SUCCESSOR          PREDECESSOR
                                                       ------------------     -----------
                                                                               JANUARY 1
                                                         NOVEMBER 24 TO           TO
                                                          DECEMBER 31,         NOVEMBER
                                                       ------------------         23,
                                                        1995         1994        1994
                                                       -------       ----     -----------
                                                             (DOLLARS IN THOUSANDS)
    (Loss) Income before taxes.......................  $(6,113)      $276      $ 131,385
    Federal statutory rate...........................       34%        34%            34%
    Federal income tax (benefit) expense at statutory
      levels.........................................   (2,078)        94         44,671
    Increase (Decrease) from statutory levels
      State tax net of federal tax benefit...........   (1,269)       (55)          (913)
      Valuation allowance............................    2,703         49            858
      Income of decommissioning trust................      305          6             55
      Benefit from reorganization....................       --         --        (44,671)
      Other..........................................      285         --             --
                                                       -------       ----      ---------
    Effective federal income tax expense.............  $   (54)      $ 94      $      --
                                                       =======       ====      =========

     Valuation allowances have been provided against any deferred tax assets, net due to the limitations on the use of carryforwards, discussed below, and the uncertainty associated with future taxable income. The valuation allowance of $56,086,000 as of December 31, 1994, if subsequently recognized will be allocated directly to paid in capital.

     As of December 31, 1995, the Company has an estimated $167 million in net operating loss carryforwards ("NOL's") that expire between the years 2005 to 2010. However, because the Company has experienced one or more ownership changes, within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Tax Code"), an annual limitation has been imposed on the ability of the Company to use $136 million of these carryforwards. The Company's best estimate at this time is that the annual limitation is approximately $5.5 million, and therefore, the ability to use $136 million in NOL's is restricted.

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

4. COMMON STOCK RESTRICTIONS

     The Company has never paid cash dividends on the Common Stock. The Company currently expects that it will retain all of its future earnings and does not anticipate paying a dividend in the foreseeable future.

5. CAPITAL EXPENDITURES

     The Company's cash construction expenditures, including nuclear fuel, are estimated to be approximately $2.7 million in 1996 and to aggregate approximately $21.5 million for the years 1997 through 2000.

6. UNITIL POWER PURCHASE AGREEMENT AND POWER PURCHASE OPTION

     The Company has entered into an agreement (the "Power Purchase Agreement"), dated as of April 1, 1993 with UNITIL Power Corporation ("UNITIL Power"), a wholly owned subsidiary of UNITIL Corporation ("UNITIL"), which provides for the Company to sell to UNITIL Power approximately 10MW of power. The Power Purchase Agreement commenced on May 1, 1993 and runs through October 31, 2010. During the first year, the price of power under the Power Purchase Agreement was 5.0 cents per kilowatt hour (kWh). Thereafter, the price is subject to increase in accordance with a formula which provides for adjustments at less than the actual rate of inflation. UNITIL Power has the option to extend the Power Purchase Agreement for an additional twelve years to 2022.

     The Power Purchase Agreement is front-end loaded whereby UNITIL Power pays higher prices, on an inflation adjusted basis, in the early years of the Agreement and lower prices in later years. The average price per kWh and the contract formula rate in the contract are fixed over the life of the contract, so that any excess cash received in the beginning of the contract will be returned by the end of the contract, provided the contract does not terminate early. The difference between revenue billed under each rate is recorded in a "Balance Account" which increases annually to $4.1 million in 1998, then decreases annually, reaching zero in 2001. Therefore, contract revenue is recorded under Generally Accepted Accounting Principles and Emerging Issues Task Force Ruling 91-6 based on the contract rates and no liability for the "Balance Account" is recognized provided that it is not probable that the contract will terminate early. Management believes it is not probable that either party will terminate this contract prior to the end of its initial term. The balance in the balance account as of March 31, 1996 is approximately $2.0 million.

     To secure the obligation of the Company under the Power Purchase Agreement and to repay to UNITIL Power the amounts in the balance account, if the contract terminates early, the Power Purchase Agreement grants UNITIL Power a mortgage on the Company's Seabrook Interest. This mortgage granted to UNITIL Power is junior only to the existing mortgage on the Seabrook Interest granted pursuant to the Third Stipulation and any successor first mortgage financing up to a maximum amount of $80,000,000. The Power Purchase Agreement further provides that UNITIL Power's second mortgage will rank pari passu with other mortgages that may hereafter be granted to other purchasers of power from the Company to secure similar obligations, provided that the maximum amount of indebtedness secured by the first mortgage on the Seabrook Interest does not exceed $60,000,000, and provided that the combined total of all second mortgages on the Seabrook Interest does not exceed the sum of (a) $80,000,000 less the total amount of the Company's debt then outstanding which is secured by a first mortgage plus (b) $57,000,000.

     In addition to the Power Purchase Agreement, the Company also has entered into an agreement (the "Power Purchase Option Agreement") with UNITIL Power under which the Company will grant UNITIL Power the option to purchase during the period from November 1, 1998 through October 31, 2018, approximately 15MW of electricity at 6.5 cents per kWh, subject to adjustment in accordance with a formula. UNITIL Power will be required to exercise its option under the Power Purchase Option Agreement on or before the earlier of (a) October 31, 1996, and
(b) 30 days after the first date on which the Company is

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

prepared to commit to sell, for a minimum of 10 years, all or any part of the last remaining 15 MW of electricity from Seabrook Unit 1 to which the Company is entitled.

7. PECO SERVICES AGREEMENT AND WARRANT AGREEMENT

     The Company and PECO Energy Company ("PECO") entered into a Services Agreement dated as of November 3, 1995 (the "PECO Services Agreement"), pursuant to which PECO was appointed as the Company's exclusive agent to market and sell the Company's uncommitted portion of electricity generated by the Seabrook Project. Proceeds from the sale of the Company's electricity together with reservation fees payable by PECO to the Company will be shared between the Company and PECO in accordance with formulas set forth in the PECO Services Agreement.

     The PECO Services Agreement became effective on December 31, 1995, and has an initial term of two years. The term will be automatically extended for one additional year (to December 31, 1998) if PECO exercises the PECO Warrant (as defined below) to purchase the Warrant Shares (as defined below). At any time prior to the Warrant Expiration Date (as defined below), the Company is entitled to terminate the PECO Services Agreement; however, if the PECO Services Agreement is so terminated, the Company will be required to refund to PECO the $1,000,000 purchase price for the PECO Warrant plus interest.


     At the time that the Company entered into the PECO Services Agreement, the Company and PECO entered into a Warrant Purchase Agreement, dated November 3, 1995, pursuant to which on February 15, 1996, PECO purchased a warrant (the "PECO Warrant") from the Company for $1,000,000. The PECO Warrant entitles PECO to purchase 420,000 shares (the "Warrant Shares") of the Company's Common Stock, $0.01 par value per share, (the "Common Stock") at an exercise price of the higher of (1) $9.75 per share, or (2) the highest trading price per share of the Company's Common Stock prior to the expiration date of the PECO Warrant. The $1,000,000 purchase price for the PECO Warrant will be credited to the aggregate exercise price of the PECO Warrant upon exercise. If PECO does not exercise the PECO Warrant, the purchase price for the PECO Warrant is wholly or partially refundable only if the Company terminates the PECO Services Agreement for convenience prior to the Warrant Expiration Date or in certain other circumstances under the control of the Company. The PECO Warrant expires on September 30, 1996 (the "Warrant Expiration Date") unless extended because the Seabrook Project fails to maintain a 60% capacity factor for the first nine months of 1996, in which case the Warrant Expiration Date will be extended until the earlier of such time as the Seabrook Project's rolling 12-month capacity factor equals or exceeds 60% or December 31, 1997.


8. TRANSACTIONS WITH RELATED PARTIES

     The Company entered into two other agreements with affiliates of UNITIL.

     A Management and Administrative Services Agreement was in effect during 1995 between the Company and UNITIL Resources, Inc. ("UNITIL Resources"), a wholly owned subsidiary of UNITIL until December 31, 1995. The Management and Administrative Services Agreement went into effect on November 23, 1994 and provided for UNITIL Resources to provide a full range of services to the Company, including management, accounting and bookkeeping, budgeting and regulatory compliance. Under the Management and Administrative Services Agreement, the Company was paying UNITIL Resources $225,000 per year for senior executive management services and was paying for day-to-day operational services by paying an amount equal to the cost of providing those services plus 25% of such cost. For the year ended December 31, 1995 and for the period from November 24, 1994 to December 31, 1994, the Company expensed $591,352 and $52,900, respectively, related to this agreement. The Management and Administrative Services Agreement had an automatically renewing one year term, except that either the Company or

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

UNITIL Resources may terminate without cause on 60 days prior written notice. The Company gave notice and terminated this agreement on December 31, 1995.

     The Company's marketing efforts were provided by UNITIL Resources until December 31, 1995. Under the terms of this Marketing Agreement with UNITIL Resources, the Company was paying UNITIL Resources all costs incurred by UNITIL Resources to obtain new sales contracts plus a commission for sales of power. The amount of the commission payable varied based on the length of the power sale contracts and prices obtained. For the year ended December 31, 1995 and for the period from November 24, 1994 to December 31, 1994, the Company expensed $333,138 and $11,500, respectively, related to this agreement. This agreement was also terminated as of December 31, 1995.

     The Company leases its headquarters space under an expense sharing agreement with TILTEC, a company owned by the Company's President. Under the agreement, TILTEC provides the Company with furnished office space and administrative support services for a total fee of $7,400 per month. The expense sharing agreement has a one year term and provides for automatic one year renewals. Either party may terminate the agreement on 60 days prior written notice to the other party.

     Prior to February 5, 1993, the Predecessor was a wholly-owned subsidiary of EUA. EUA has interests in other retail and wholesale utility companies, a service corporation, and other non-utility companies. Transactions between the Predecessor and EUA affiliated companies prior to the reorganization include accounting, engineering and other services rendered by EUA Service of approximately $116,000 for the period from January 1, 1994 to November 23, 1994.

9. STOCK OPTION PLAN

     On April 24, 1995, the Board of Directors of the Company established the 1995 Stock Option Plan (the "Plan"),which received shareholder approval at the Company's annual meeting on April 16, 1996. The purpose of the Plan is to secure for the Company and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company who are expected to contribute to the Company's future growth and success. Options granted pursuant to the Plan may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet the requirements of Section
422. The maximum number of shares of Common Stock which may be issued and sold under the Plan is 600,000 shares. The Plan will be administered by the Board of Directors of the Company and may be modified or amended by the Board in any respect, subject to shareholder approval in certain instances.

     To date, the following options have been granted under the Plan:

                                                                  NUMBER OF     AVERAGE OPTION
                                                                   SHARES           PRICE
                                                                  ---------     --------------
    1995 Activity
      Granted...................................................   335,000           8.17
      Exercised.................................................        --             --
      Canceled..................................................        --             --
    Outstanding at December 31, 1995............................   335,000

10. NEW ACCOUNTING PRONOUNCEMENTS

     In March 1995, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", effective for fiscal years beginning after December 15, 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets and requires that assets which are no longer probable of recovery be charged to

                          GREAT BAY POWER CORPORATION

                               DECEMBER 31, 1995

earnings. The Company adopted SFAS No. 121 on January 1, 1996, and the adoption did not have a material impact on the Company's financial position or results of operations.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. SFAS No. 123 requires that financial statements include certain disclosures related to stock-based employee compensation arrangements regardless of the method used to account for them. The Company does not plan to adopt the accounting under this pronouncement but rather adopt the required audited pro forma disclosure. Based on arrangements used by the pronouncement, the pro forma effects on earnings and earnings per share are not expected to be material.

11. PROPERTY TAXES

     In December 1995, the Town of Seabrook, New Hampshire (the "Town") issued a bill for property taxes for the second half of 1995 to "North Atlantic Energy Corp., et al." The Town informed the Company that it believed the Company's share of this bill was equal to $1,293,000. The Company initially refused to pay the bill because the Company believes that the Town's assessment of the Company's interest in the Seabrook Project is overstated and because the bill fails to recognize the Company as an independent taxpayer with a separately assessed and valued parcel of real estate. As of March 31, 1996, the non-payment of these taxes was reflected in the Company's financial statements as Taxes Accrued. On April 30, 1996 the Company paid the December 1995 property tax bill to avoid the Town placing a lien on the Seabrook Project. The Company has filed a petition with the Town seeking a tax abatement of its 1995 property taxes. Management is unable to express an opinion as to the likely outcome of this matter.

12. SUBSEQUENT EVENTS

     On January 18, 1996, the Company held a special meeting of stockholders. At the special meeting, the stockholders approved the following amendments to the Company's Restated Articles of Incorporation: (1) the number of authorized shares of common stock was increased from 8,000,000 to 20,000,000 shares; (2) 5,000,000 shares of undesignated Preferred Stock were authorized, the terms and rights of which may be designated from time to time by the Board of Directors;
(3) a provision requiring the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding to amend, repeal or adopt any provision inconsistent with the Articles of Incorporation was deleted; and (4) a provision eliminating any preemptive rights of the Company's stockholders to acquire shares issued by the Company was added.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Director of Great Bay Power Corporation:

     We have audited the statements of loss and retained (deficit) earnings and cash flows for the year ended December 31, 1993 of Great Bay Power Corporation (formerly EUA Power Corporation; the "Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 7, 1994, except as to the
information presented in
Note H, for which the date is
November 23, 1994

                          GREAT BAY POWER CORPORATION
                         (F.K.A. EUA POWER CORPORATION)

                               STATEMENT OF LOSS
                               DECEMBER 31, 1993
                      (DEBTOR-IN-POSSESSION)(IN THOUSANDS)

Operating Revenues...............................................................    $24,620
                                                                                     -------
Operating Expenses:
     Fuel........................................................................      6,869
     Other Operation.............................................................     13,052
     Maintenance.................................................................      3,070
     Depreciation and Decommissioning............................................      9,020
     Taxes Other Than Income.....................................................      3,878
     Income Tax (Credit).........................................................       (630)
     Deferred Taxes (Credit).....................................................     (3,421)
                                                                                     -------
          Total Operating Expenses...............................................     31,838
                                                                                     -------
Operating (Loss).................................................................     (7,218)
Deferred Income Taxes............................................................       (459)
Other Income -- Net..............................................................        226
Reorganization Expenses..........................................................      1,867
                                                                                     -------
          Income Before Interest Charges.........................................     (9,318)
                                                                                     -------
Interest Charges:
     Interest on Long-Term Debt (Contractual Interest Expense for 1993 was
      $48,929,510)
     Other Interest Expense (Contractual Interest Expense for 1993 was
      $144,763)..................................................................        115
                                                                                     -------
          Net Interest Charges (Deductions)......................................        115
                                                                                     -------
Net Loss.........................................................................    $(9,433)
                                                                                     =======

                          GREAT BAY POWER CORPORATION
                         (F.K.A. EUA POWER CORPORATION)

                    STATEMENT OF RETAINED (DEFICIT) EARNINGS
                         YEARS ENDED DECEMBER 31, 1993
                      (DEBTOR-IN-POSSESSION)(IN THOUSANDS)

Retained (Deficit) Earnings -- Beginning of Year:..............................    $(130,360)
Net Loss.......................................................................       (9,433)
                                                                                   ---------
Retained (Deficit) Earnings -- End of Year.....................................    $(139,793)
                                                                                   =========

Note 1 -- Other than the changes to Retained Earnings resulting from the Net Loss of $9,433,000, there was no change in the Equity of the Company during the year ended December 31, 1993.


       (The accompanying notes are an integral part of these statements.)

                          GREAT BAY POWER CORPORATION
                         (f.k.a. EUA POWER CORPORATION)

                            STATEMENTS OF CASH FLOW
                               DECEMBER 31, 1993
                      (DEBTOR-IN-POSSESSION)(IN THOUSANDS)

Cash Flow From Operating Activities:
Net Loss...........................................................................  $(9,433)
                                                                                     -------
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
     Depreciation and Amortization.................................................    8,124
     Amortization of Nuclear Fuel..................................................    5,818
     Deferred Taxes................................................................   (2,962)
     Investment Tax Credit, Net....................................................     (630)
     Other -- Net..................................................................    1,026
Net Changes of Working Capital:
     Accounts Receivable...........................................................      (97)
     Accounts Payable..............................................................     (122)
     Accrued Taxes.................................................................      139
     Other -- Net..................................................................   (1,401)
                                                                                     -------
Net Cash (Used In) Provided from Operating Activities..............................      462
                                                                                     -------
Cash Flow From Investing Activities:
     Construction Expenditures.....................................................   (6,885)
                                                                                     -------
Net Cash (Used In) Provided From Investing Activities..............................   (6,885)
                                                                                     -------
Cash Flow From Financing Activities:
     Issuances:
          Debtor-in-Possession Financing...........................................    1,744
          Settlement Proceeds
                                                                                     -------
Net Cash Provided from Financing Activities........................................    1,744
                                                                                     -------
Net Increase (Decrease) in Cash....................................................   (4,679)
                                                                                     -------
Cash and Temporary Cash Investments at Beginning of Year...........................    4,817
                                                                                     -------
Cash and Temporary Cash Investments at End of Period...............................  $   138
                                                                                     =======

       (The accompanying notes are an integral part of these statements.)

                          GREAT BAY POWER CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

NOTE A -- BUSINESS:

     The Registrant, Great Bay Power Corporation (formerly known as EUA Power Corporation), is a New Hampshire corporation, incorporated in 1986, authorized by the NHPUC to engage in business as a public utility for the purposes of participating as a joint owner in the Seabrook Project, acquiring its 12.1% interest in the Seabrook Project and selling its share of the output of Seabrook Unit 1 for resale. The Company, organized as a wholly-owned subsidiary of EUA, became fully independent of EUA on February 5, 1993 in connection with the bankruptcy proceeding described in Note B -- Bankruptcy Proceeding. The Company became a wholesale generating company when Seabrook Unit 1 commenced commercial operation on August 19, 1990.

     On February 28, 1991, the Company filed a voluntary petition in the Bankruptcy Court for the District of New Hampshire for protection under Chapter 11 of the Bankruptcy Code. The Bankruptcy Court confirmed the Bondholders Committees' Fifth Amended Plan of Reorganization on March 5, 1993. After confirmation, the Company was unable to obtain the $45 million of debt financing contemplated by the Fifth Amended Plan of Reorganization. In February 1994, however, the Bondholders Committee obtained a commitment from Omega Advisers, Inc. ("Omega") or its designees to provide $35 million of equity financing for the Company (the "Omega Financing"). The Bondholders Committee prepared a First Modification to Fifth Amended Plan of Reorganization to reflect this change in financing and submitted a Supplemental Disclosure Statement describing that First Modification to the Bankruptcy Court for its approval. The Fifth Amended Plan of Reorganization, as modified by the First Modification is hereinafter referred to as the "Plan." The Bankruptcy Court approved the Supplemental Disclosure Statement at a hearing on March 11, 1994. The Plan is scheduled to be mailed to the Company's creditors for their approval on or before April 7, 1994. If the Creditors approve the Plan, the Company expects the Bankruptcy Court to confirm the plan in a hearing currently scheduled for May 13, 1994, although such confirmation cannot be assured. The Omega Financing and the Plan are subject to approval by certain regulatory authorities. On February 15, 1994 the Nuclear Regulatory Commission issued an order approving a transfer of control of the Company as contemplated by the Omega Financing and extending the deadline for completion of such transfer to June 30, 1994. There can be no assurance that other such approvals will be obtained. Moreover, the Omega Financing is not yet reduced to a definitive agreement. The Plan will not be circulated to creditors unless and until such a definitive agreement has been signed.

     The Omega Financing provides for the Company to sell its common stock representing a 60% ownership interest in the Company to Omega or its designees for an aggregate purchase price of $35 million. The 40% balance of the Company's common stock will be issued 34% to the Company's Bondholders in full payment and satisfaction of their secured claims and 6% to the Company's unsecured creditors with claims in excess of $25,000 in full payment and satisfaction of their claims. These unsecured claims consist primarily of the unsecured deficiency claims of the Bondholders under the Bonds. (See Note B -- Bankruptcy Proceeding below for a discussion of the Company's bankruptcy proceeding and the Omega Financing.)

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

     Seabrook Unit 1 is a 1,150 MW nuclear generating plant located in Seabrook, New Hampshire. The Company acquired its joint ownership interest in the Seabrook
Project for approximately $174,000,000 in November 1986 from five New England electric utilities in independently negotiated transactions. At that time, construction of Seabrook Unit 1 was substantially completed. Because Seabrook
Unit 2 had been canceled, the Company assigned no value to it. On March 29, 1991, the Company announced that it had provided an impairment reserve in 1990 against its investment in Seabrook Unit I, which was recorded effective on December 31, 1990. For financial statement reporting purposes, the Company valued its investment in Seabrook Unit I, including nuclear fuel but net of the related Series B and C Notes which it collateralizes as follows:

                                                   DECEMBER 31, 1990     DECEMBER 31, 1993
                                                   -----------------     -----------------
                                                               (IN THOUSANDS)
Net Investment...................................     $ 340,640             $ 311,932
Related Secured Debt.............................      (300,597)             (293,723)(1)
                                                      ---------             ---------
Net Carrying Amount..............................     $  40,043             $  18,209
                                                      =========             =========

(1) includes accrued interest of $14,126


     The ultimate value of the investment and the related debt (which is a liability subject to compromise) cannot be determined until the bankruptcy is resolved.

     The Company has no employees. John R. Stevens, president of EUA serves as president and sole director of the Company at the request and subject to the direction of the Bondholders Committee. Mr. Stevens expects to resign both positions on the Effective Date. Since the Company's organization, EUA Service, a wholly owned subsidiary of EUA, has provided, or arranged for, various management and professional services. Pursuant to various Bankruptcy Court orders, EUA Service continues to provide similar services to the Company. Under the terms of the Settlement Agreement (as discussed below), EUA Service will continue to provide, at cost, certain services to the Company at the request of the Bondholders Committee for a period of not more than two years from the effective date of the Settlement Agreement. However, such services specifically exclude the marketing of the Company's entitlement in Seabrook Unit 1 on a long-term basis. The Company has agreed with UNITIL that an affiliate of UNITIL will replace EUA Service in providing various services on the Effective Date. In addition, the Company has entered into a contract with an affiliate of UNITIL pursuant to which that affiliate is marketing the Company's share of electricity from Seabrook Unit 1.

NOTE B -- BANKRUPTCY PROCEEDING:

  Background:

     On February 28, 1991, the Company filed a voluntary petition in the Bankruptcy Court for the District of New Hampshire for protection under Chapter 11 of the federal Bankruptcy Code and has been conducting its business as a Debtor and Debtor-in-Possession under the provisions of the Bankruptcy Code. The Company filed such petition because the cash generated by short-term sales of electricity from its entitlement in Seabrook Unit 1 would have been insufficient to pay interest on its outstanding Secured Notes when interest became due on May 15, 1991 and the prospects for signing long-term power sales contracts prior to that date were minimal. The Company continues its efforts to market its entitlement to Seabrook Unit 1 under the direction of the Bondholders Committee.

  Settlement Agreement:

     On November 18, 1992, the Company, the Bondholders Committee and EUA entered into a Settlement Agreement which resolved certain adversary proceedings against EUA, brought, or threatened to be brought,

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

by the Bondholders Committee including, (i) a claim for recovery of certain alleged preferential transfers in the aggregate amount of $38.5 million, plus interest; (ii) a threatened claim for the recovery of $100 million plus treble damages arising from, among other things, certain alleged breaches of fiduciary duties by EUA, EUA Service and the officers and directors of the Company; and,
(iii) certain matters arising out of tax sharing agreements between EUA, its subsidiaries, and the Company. The Settlement Agreement also provided for the payment of $20 million to the Company by EUA. The Settlement Agreement further provided for the relinquishment by EUA of its equity interest in the Company and all claims filed in Bankruptcy Court by EUA and its affiliates against the Company. These claims related primarily to obligations of the Company guaranteed and paid by EUA, including $21 million of Solid Waste Disposal Facility Revenue Bonds, issued by the New Hampshire Industrial Development Authority on behalf of the Company and other notes payable. The settlement of these claims was recorded as a deferred credit on the Company's 1992 Balance Sheet, pending the ultimate outcome of the Bankruptcy Proceeding. The Settlement Agreement became effective on December 30, 1992 at which time EUA paid $20 million to the Company. The Company used a substantial portion of the proceeds from the Settlement Agreement to repay amounts outstanding under the First Stipulation (as described below) and to pay reorganization expenses and other operating expenses. The Company redeemed all of its outstanding equity securities which were held by EUA, at no cost, on February 5, 1993. The redeemed shares have been classified as treasury stock on the Company's financial statements as of December 31, 1993. As a result of the redemption, the Company is no longer part of the EUA System.

     Under the Settlement Agreement, EUA reaffirmed its guarantee of up to $10 million of the Company's share of future decommissioning costs of Seabrook Unit 1 and any costs of cancellation of Seabrook Unit 1 or Unit 2. EUA had guaranteed this obligation in 1990 in order to secure the release to the Company of a $10 million fund established by the Company for the same purpose at the time the Company acquired its Seabrook Interest. Further, under the Settlement Agreement, all of the officers and directors of the Company (except Mr. Stevens) resigned and the Company changed its name to Great Bay Power Corporation. EUA now has no ownership interest in the Company.

  Reorganization Plan:

     The Bankruptcy Court confirmed the Bondholders Committees Fifth Amended Plan of Reorganization on March 5, 1993. After confirmation, the Company was unable to obtain the $45 million of debt financing contemplated by the Fifth Amended Plan of Reorganization. In February 1994, however, the Bondholders Committee obtained a commitment from Omega or its designees to provide $35 million of equity financing for the Company. The Bondholders Committee prepared a First Modification to Fifth Amended Plan of Reorganization to reflect this change in financing and submitted a Supplemental Disclosure Statement describing that First Modification to the Bankruptcy Court for its approval. The Bankruptcy Court approved the Supplemental Disclosure Statement at a hearing on March 11, 1994. The Plan is scheduled to be mailed to the Company's creditors for their approval on or before April 7, 1994. If the Creditors approve the Plan, the Company expects the Bankruptcy Court to confirm the Plan in a hearing currently scheduled for May 13, 1994, although such confirmation cannot be assured. The Omega Financing and the Plan are subject to approval by certain regulatory authorities. On February 15, 1994 the Nuclear Regulatory Commission issued an order approving a transfer of control of the Company as contemplated by the Omega Financing and extending the deadline for completion of such transfer to June 30, 1994. There can be no assurance that other such approvals will be obtained. Moreover, the Omega Financing is not yet reduced to a definitive agreement. The Plan will not be circulated to creditors unless and until such a definitive agreement has been signed.

     The Omega Financing provides for the Company to sell its common stock representing a 60% ownership interest in the Company to Omega or its designees for an aggregate purchase price of $35 million. The 40% balance of the Company's common stock will be issued 34% to the Company's Bondholders in full payment

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

and satisfaction of their secured claims pursuant to the Bonds and 6% to the Company's unsecured creditors with claims in excess of $25,000 in full payment and satisfaction of their claims. These unsecured claims consist primarily of the unsecured deficiency claims of the Bondholders under the Bonds. The holders of unsecured claims of less than $25,000, other than those unsecured claims resulting from the ownership of the Secured Notes, will be paid 50% of the amounts of their claims allowed by the Bankruptcy Court in cash on the Effective Date. The Plan requires that prior to the Effective Date the Bondholders Committee obtain the Omega Financing.

     Although a bar date for all claims has been entered and passed, claims arising from the rejection of contracts or claims which the Bankruptcy Court permits to be filed notwithstanding the bar date may dilute the percentage of the unsecured claims held by the Secured Bondholders. All of the previously issued and outstanding equity securities of the Company have been redeemed by the Company. The CICs issued in connection with the Series B Notes or otherwise will be extinguished on the Effective Date. After the Effective Date, the equity of the Company will be represented by a single class of common stock. The Company will use good faith efforts to list its shares of common stock so that they will be tradeable on the American Stock Exchange or the NASDAQ National Market System.

     The Bondholders Committee has appointed or will appoint agents to manage the Company's business and to market the Company's share of Seabrook electricity. During the period between the Confirmation of the Plan and the Effective Date, those agents are to report to the Bondholders Committee and, to the extent actions are to be taken outside of the ordinary course of business, such actions shall be subject to the approval of the Bankruptcy Court and regulatory bodies with jurisdiction under applicable law. John R. Stevens, president of EUA, expects to resign as president and director of the Company on the Effective Date. The Bondholders Committee has disclosed the names of two individuals proposed to serve on the Board of Directors (the New Board) of the Company after the Effective Date. The proposed two members of the New Board are John A. Tillinghast and Walter H. Goodenough. The Bondholders Committee is also considering other candidates to serve as members of the New Board. The persons who will serve on the New Board will be finally determined before the Effective Date. The New Board will take office upon the Effective Date. The New Board will serve until its members resign or are replaced in accordance with New Hampshire corporate law and the requirements of the Company's charter and by-laws.

     The effectiveness of the Plan is conditioned upon obtaining plan of reorganization financing and approvals from various regulatory agencies including the NRC. The Company has obtained the approval of the NRC, provided the Company obtains plan of reorganization financing. The Company cannot predict whether it will be able to obtain plan of reorganization financing or whether the plan, or any other plan if filled, will be approved by the various regulatory agencies having jurisdiction.

  DIP Financing:

     The Company is required under the JOA to pay its share of Seabrook Unit 1 and Seabrook Unit 2 expenses including, without limitation, operations and maintenance expenses, construction and nuclear fuel expenditures and decommissioning costs, regardless of Seabrook Unit 1's operations. Under certain circumstances, a failure by the Company to make its monthly payments under the JOA could adversely affect its entitlement in Unit 1. At current market prices, the cash generated by such electricity sales continues to be less than the Company's on-going cash requirements.

     On August 29, 1991, the Bankruptcy Court approved a Stipulation and Consent Order (the First Stipulation) with respect to DIP Financing to be provided by certain joint owners of Seabrook for the benefit of the Company. The First Stipulation was entered into by the Company and CL&P and UI (the Participating Joint Owners), two of the other eleven joint owners of the Seabrook Project, as well as the Bondholders Committee. The First Stipulation was also approved by the NHPUC and the SEC under the 1935 Act.

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

     On July 21, 1992, the Bankruptcy Court issued a procedural order permitting an extension of the First Stipulation. For the period after September 30, 1992 until March 5, 1993, the procedural order permitted continued debtor-in-possession financing on a month-to-month basis at the sole discretion of the Participating Joint Owners terminable on 30 days notice. The Bankruptcy Court issued a second procedural order on September 8, 1992 increasing to $22 million from $15 million the amount of advances outstanding at any one time permitted under the First Stipulation. The Participating Joint Owners continued to advance funds under the First Stipulation, as amended, until the amounts advanced thereunder were repaid with the proceeds of the Company's Settlement Agreement with EUA. The First Stipulation expired on March 5, 1993.

     A second stipulation was entered into by the Company and the Participating Joint Owners and was approved by the Bankruptcy Court and various regulatory authorities. However, that stipulation did not become effective, and on March 5, 1993, the Company and the Participating Joint Owners entered into a third stipulation (the Third Stipulation) which was approved by the Bankruptcy Court.

     The Third Stipulation provides that the Participating Joint Owners shall provide up to a maximum of $20 million in advances to the Company to enable the Company to pay its pro rata share of the Seabrook Project's operating expenses, expenses of the Company in connection with its Chapter 11 proceedings and certain other costs of operation of the Company. Pursuant to the Third Stipulation, the advances made by the Participating Joint Owners bear an interest rate equal to the prime rate of The First National Bank of Boston plus 7% per annum. The Third Stipulation provides the Participating Joint Owners with a priority lien on all the Company's assets, which lien has priority over the Bondholders' mortgage. The Third Stipulation further provides that in the event of a default thereunder, the Participating Joint Owners are entitled to purchase the Company's Seabrook Interest for 75% of the lesser of fair market value or book value and to apply all or part of the amounts owing under the Third Stipulation against the purchase price. The Third Stipulation terminates on the earliest to occur of (a) July 1, 1994, (b) the Effective Date or the closing of a sale of all or substantially all of the Company's assets or business, and (c) an event of default under the terms of the Third Stipulation. The Company is in default of the Third Stipulation for, among other reasons, failure to obtain financing for the Plan by the date required in the Third Stipulation. Although the Company has been in default since November 1, 1993, the Participating Joint Owners have continued to provide financing pursuant to the Third Stipulation. There is, however, no assurance that they will continue to do so. As of March 25, 1994, outstanding advances under the Third Stipulation were approximately $2.2 million in the aggregate.

  Other Matters:

     The Company's reorganization expenses are subject to approval by the Bankruptcy Court. For the period March 1, 1991 through August 31, 1993, professionals have submitted fees and expenses in the amount of approximately $5.9 million to the Bankruptcy Court for its approval, and the Bankruptcy Court has provisionally authorized, subject to its review at the conclusion of the Chapter 11 proceeding, payments of approximately $4.5 million. The Company has paid amounts provisionally authorized by the Bankruptcy Court, and those are reflected on the Company's Statement of Loss during the period in which they have been paid. Other submitted, but not provisionally authorized, expenses have not been recorded.

     Since August 31, 1993, no hearings on approval of reorganization expenses have been held and no requests for allowance for such expenses have been made. According to the Supplemental Disclosure Statement, the Bondholders Committee has budgeted reorganization expenses payable on closing of the Omega Financing and subject to Bankruptcy Court approval of $4.5 million.

     Under Chapter 11, certain claims against the Company in existence prior to the filing of the petition for relief under the Bankruptcy Code are stayed while the Company continues business operations as debtor-in-possession. These claims are reflected in the Company's Balance Sheet as of December 31, 1993 and December 31, 1992 as "Liabilities Subject to Compromise." Additional claims (Liabilities Subject to

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

Compromise) may arise subsequent to the filing date resulting from rejection of executory contracts and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed contingent and disputed claims. Enforcement of claims secured by certain of the Company's assets (secured claims) also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims, principally the Secured Notes, are secured by an interest in certain Seabrook Project assets of the Company, principally realty and personalty.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     SYSTEM OF ACCOUNTS: The accounting policies and practices of the Company are subject to regulation by FERC with respect to its rates and accounting. The accounts of the Company are maintained in accordance with the uniform system of accounts prescribed by FERC.

     UTILITY PLANT AND DEPRECIATION: Utility plant is stated at original cost. The cost of additions to utility plant includes contracted work, direct labor and material, allocated overhead, allowance for funds used during construction and indirect charges for engineering and supervision. For financial statement purposes, depreciation is computed on the straight-line method based on the estimated useful life of Seabrook Unit 1. Since the commencement of commercial operation, the provision for depreciation for the Company has been calculated at 2.5%.

     OPERATING REVENUES: Revenues are based on billing rates authorized by FERC and are recognized when billed.

     INCOME TAXES: The general policy of the Company with respect to accounting for federal income taxes is to reflect in income the estimated amount of taxes currently payable and to provide for deferred taxes on certain items subject to temporary differences to the extent permitted by the various regulatory commissions. It is the policy of the Company to defer the investment tax credits and to amortize these credits over the productive lives of the related assets.

     TRANSACTIONS WITH AFFILIATES: Prior to February 5, 1993, the Company was a wholly-owned subsidiary of EUA. EUA has interests in other retail and wholesale utility companies, a service corporation, and other non-utility companies.

     Transactions between the Company and EUA affiliated companies include the following: accounting, engineering and other services rendered by EUA Service of approximately $209,000 in 1993. Transactions with other affiliated companies are subject to review by applicable regulatory commissions (See Note D -- Income Taxes).

     CASH AND TEMPORARY CASH INVESTMENTS: The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents.

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE D -- INCOME TAXES:

     Components of income tax expense for the year 1993 is as follows:

                                                                         1993
                                                                    ---------------
                                                                    (IN THOUSANDS)
          Federal:
               Current..........................................        $
               Deferred.........................................         (3,421)
               Investment Tax Credit, Net.......................           (630)
                                                                        -------
          Total Charge to Operations............................         (4,051)
                                                                        -------
          Charged to Other Income:
               Current..........................................
               Deferred.........................................            459
                                                                        -------
          Total charged to Other Income.........................            459
                                                                        -------
          Total.................................................        $(3,592)
                                                                        =======


     Total income tax expense (credit) was different from the amounts computed by applying federal income tax at statutory rates to book income subject to tax for the following reasons:

                                                                         1993
                                                                    ---------------
                                                                    (IN THOUSANDS)
          Federal Income Tax (FIT) Computed at Statutory
            Rates...............................................        $(4,559)
          Increases (Decreases) in Tax from:
               Depreciation of Equity AFUDC.....................            548
               Amortization of ITC..............................           (630)
               FIT Net Operating Loss Carryforward..............            926
               Nuclear Decommissioning Costs....................            313
               Other............................................           (190)
                                                                        -------
          Total Income Tax Expense (Credit).....................        $(3,592)
                                                                        =======


     The provision for deferred taxes resulting from temporary differences is comprised of the following:

                                                                         1993
                                                                    ---------------
                                                                    (IN THOUSANDS)

          Debt Component of AFUDC...............................        $(1,458)
          Capitalized Overheads.................................            (59)
          Excess Tax Depreciation...............................          7,181
          Net Operating Loss Carryforward.......................         (8,724)
          Provision for Estimated Loss on Seabrook Investment...            459
          Other.................................................           (361)
                                                                        -------
               Total............................................        $(2,962)
                                                                        =======

     The Company adopted FAS96 in 1990 which requires the use of the liability method to record deferred income taxes for temporary differences that are reported in different years for financial reporting and tax purposes. Under the liability method adopted by FAS96, deferred tax liabilities or assets are computed using the tax rates that will be in effect when the temporary differences reverse. Generally, for regulated companies, the changes in tax rates applied to accumulated deferred income taxes may not be immediately recognized in operating results because of rate making treatment and provisions in the Tax Reform Act of 1986.

     The Company has filed consolidated income tax returns together with EUA and other EUA affiliates. As a result of such consolidated filings, certain federal income tax benefits available to the Company have reduced the federal income tax obligations of EUA and such other EUA affiliates. Under a tax allocation

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

agreement between EUA and its subsidiaries, EUA and its subsidiaries compensate each other for the use of the tax benefits.

     As a result of the redemption of the Company's outstanding common stock, the Company was deconsolidated from the EUA tax group effective February 5, 1993. Under the terms of the Settlement Agreement, EUA is entitled to utilize the Company's tax credits to reduce EUA's 1993 consolidated tax liability without compensation (see Note B - Bankruptcy Proceeding). The Company will be included in EUA's consolidated tax return for the years 1992 and 1993. However, the Company's net operating losses of approximately $25 million arising from its post February 5, 1993 activities will not be included in the EUA consolidated tax return for 1993, and have been treated as available to the Company.

     To the extent that the Company's carryforwards of net operating losses, investment tax credits, alternative minimum tax credits, and deductions attributable to built in losses are available after the Company is no longer part of the consolidated return, the Company's ability to utilize these carryforwards will be significantly limited due to the impact of provisions of the tax law relating to the treatment of debt forgiveness in bankruptcy and the effect of changes in the ownership of the Company. The precise impact of these limitations cannot be determined until the Bankruptcy proceeding has concluded. In 1992, the Company reversed all accumulated tax benefits relating to carryforwards of net operating losses and alternative minimum tax credits to reflect the anticipated imposition of the limitations and the impact of the Settlement Agreement.

NOTE E -- CAPITAL STOCK:

     COMMON STOCK: On December 31, 1993, the Company had issued and outstanding, no shares of its Common Stock, par value $.01.

     PREFERRED STOCK: At December 31, 1993, the Company had outstanding no shares of preferred stock.

     Pursuant to the terms of the Settlement Agreements, on February 5, 1993 the Company redeemed all of its outstanding common and preferred stock, which were held by EUA, at no cost to the Company (See Note B -- Bankruptcy Proceeding). The redemption has been classified as treasury stock on the Company's financial statements as of December 31, 1993.

NOTE F -- LONG-TERM DEBT:

     As a result of the Bankruptcy filing, the Company is in default under the indenture pursuant to which the Secured Notes were issued. The current face amount of principal, and accrued interest to February 28, 1991, on the Company's Secured Notes is $279,597,200 and $14,126,174 respectively. The Secured Notes are collateralized in part principally with a security interest in the Company's 12.1% ownership interest in the realty and personalty of the Seabrook Project. As a result of the bankruptcy filing, the Company is in default under the indenture pursuant to which the Secured Notes were issued and ceased accruing interest expense as of February 28, 1991.

     The contractual interest expense on the Secured Notes in 1993 was approximately $49 million. In 1993, no interest was paid. The Company also had outstanding 180,000 CICs evidencing the right to receive additional payments contingent upon and measured by the Company's income in certain years following the commercial operation of Seabrook Unit 1. Under the Plan, the CICs have been extinguished. (See Note B -- Bankruptcy Proceeding)

     The Secured Notes and CICs are solely the obligation of the Company and are not guaranteed by EUA or any other person.

     The Series B Secured Notes, which have a stated maturity date of May 15, 1993, are redeemable at 100.125% of principal amount. The Series C Secured Notes have a stated maturity date of November 15, 1992.

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE G -- COMMITMENTS AND CONTINGENCIES:

  Nuclear Power Issues

     Like other nuclear generating facilities, the Seabrook Project is subject to extensive regulation by the NRC. The NRC is empowered to authorize the siting, construction and operation of nuclear reactors after consideration of public health, safety, environmental and anti-trust matters. The NRC has promulgated numerous requirements affecting safety systems, fire protection, emergency response planning and notification systems, and other aspects of nuclear plant construction, equipment and operation. The Company has been, and may be, affected to the extent of its proportionate share by the cost of any such modifications to Seabrook Unit 1.

     Nuclear units in the United States have been subject to widespread criticism and opposition. Some nuclear projects have been canceled following substantial construction delays and cost overruns as the result of licensing problems, unanticipated construction defects and other difficulties. Various groups have by litigation, legislation and participation in administrative proceedings sought to prohibit the completion and operation of nuclear units and the disposal of nuclear waste. In the event of shutdown of any unit, NRC regulations require that it be completely decontaminated of any residual radioactivity. The cost of such decommissioning, depending on the circumstances, could substantially exceed the owners' investment at the time of cancellation.

     Public controversy concerning nuclear power could adversely affect the operating license of Seabrook Unit 1. While the Company cannot predict the ultimate effect of such controversy, it is possible that it could result in a premature shutdown of the unit.

     The Price-Anderson Act provides, among other things, that the liability for damages resulting from a nuclear incident would not exceed an amount which at present is about $9.2 billion. Under the Price-Anderson Act, prior to operation of a nuclear reactor, the licensee is required to insure against this liability by purchasing the maximum amount of insurance available from private sources (currently $200 million) and to maintain the insurance available under a mandatory industry-wide retrospective rating program. Should an individual licensee's liability for an incident exceed $200 million, the difference between such liability and the overall maximum liability, currently about $9.2 billion, will be made up by the retrospective rating program. Under such a program, each owner of an operating nuclear facility may be assessed a retrospective premium of up to a limit of $79.3 million (which shall be adjusted for inflation at least every five years) for each reactor owned in the event of any one nuclear incident occurring at any reactor in the United States, with provision for payment of such assessment to be made over time as necessary to limit the payment in any one year to no more than $10 million per reactor owned. The Company would be obligated to pay its proportionate share of any such assessment.

     Joint owners of nuclear projects are also subject to the risk that one of their number may be unable or unwilling to finance its share of the project's costs, thus jeopardizing continuation of the project. On May 6, 1991, New Hampshire Electric Cooperative, Inc., a 2.2% owner of the Seabrook Project, announced that it had filed for Chapter 11 bankruptcy protection. A reorganization plan, filed by the New Hampshire Electric Cooperative with the Bankruptcy Court in September, 1991 and revised in January, 1992 was approved by the Bankruptcy Court in March 1992 and approved by the NHPUC on October 5, 1992. All appeals of the NHPUC order approving the reorganization have been resolved in NHEC's favor and the effective date of the plan occurred on December 1, 1993.

NUCLEAR FUEL AND NUCLEAR PLANT DECOMMISSIONING:

     The Seabrook Project joint owners have made, or expect to make, various arrangements for the acquisition of uranium concentrate, the conversion, enrichment, fabrication and utilization of nuclear fuel and the disposition of that fuel after use. The owners and lead participants of United States nuclear units have

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

entered into contracts with the DOE for disposal of spent nuclear fuel in accordance with the NWPA. The NWPA requires (subject to various contingencies) that the federal government design, license, construct and operate a permanent repository for high level radioactive wastes and spent nuclear fuel and establish prescribed fees for the disposal of such wastes and fuel. The NWPA specifies that the DOE provide for the disposal of such wastes and spent nuclear fuel starting in 1998. Objections on environmental and other grounds have been asserted against proposals for storage as well as disposal of spent fuel. The DOE anticipates that a permanent disposal site for spent fuel will be ready to accept fuel for storage on or before 2010. However, the NRC, which must license the site, stated only that a permanent repository will become available by the year 2025. At the Seabrook Project there is on-site storage capacity which, with minimal capital expenditures, should be sufficient for twenty years or until the year 2010. No near-term capital expenditures are anticipated to deal with any increase in storage requirements after 2010.

     The estimated cost to decommission Seabrook Unit 1, based on a study by the New Hampshire Yankee Division of the Public Service Company of New Hampshire, is approximately $351 million in 1993 dollars: The Company's share of that amount is approximately $42.5 million, or 12.1%. In 1993, the Company paid approximately $895,000 in decommissioning expenses.

     The agreements of purchase and sale under which the Company purchased its Seabrook interest required the Company to establish a fund of $10 million to secure payment of part of its share of decommissioning costs of Seabrook Unit 1 and any costs of cancellation of Seabrook Unit 1 or Unit 2. In May 1990, EUA guaranteed this obligation and the entire fund was released to EUA Power. Under the Settlement Agreement, EUA reaffirmed this guaranty.

  Seabrook Unit 2:

     The Company also has a 12.1% ownership interest in Seabrook Unit 2 in which it has assigned no value. On November 6, 1986, the joint owners of the Seabrook Project, recognizing that Seabrook Unit 2 had been canceled, voted to dispose of the Unit. Certain assets of Seabrook Unit 2 have been and are being sold from time to time to third parties. Plans regarding disposition of Seabrook Unit 2 are now under consideration, but have not been finalized and approved. The Company is unable, therefore, to estimate the costs for which it would be responsible in connection with the disposition of Seabrook Unit 2. Monthly charges are required to be paid by the Company with respect to Seabrook Unit 2 in order to preserve and protect its components and various warranties.

CONSTRUCTION EXPENDITURES

     Great Bay Power's cash construction expenditures, including nuclear fuel, are estimated to be approximately $4.3 million in 1994 and aggregate approximately $23.4 million for the years 1995 through 1998.

OTHER PROCEEDINGS

     In June 1991, the State of New Hampshire imposed a Nuclear Station Property Tax applicable only to the Seabrook Project. The Company paid its share of the tax, aggregating $4.2 million through December 31, 1992. In October 1991 the Attorneys General of Connecticut, Massachusetts and Rhode Island petitioned the United States Supreme Court in an original jurisdiction case for a determination of the legality of the tax, and in January 1992 the Supreme Court agreed to take the case. The parties to the litigation and other Joint Owners of Seabrook entered into a Settlement Agreement on April 13, 1993. In general, the terms of the Settlement Agreement are expected to result in a significant reduction in annual state taxes paid by the Company. In addition, under the terms of the Settlement Agreement, certain of the prior payments of the tax by the Company will be permitted to be credited against future taxes due. The Bankruptcy Court has approved the Settlement Agreement with respect to the Company.

                          GREAT BAY POWER CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993

NOTE H -- SUBSEQUENT EVENT

     On November 23, 1994, the Company emerged from Bankruptcy and adopted a new basis of accounting as required by Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" issued by the American Institute of Certified Public Accountants. Accordingly, the information contained in these financial statements is not comparable to the financial statements for periods beginning on or after November 23, 1994. The accompanying financial statements are not indicative of the financial position or the expected results of operations for periods beginning on or after November 23, 1994.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
BayCorp Holdings, Ltd.:

     We have audited the accompanying balance sheet of BayCorp Holdings, Ltd. as of March 31, 1996. This financial statement is the responsibility of BayCorp Holdings, Ltd. management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all respects, the financial position of BayCorp Holdings, Ltd. as of March 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 8, 1996

                             BAYCORP HOLDINGS, LTD.

                       BALANCE SHEET AS OF MARCH 31, 1996

                                           ASSETS
Cash................................................................................  $1,000
                                                                                      ------
          Total Assets..............................................................  $1,000
                                                                                      ======
                                    STOCKHOLDERS' EQUITY
Stockholders' Equity:
     Common Stock, $.01 par value--
       Authorized--20,000,000 shares
       Issued and outstanding--1,000 shares.........................................  $   10
                                                                                      ------
     Preferred stock, $.01 par value--
       Authorized--5,000,000 shares
       Issued and outstanding--none
     Additional paid-in capital.....................................................     990
                                                                                      ------
          Total stockholders' equity................................................  $1,000
                                                                                      ======

       The accompanying notes are an integral part of this balance sheet.

                             NOTES TO BALANCE SHEET
                                 MARCH 31, 1996

(1) ORGANIZATION

     BayCorp Holdings, Ltd., formerly Great Bay Holdings Corp. ("Holding Company"), is a newly formed Delaware corporation and currently is a wholly owned subsidiary of Great Bay Power Corporation ("Great Bay"). Holding Company is not engaged in any business activities other than in connection with a proposed merger with Great Bay. If the merger is consummated, Holding Company will be the sole shareholder of Great Bay.

     The purpose of the merger is to restructure Great Bay as a subsidiary of Holding Company in order to permit Holding Company to engage in business activities, through subsidiaries other than Great Bay, which Great Bay is currently prohibited from engaging in became of its status as an Exempt Wholesale Generator ("EWG") under the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"). As an EWG, Great Bay is limited to the generation and sale of electricity from the Seabrook Project in the wholesale electricity market and activities incidental thereto. Holding Company will be able to engage in other business activities which may be related or unrelated to those of Great Bay.

     The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Great Bay common stock.

(2) ACCOUNTING POLICIES

     The Holding Company expects to adopt the accounting policies of Great Bay if and when the merger is approved.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger (the "Merger Agreement") entered into as of May 28, 1996 by and among Great Bay Power Corporation, a New Hampshire corporation ("Great Bay" or the "Surviving Corporation"), BayCorp Holdings, Ltd., a Delaware corporation and currently a wholly-owned subsidiary of Great Bay ("Holding Company"), and GB Transitory Subsidiary, Inc., a New Hampshire corporation and a wholly-owned subsidiary of Holding Company ("Transitory Sub"). Holding Company, Transitory Sub and Great Bay are referred to collectively herein as the "Parties."

     In consideration of the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

     1.1 The Merger. At the Effective Date of the Merger (as hereinafter defined), Transitory Sub shall be merged with and into Great Bay (with such merger referred to herein as the "Merger") pursuant to Section 293-A:11.01 of the New Hampshire Business Corporation Act ("NHBCA"). From and after the Effective Date, the separate corporate existence of Transitory Sub shall cease and Great Bay shall continue as the surviving corporation in the Merger.

     1.2 Effective Date. The "Effective Date" shall be the time at which Great Bay and Transitory Sub file the articles of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the NHBCA (the "Articles of Merger") with the Secretary of State of the State of New Hampshire. The Merger shall have the effects set forth in Section 293-A:11.06 of the NHBCA.

     1.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Time, on a date to be specified by Great Bay (the "Closing Date"), at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, unless another date or place is agreed upon by the Parties.

                                   ARTICLE II

     2.1 Conversion of Securities. At the Effective Date, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each share of Great Bay Common Stock issued and outstanding immediately prior to the Effective Date, other than Dissenting Shares as hereinafter defined, shall be converted into the right to receive one share of common stock, $.01 par value per share, of Holding Company ("Holding Company Common Stock").

          (b) Each share of Great Bay Common Stock held in Great Bay's treasury immediately prior to the Effective Date shall be cancelled and retired without payment of any consideration therefor.

          (c) Each share of common stock, $.01 par value per share, of Transitory Sub issued and outstanding immediately prior to the Effective Date shall be converted into one share of Great Bay Common Stock.

          (d) Each share of common stock, $.01 par value per share, of Holding Company issued and outstanding immediately prior to the Effective Date shall cease to exist and all certificates representing such shares shall be cancelled.

     2.2  Options and Warrants.

          (a) At the Effective Date, each holder of options to purchase shares of Common Stock of Great Bay issued by Great Bay pursuant to its stock option plans ("Options"), whether vested or unvested, shall be granted substitute options to purchase shares of Holding Company Common Stock pursuant to Holding Company's 1996 Stock Option Plan ("Substitute Options"). Each Substitute Option shall be exercisable for the purchase of the number of shares of Holding Company Common Stock as is equal to the number of shares of Great Bay Common Stock subject to the unexercised portion of the Option in respect of which it is substituted. The exercise price per share of each Substitute Option shall be equal to the exercise price of the Option in respect of which it is substituted. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Substitute Option shall be identical to the those of the Option in respect of which it is substituted.

          (b) As soon as practicable after the Effective Date, Holding Company or the Surviving Corporation shall deliver to the holders of Options appropriate agreements evidencing Substitute Options as provided in this
     Section 2.2.

          (c) Great Bay's Common Stock Purchase Warrant dated as of February 14, 1996 held by PECO Energy Company exercisable for the purchase of 420,000 shares of Great Bay Common Stock shall be assumed by Holding Company and shall be converted into a warrant to purchase the number of shares of Holding Company Common Stock determined in accordance with the terms of such warrant.

     2.3 No Further Ownership Rights in Great Bay Common Stock. All shares of Holding Company Common Stock issued upon the surrender for exchange of shares of Great Bay Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Great Bay Common Stock, subject, however, to Holding Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Date which may have been declared or made by Great Bay on or prior to such date hereof and which remain unpaid at the Effective Date, and there shall be no further registration of transfers on the stock transfer books of Holding Company of the shares of Great Bay Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates (as defined in Section 2.5 below) are presented to Holding Company for any reason, they shall be cancelled and exchanged as provided in Section 2.5.

     2.4 Dissenting Shares. For purposes of this Merger Agreement, "Dissenting Shares" means shares of Great Bay Common Stock held as of the Effective Date by a shareholder of Great Bay who has not voted such shares in favor of the approval of this Merger Agreement, has held such shares of record on the record date after making a written demand for appraisal, continuously holds such shares through the Effective Date and otherwise properly exercises his or her dissenters' rights pursuant to Sections 293-A:13.01 - 293-A:13.31 of the NHBCA. Dissenting Shares shall not be converted into or represent the right to receive shares of Holding Company. Holders of Dissenting Shares shall only have such rights as provided under Sections 293-A:13.01 - 293-A:13.31 of the NHBCA.

     2.5 Exchange Procedures. As soon as reasonably practicable after the Effective Date, Holding Company shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Great Bay Common Stock (each a "Certificate" and collectively, the "Certificates") whose shares were converted pursuant to this Merger Agreement into the right to receive shares of Holding Company Common
Stock: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Holding Company and shall be in such form and have such other provisions as Holding Company may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holding Company Common Stock. Upon surrender of a Certificate for cancellation to Holding Company or to such other agent or agents as may be appointed by Holding Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Holding Company Common Stock which such holder has the right to receive pursuant to the provisions of this Merger Agreement, and the Certificate so surrendered shall immediately be cancelled.

     2.6 Succession. At the Effective Date, Transitory Sub shall be merged into Great Bay and Great Bay shall succeed to all of the rights, privileges, debts, liabilities, powers and property of Great Bay and Transitory Sub in the manner of and as more fully set forth in Section 293-A:11.06 of the NHBCA. Without limiting the foregoing, at the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of Transitory Sub shall be transferred to, vested in and devolved upon Great Bay without further act or deed and all property, rights, and every other interest of Great Bay and Transitory Sub shall be as effectively the property of Great Bay as they were of Great Bay and Transitory Sub, respectively. All rights of creditors of Transitory Sub and all liens upon any property of Transitory Sub shall be preserved unimpaired, and all debts, liabilities and duties of Transitory Sub shall attach to Great Bay and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                  ARTICLE III

     3.1 Articles of Incorporation. The Articles of Incorporation of Great Bay as the Surviving Corporation shall be the same as the Articles of Incorporation of Great Bay immediately prior to the Effective Date.

     3.2 By-Laws. The By-Laws of Great Bay as the Surviving Corporation shall be the same as the By-Laws of Great Bay immediately prior to the Effective Date.

     3.3 Directors and Officers. The directors of Great Bay shall be the directors of the Surviving Corporation as of the Effective Date. The officers of Great Bay shall be the officers of the Surviving Corporation after the Effective Date, retaining their respective positions.

                                   ARTICLE IV

     The respective obligations of each Party to this Merger Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     4.1 Great Bay Shareholder Approval. This Merger Agreement shall have been approved by the vote of the holders of a majority of the outstanding shares of Great Bay Common Stock.

     4.2 Approvals. Other than the filing provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any court, administrative agency or commission, regulatory entity or other governmental authority or instrumentality ("Governmental Entity") the failure of which to obtain would be reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of Great Bay, Transitory Sub and Holding Company taken as a whole shall have been filed, occurred or been obtained.

     4.3 Registration Statement. The Registration Statement on Form S-4 pursuant to which shares of Holding Company Common Stock issued in the Merger will be registered with the Securities and Exchange Commission shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of a stop order or proceedings seeking a stop order.

     4.4 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Holding Company's or Great Bay's conduct or operation of the business of Holding Company or Great Bay after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     4.5 Nasdaq. The shares of Holding Company Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

     4.6 Dissenting Shares. Unless waived by Great Bay, the number of Dissenting Shares shall not exceed 20,000 shares of Great Bay Common Stock as of the Effective Date.

                                   ARTICLE V

     5.1 Amendment and Termination. This Merger Agreement may be amended by the Board of Directors of Great Bay at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this Merger Agreement by the shareholders of Great Bay shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (2) alter or change any term of the Articles of Incorporation of Great Bay to be affected by the Merger or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of the stock of such corporation. This Merger Agreement may be terminated at any time prior to the Effective Date by the vote of the Board of Directors of Great Bay, notwithstanding shareholder approval of this Merger Agreement.

     5.2 Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

     5.3 Governing Law. This Merger Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the internal laws of the State of New Hampshire without regard to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Merger Agreement to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                            BAYCORP HOLDINGS, LTD.
                                            a Delaware corporation



                                            ------------------------------------
                                            John A. Tillinghast
                                            President

ATTEST:

- ------------------------------------------------------
Frank W. Getman Jr.
Secretary

                                            GREAT BAY POWER CORPORATION,
                                            a New Hampshire corporation



                                            ------------------------------------
                                            John A. Tillinghast
                                            President

ATTEST:

- ------------------------------------------------------
Frank W. Getman Jr.
Secretary

                                            GB TRANSITORY SUBSIDIARY, INC.,
                                            a New Hampshire corporation

                                            By:
                                                ----------------------------
                                              John A. Tillinghast
                                              President

ATTEST:

- ------------------------------------------------------
Frank W. Getman Jr.
Secretary

     I, Frank W. Getman Jr., Secretary of BayCorp Holdings, Ltd., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was approved by the shareholders representing at least a majority of the outstanding stock of said corporation entitled to vote thereon.

     WITNESS my hand on this      day of                , 1996



                                            ------------------------------------
                                            Frank W. Getman Jr.
                                            Secretary

     I, Frank W. Getman Jr., Secretary of Great Bay Power Corporation, a corporation organized and existing under the laws of the State of New Hampshire, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was approved by the stockholders representing at least a majority of the outstanding stock of said corporation entitled to vote thereon.

     WITNESS my hand on this      day of                , 1996



                                            ------------------------------------
                                            Frank W. Getman Jr.
                                            Secretary

     I, Frank W. Getman Jr., Secretary of GB Transitory Subsidiary, Inc., a corporation organized and existing under the laws of the State of New Hampshire, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was approved by the stockholders representing at least a majority of the outstanding stock of said corporation entitled to vote thereon.

     WITNESS my hand on this      day of                , 1996



                                            ------------------------------------
                                            Frank W. Getman Jr.
                                            Secretary

                                                                        ANNEX II

                               DISSENTERS' RIGHTS
                               ----------  ------

               A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     293-A:13.01 DEFINITIONS. In this subdivision:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RSA 293-A:13.02 and who exercises that right when and in the manner required by RSA 293-A:13.20 through 293-A:13.28.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporate on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     293-A:13.02 RIGHT TO DISSENT.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party:

          (i) If shareholder approval is required for the merger by RSA 293-A:11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

          (ii) If the corporation is a subsidiary that is merged with its parent under RSA 293-A:11.04.

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (i) Alters or abolishes a preferential right of the shares.

          (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

          (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RSA 293-A:6.04.

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this subdivision shall not challenge the corporate action creating his entitlement, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     293-A:13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                B. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     293-A:13.20 NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this subdivision and be accompanied by a copy of this subdivision.

     (b) If corporate action creating dissenters' rights under RSA 293-A:13.02 is taken without a vote of shareholders or by consent pursuant to RSA 293-A:7.04, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RSA 293-A:13.22.

     293-A:13.21 NOTICE OF INTENT FOR DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Shall deliver to the corporation before the vote is taken written notice of his intent for demand payment for his shares if the proposed action is effectuated; and

          (2) Shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this subdivision.

     293-A:13.22 DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RSA 293-A:13.21.

     (b) The dissenters' notice shall be sent no later than 10 days after corporate action was taken, and shall:

          (1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited.

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date.

          (4) Set a date by which the corporation shall receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date the notice is delivered.

          (5) Be accompanied by a copy of this subdivision.

     293-A:13.23 DUTY TO DEMAND PAYMENT.

     (a) A shareholder sent a dissenters' notice described in RSA 293-A:13.22 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth, in the dissenters' notice pursuant to RSA 293-A:13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificate where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subdivision.

     293-A:13.24 SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under RSA 293-A: 13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     293-A:13.25 PAYMENT.

     (a) Except as provided in RSA 293-A:13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with RSA 293-A:13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under RSA 293-A:13.28; and

          (5) A copy of this subdivision.

     293-A:13.26 FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing shares certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under RSA 293-A:13.22 and repeat the payment demand procedure.

     293-A:13.27 AFTER-ACQUIRED SHARES.

     (a) A corporation may elect to withhold payment required by RSA 293-A:
13.25 from a dissenter, unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RSA 293-A:13.28.

     293-A:13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under RSA 293-A:13.25, or reject the corporation's offer under RSA 293-A:13.27 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under RSA 293-A:13.25 or offered under RSA 293-A:13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under RSA 293-A:13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within 30 days after the corporation made or offered payment for his shares.

                        C. JUDICIAL APPRAISAL OF SHARES

     293-A:13.30 COURT ACTION.

     (a) If a demand for payment under RSA 293-A:13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of their value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or,

          (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under RSA 293-A:13.27.

     293-A:13.31 COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under RSA 293-A:13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RSA 293-A:13.28.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RSA 293- A:13.20 through RSA 293-A:13.28.

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

          (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenter similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       ANNEX III

                             BAYCORP HOLDINGS, LTD.

                             1996 STOCK OPTION PLAN
                                 APRIL 16, 1996

1.  PURPOSE

     The purpose of this plan (the "Plan") is to secure for BayCorp Holdings, Ltd. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.  TYPE OF OPTIONS AND ADMINISTRATION

     (a) Types of Options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     (b) Administration.

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.  ELIGIBILITY

     (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company and that options to directors shall only be granted pursuant to Section 3(c), below. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 400,000 shares of common stock during the ten-year term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b) Grant of Options to Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of an officer (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time and also qualifies as an "outside director" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time.

     (c) Grants of Options to Outside Directors. Every outside director (i.e., a director who is not employed by the Company) who is first elected as a director after the date that Great Bay Power Corporation becomes a wholly-owned subsidiary of the Company shall receive a grant of an option for 20,000 shares upon his election. In addition, every outside director shall receive a grant of an option for 20,000 shares upon such outside director's first reelection to the Board and an additional grant of an option for 20,000 shares upon such outside director's second reelection to the Board. If a Change in Control (as defined in Section 12(d) below) occurs there shall be granted to each outside director then serving an option for a number of shares equal to 60,000 reduced by the number of shares for which options were previously granted to such director; the exercise price for such option shall be the exercise price for the last option granted to the director prior to the Change in Control. No other awards of any kind shall be made to any outside director. Except as otherwise provided in the event of a Change in Control, the exercise price for an option granted under this Section 3(c) shall be 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

4.  STOCK SUBJECT TO PLAN

     Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 600,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance pursuant to exercise of Incentive Stock Options.

5.  FORMS OF OPTION AGREEMENTS

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.  PURCHASE PRICE

     (a) General. Subject to Section 3(b) and 3(c), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.  OPTION PERIOD

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.  EXERCISE OF OPTIONS

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.  NONTRANSFERABILITY OF OPTIONS

     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

     Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  INCENTIVE STOCK OPTIONS

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

          (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

             (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

             (ii) the option exercise period shall not exceed five years from the date of grant.

          (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

          (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

             (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

             (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

             (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  ADDITIONAL PROVISIONS

     (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

     (c) Vesting Upon Disability or Death. Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of an optionee, all unvested options shall immediately vest.

     (d) Change in Control. Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or
(iv) of this Section 12(d) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by two-thirds of the Disinterested Directors prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event shall not constitute a Change in Control of the Company for any purpose of the Plan.

13.  GENERAL RESTRICTIONS

     (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.  RIGHTS AS A SHAREHOLDER

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     (b) Board Authority to Make Adjustments.  Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.  NO SPECIAL EMPLOYMENT RIGHTS

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  OTHER EMPLOYEE BENEFITS

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.  AMENDMENT OF THE PLAN

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3. The provisions of Section 3(c), above, which relate to formula grants to outside directors may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

20.  WITHHOLDING

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.  CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.  EFFECTIVE DATE AND DURATION OF THE PLAN

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.  PROVISION FOR FOREIGN PARTICIPANTS

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                          Adopted by the Board of Directors on
                                          April 16, 1996.

                                          Approved by the Sole Stockholder on
                                          April 16, 1996.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) will be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him or her by virtue of his or her position as a director or officer of the Registrant if he acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and (b) will be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him or her by virtue of his or her position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification will be made with respect to any matter as to which such person will have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he or she is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses will be advanced to a director or officer at his or her request, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person will have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification will be made with respect to any matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


  EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
  -----------                                ----------------------
       *2.1      --Agreement and Plan of Merger dated as of May 28, 1996 by and among Great Bay
                   Power Corporation, the Registrant and GB Transitory Subsidiary, Inc., a copy of which appears as Annex I to the Prospectus contained as a part of this
                   Registration Statement.
       *3.1      --Certificate of Incorporation of the Registrant.
       *3.2      --By-Laws of the Registrant.
       *5.1      --Opinion of Hale and Dorr, counsel to the Registrant, as to legality of the securities being registered and consent.
       *8.1      --Opinion of Hale and Dorr, counsel to the Registrant, as to Tax Matters.

      *10.1      --Holding Company 1996 Stock Option Plan.
      *10.2      --Agreement Between Bangor Hydro-Electric Company, Central Maine Power Company,
                   Central Vermont Public Service Corporation, Fitchburg Gas and Electric Light
                   Company, Maine Public Service Company and EUA Power Corporation relating to use of certain transmission facilities dated October 20, 1986.
      *10.3      --Limited Guaranty by Eastern Utilities Associates of Decommissioning Costs in
                   favor of Joint Owners of the Seabrook Project dated May 5, 1990.
      *10.4      --Composite Agreement for Joint Ownership, Construction and Operation of New
                   Hampshire Nuclear Units, as amended, dated November 1, 1990.
      *10.5      --Seventh Amendment to and Restated Agreement for Seabrook Project Disbursing
                   Agent as amended through and including the Second Amendment, by and among
                   North Atlantic Energy Service Corporation, the Registrant and other Seabrook
                   Project owners dated November 1, 1990.
      *10.6      --Seabrook Project Managing Agent Operating Agreement by and among the North
                   Atlantic Energy Service Corporation, Great Bay and parties to the Joint
                   Ownership Agreement, dated June 29, 1992.
      *10.7      --Settlement Agreement by and among EUA Power Corporation, Eastern Utilities
                   Associates and the Official Bondholders' Committee dated November 18, 1992.
      *10.8      --Purchased Power Agreement between UNITIL Power Corporation and Great Bay dated April 26, 1993.
      *10.9      --Power Purchase Option Agreement between UNITIL Power Corporation and Great
                   Bay dated April 26, 1993.
     *10.10      --Second Mortgage and Security Agreement between UNITIL Power Corporation and
                   Great Bay dated December 22, 1993.
     *10.11      --Third Mortgage and Security Agreement between UNITIL Power Corporation and
                   Great Bay dated December 22, 1993.
     *10.12      --Registration Rights Agreement between Great Bay and the Selling Stockholders dated April 7, 1994 (the "Registration Rights Agreement").
     *10.13      --Amendment to Registration Rights Agreement between Great Bay and the Selling
                   Stockholders dated November 23, 1994.
     *10.14      --Stock and Subscription Agreement among Great Bay and the Selling Stockholders dated April 7, 1994.
     *10.15      --Acknowledgment and Amendment to Stock and Subscription Agreement, dated
                   November 23, 1994.
     *10.16      --Settlement Agreement by and among Great Bay, the Official Bondholders'
                   Committee and the Selling Stockholders dated September 9, 1994.
     *10.17      --Purchased Power Agreement between Freedom Electric Power Company and Great
                   Bay dated March 2, 1995.
     *10.18      --Letter Agreement, dated December 20, 1994, between Great Bay and the Selling
                   Stockholders amending Registration Rights Agreement, as previously amended on
                   November 23, 1994.
     *10.19      --Letter Agreement, dated March 28, 1995, between Great Bay and the Selling
                   Stockholders amending Registration Rights Agreement, as previously amended on
                   November 23, 1994 and December 20, 1994.

  EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
  -----------    -------------------------------------------------------------------------------
     *10.20      --Employment Agreement between John A. Tillinghast and Great Bay dated April
                   24, 1995.
     *10.21      --Incentive Stock Option Agreement, dated as of April 24, 1995, by and between
                   John A. Tillinghast and Great Bay.
     *10.22      --Employment Agreement between Frank W. Getman Jr. and Great Bay dated August
                   1, 1995.
     *10.23      --Incentive Stock Option Agreement, dated as of August 1, 1995, by and between
                   Frank W. Getman Jr. and Great Bay.
    *+10.29      --Services Agreement between PECO Energy Company and Great Bay dated November
                   3, 1995.
     *10.31      --Warrant, dated February 14, 1995, issued by Great Bay to PECO pursuant to the provisions of a Warrant Purchase Agreement.
     *10.32      --Warrant Purchase Agreement, dated as of November 3, 1995, by and between
                   Great Bay and PECO Energy Company.
       23.1      --Consent of Arthur Andersen LLP.
       23.2      --Consent of Arthur Andersen LLP.
       23.3      --Consent of Coopers & Lybrand L.L.P.
      *23.4      --Consent of Hale and Dorr (included in Exhibits 5.1 and 8.1).
      *24.1      --Powers of Attorney.
       99.1      --Form of Proxy.

- ---------------

* Previously filed.

+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

     (b) FINANCIAL STATEMENT SCHEDULES

     Financial Statement Schedules as of December 31, 1995 and the Report of Independent Public Accountants on such schedules are included in this Registration Statement. All other schedules are omitted because they are not applicable or are not required under Regulation S-X.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (b) The Registrant undertakes that every prospectus (1) that is filed pursuant to paragraph (a) immediately preceding, or (2) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and by-laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of New Hampshire this 10th day of June, 1996.


                                            BAYCORP HOLDINGS, LTD.

                                            By: /s/  JOHN A. TILLINGHAST
                                                ------------------------
                                                JOHN A. TILLINGHAST
                                                     PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                              TITLE(S)                    DATE
- ------------------------------------------  ------------------------------    --------------
         /s/  JOHN A. TILLINGHAST           President, Treasurer and           June 10, 1996
- ------------------------------------------  Director (principal executive
           JOHN A. TILLINGHAST              officer, principal financial
                                            officer and principal
                                            accounting officer)
                    *                       Director                           June 10, 1996
- ------------------------------------------
             ANDREW J. KURTZ
                    *                       Director                           June 10, 1996
- ------------------------------------------
           KENNETH A. BUCKFIRE
                    *                       Director                           June 10, 1996
- ------------------------------------------
          CHARLES A. LEEDS, JR.
      *By: /s/  JOHN A. TILLINGHAST
- ---------------------------------
       JOHN A. TILLINGHAST
        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



  EXHIBIT NO.                               DESCRIPTION OF EXHIBIT                               PAGE
  -----------                               ----------------------                               ----
       *2.1      --Agreement and Plan of Merger dated as of May 28, 1996 by and among Great
                   Bay Power Corporation, the Registrant and GB Transitory Subsidiary, Inc.,
                   a copy of which appears as Annex I to the Prospectus contained as a part of this Registration Statement............................................
       *3.1      --Certificate of Incorporation of the Registrant............................
       *3.2      --By-Laws of the Registrant.................................................
       *5.1      --Opinion of Hale and Dorr, counsel to the Registrant, as to legality of the securities being registered and consent...................................
       *8.1      --Opinion of Hale and Dorr, counsel to the Registrant, as to Tax Matters....
      *10.1      --Holding Company 1996 Stock Option Plan....................................
      *10.2      --Agreement Between Bangor Hydro-Electric Company, Central Maine Power
                   Company, Central Vermont Public Service Corporation, Fitchburg Gas and
                   Electric Light Company, Maine Public Service Company and EUA Power
                   Corporation relating to use of certain transmission facilities dated
                   October 20, 1986..........................................................
      *10.3      --Limited Guaranty by Eastern Utilities Associates of Decommissioning Costs
                   in favor of Joint Owners of the Seabrook Project dated May 5, 1990........
      *10.4      --Composite Agreement for Joint Ownership, Construction and Operation of New
                   Hampshire Nuclear Units, as amended, dated November 1, 1990...............
      *10.5      --Seventh Amendment to and Restated Agreement for Seabrook Project
                   Disbursing Agent as amended through and including the Second Amendment, by and among North Atlantic Energy Service Corporation, the Registrant and
                   other Seabrook Project owners dated November 1, 1990......................
      *10.6      --Seabrook Project Managing Agent Operating Agreement by and among the North
                   Atlantic Energy Service Corporation, Great Bay and parties to the Joint
                   Ownership Agreement, dated June 29, 1992..................................
      *10.7      --Settlement Agreement by and among EUA Power Corporation, Eastern Utilities
                   Associates and the Official Bondholders' Committee dated November 18,
                   1992......................................................................
      *10.8      --Purchased Power Agreement between UNITIL Power Corporation and Great Bay dated April 26, 1993......................................................
      *10.9      --Power Purchase Option Agreement between UNITIL Power Corporation and Great
                   Bay dated April 26, 1993..................................................
     *10.10      --Second Mortgage and Security Agreement between UNITIL Power Corporation and Great Bay dated December 22, 1993.....................................
     *10.11      --Third Mortgage and Security Agreement between UNITIL Power Corporation and
                   Great Bay dated December 22, 1993.........................................
     *10.12      --Registration Rights Agreement between Great Bay and the Selling
                   Stockholders dated April 7, 1994 (the "Registration Rights Agreement")....
     *10.13      --Amendment to Registration Rights Agreement between Great Bay and the
                   Selling Stockholders dated November 23, 1994..............................
     *10.14      --Stock and Subscription Agreement among Great Bay and the Selling
                   Stockholders dated April 7, 1994..........................................
     *10.15      --Acknowledgment and Amendment to Stock and Subscription Agreement, dated
                   November 23, 1994.........................................................
     *10.16      --Settlement Agreement by and among Great Bay, the Official Bondholders'
                   Committee and the Selling Stockholders dated September 9, 1994............
     *10.17      --Purchased Power Agreement between Freedom Electric Power Company and Great
                   Bay dated March 2, 1995...................................................
     *10.18      --Letter Agreement, dated December 20, 1994, between Great Bay and the
                   Selling Stockholders amending Registration Rights Agreement, as previously amended on November 23, 1994..............................................
     *10.19      --Letter Agreement, dated March 28, 1995, between Great Bay and the Selling
                   Stockholders amending Registration Rights Agreement, as previously amended on November 23, 1994 and December 20, 1994................................

  EXHIBIT NO.                               DESCRIPTION OF EXHIBIT                               PAGE
  -----------    ----------------------------------------------------------------------------    ----
     *10.20      --Employment Agreement between John A. Tillinghast and Great Bay dated April
                   24, 1995..................................................................
     *10.21      --Incentive Stock Option Agreement, dated as of April 24, 1995, by and between John A. Tillinghast and Great Bay.................................
     *10.22      --Employment Agreement between Frank W. Getman Jr. and Great Bay dated
                   August 1, 1995............................................................
     *10.23      --Incentive Stock Option Agreement, dated as of August 1, 1995, by and between Frank W. Getman Jr. and Great Bay.................................
    *+10.29      --Services Agreement between PECO Energy Company and Great Bay dated
                   November 3, 1995..........................................................
     *10.31      --Warrant, dated February 14, 1995, issued by Great Bay to PECO pursuant to the provisions of a Warrant Purchase Agreement............................
     *10.32      --Warrant Purchase Agreement, dated as of November 3, 1995, by and between
                   Great Bay and PECO Energy Company.........................................
       23.1      --Consent of Arthur Andersen LLP............................................
       23.2      --Consent of Arthur Andersen LLP............................................
       23.3      --Consent of Coopers & Lybrand L.L.P........................................
      *23.4      --Consent of Hale and Dorr (included in Exhibits 5.1 and 8.1)...............
      *24.1      --Powers of Attorney........................................................
       99.1      --Form of Proxy.............................................................

- ---------------

* Previously filed.

+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.